                                                                   EXHIBIT 10.17

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                          REMINGTON ARMS COMPANY, INC.
                                       and
                                RA FACTORS, INC.
                                  as Borrowers

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                                CREDIT AGREEMENT

                             Dated: January 24, 2003

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                           THE FINANCIAL INSTITUTIONS
                  PARTIES HERETO FROM TIME TO TIME, as Lenders

                                       and

  WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative and Collateral Agent,

                 FLEET CAPITAL CORPORATION, as Syndication Agent

                                       and

         NATIONAL CITY COMMERCIAL FINANCE, INC., as Documentation Agent

                       Arranger: WACHOVIA SECURITIES, INC.

================================================================================

                                TABLE OF CONTENTS

                                                                                  Page
                                                                                 ------
SECTION 1.  GENERAL DEFINITIONS AND MATTERS OF CONSTRUCTION.......................- 1 -
     1.1.   Defined Terms....................................................... .- 1 -
     1.2.   Accounting Terms.....................................................- 35 -
     1.3.   UCC Terms............................................................- 35 -
     1.4.   Certain Matters of Construction......................................- 35 -

SECTION 2.  CREDIT FACILITIES....................................................- 36 -
     2.1.   Revolver Facility....................................................- 36 -
     2.2.   Reserved.............................................................- 38 -
     2.3.   LC Facility..........................................................- 38 -

SECTION 3. INTEREST, FEES AND CHARGES............................................- 43 -
     3.1.   Interest.............................................................- 43 -
     3.2.   Fees.................................................................- 45 -
     3.3.   Computation of Interest and Fees.....................................- 46 -
     3.4.   Reimbursement of Expenses............................................- 46 -
     3.5.   Bank Charges.........................................................- 47 -
     3.6.   Illegality...........................................................- 47 -
     3.7.   Increased Costs......................................................- 47 -
     3.8.   Capital Adequacy.....................................................- 48 -
     3.9.   Funding Losses.......................................................- 49 -
     3.10.  Maximum Interest.....................................................- 49 -

SECTION 4. LOAN ADMINISTRATION...................................................- 50 -
     4.1.   Manner of Borrowing and Funding Revolver Loans.......................- 50 -
     4.2.   Defaulting Lender....................................................- 54 -
     4.3.   Special Provisions Governing Euro-Dollar Loans.......................- 54 -
     4.4.   Borrowers' Representative............................................- 54 -
     4.5.   All Revolver Loans to Constitute One Obligation......................- 55 -

SECTION 5. PAYMENTS..............................................................- 55 -
     5.1.   General Repayment Provisions.........................................- 55 -
     5.2.   Repayment of Revolver Loans..........................................- 55 -
     5.3.   Reserved.............................................................- 56 -
     5.4.   Prepayments..........................................................- 56 -
     5.5.   Payment of Other Obligations.........................................- 57 -
     5.6.   Marshalling; Payments Set Aside......................................- 57 -
     5.7.   Agent's Allocation of Payments and Collections.......................- 57 -
     5.8    Application of Payments and Collections..............................- 58 -
     5.9.   Revolver Loan Accounts; the Register; Account Stated.................- 59 -
     5.10.  Gross Up for Taxes; Withholding Tax Exemption........................- 59 -
     5.11.  Certain Rules Relating to the Payment of Additional Amounts..........- 61 -

     5.12.  Nature and Extent of Each Borrower's Liability.......................- 62 -

SECTION 6.  COMMITTED TERM AND TERMINATION OF COMMITMENTS........................- 63 -
     6.1.   Committed Term of Revolver Commitments...............................- 63 -
     6.2.   Termination..........................................................- 64 -

SECTION 7.  COLLATERAL...........................................................- 64 -
     7.1.   Collateral for Obligations...........................................- 64 -
     7.2.   Real Estate as Collateral............................................- 64 -
     7.3    Commercial Tort Claims...............................................- 65 -
     7.4.   Lien Perfection; Further Assurances..................................- 65 -

SECTION 8.  COLLATERAL ADMINISTRATION............................................- 65 -
     8.1.   General Provisions...................................................- 65 -
     8.2.   Administration of Accounts...........................................- 66 -
     8.3.   Administration of Inventory..........................................- 68 -
     8.4.   Administration of Equipment..........................................- 69 -
     8.5    Borrowing Base Certificates..........................................- 70 -
     8.6    Collateral Reporting.................................................- 70 -
     8.7.   Payment of Charges...................................................- 70 -

SECTION 9.  REPRESENTATIONS AND WARRANTIES.......................................- 70 -
     9.1.   General Representations and Warranties...............................- 70 -
     9.2.   Reaffirmation of Representations and Warranties......................- 77 -
     9.3.   Survival of Representations and Warranties...........................- 77 -

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS..................................- 78 -
     10.1.  Affirmative Covenants................................................- 78 -
     10.2.  Negative Covenants...................................................- 82 -
     10.3.  Specific Financial Covenants.........................................- 90 -
     10.4   Environmental Covenants..............................................- 90 -

SECTION 11. CONDITIONS PRECEDENT.................................................- 93 -
     11.1.  Conditions Precedent to Initial Credit Extensions....................- 93 -
     11.2.  Conditions Precedent to All Revolver Loans...........................- 94 -
     11.3.  Limited Waiver of Conditions Precedent...............................- 95 -

SECTION 12. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT....................- 95 -
     12.1.  Events of Default....................................................- 95 -
     12.2.  Acceleration of Obligations; Termination of Revolver Commitments.....- 97 -
     12.3.  Other Remedies.......................................................- 98 -
     12.4.  Setoff...............................................................- 98 -
     12.5.  Remedies Cumulative; No Waiver.......................................- 99 -

SECTION 13. PROVISIONS PERTAINING TO AGENTS AND LENDERS..........................- 99 -
     13.1.  Appointment, Authority and Duties of Agent...........................- 99 -

     13.2.  Agreements Regarding Collateral and Examination Reports.............- 101 -
     13.3.  Reliance By Agent...................................................- 102 -
     13.4.  Action Upon Default.................................................- 102 -
     13.5.  Ratable Sharing.....................................................- 103 -
     13.6.  Indemnification of Agent Indemnitees................................- 103 -
     13.7.  Limitation on Responsibilities of Agent..............................-104 -
     13.8.  Successor Agent and Co-Agent........................................- 105 -
     13.9.  Consents, Amendments and Waivers; Out-of-Formula Loans..............- 106 -
     13.10. Due Diligence and Non-Reliance......................................- 107 -
     13.11. Representations and Warranties of Lenders...........................- 108 -
     13.12. The Required and Supermajority Lenders..............................- 108 -
     13.13. Several Obligations.................................................- 108 -
     13.14. Agent in its Individual Capacity....................................- 108 -
     13.15. No Third Party Beneficiaries........................................- 109 -
     13.16. Notice of Transfer..................................................- 109 -
     13.17. Replacement of Certain Lenders......................................- 109 -
     13.18. Remittance of Payments and Collections..............................- 110 -
     13.19  Syndication/Documentation Agent and Arranger........................- 110 -

SECTION 14. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS................- 110 -
     14.1.  Successors and Assigns..............................................- 110 -
     14.2.  Participations......................................................- 111 -
     14.3.  Assignments.........................................................- 111 -
     14.4.  Tax Treatment.......................................................- 112 -

SECTION 15. MISCELLANEOUS.......................................................- 112 -
     15.1.  Power of Attorney...................................................- 112 -
     15.2.  General Indemnity...................................................- 113 -
     15.3.  Survival of All Indemnities.........................................- 114 -
     15.4.  Modification of Agreement...........................................- 114 -
     15.5.  Severability........................................................- 114 -
     15.6.  English Language....................................................- 114 -
     15.7.  Cumulative Effect; Conflict of Terms................................- 114 -
     15.8.  Execution in Counterparts...........................................- 114 -
     15.9.  Notice..............................................................- 115 -
     15.10  Performance of Borrower's Obligations...............................- 115 -
     15.11. Agent's, Required Lenders' or Supermajority Lenders' Consent........- 115 -
     15.12. Credit Inquiries....................................................- 115 -
     15.13. Time of Essence.....................................................- 115 -
     15.14. Entire Agreement; Exhibits and Schedules............................- 116 -
     15.15. Interpretation......................................................- 116 -
     15.16. Confidentiality.....................................................- 116 -
     15.17. Obligations of Lenders Several......................................- 116 -
     15.18  Advertising and Publicity...........................................- 117 -
     15.19. Governing Law.......................................................- 117 -
     15.20. Specific Waivers....................................................- 117 -

                                     - iv -

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A-1   Form of Revolver Note
Exhibit A-2   Form of Settlement Note
Exhibit B     Form of Letter of Credit Request
Exhibit C     Form of Notice of Conversion/Continuation
Exhibit D     Form of Notice of Borrowing
Exhibit E     Form of Compliance Certificate
Exhibit F     [Reserved]
Exhibit G     Form of Assignment and Acceptance
Exhibit H     Form of Notice
Exhibit I     Form of U.S. Tax Compliance Certificate

Schedule 8.1.1       Business Locations
Schedule 9.1.1       Jurisdictions in Which Each
                     Borrower and Each Subsidiary Is Authorized to Do
                     Business
Schedule 9.1.4       Capital Structure
Schedule 9.1.5       Corporate Names
Schedule 9.1.9       Financial Statements
Schedule 9.1.12      Surety Obligations
Schedule 9.1.13      Tax Identification Numbers of
                     Borrowers and Subsidiaries
Schedule 9.1.18      Contracts Restricting
                     Borrowers' and Subsidiaries' Right to Incur Debts
Schedule 9.1.19      Litigation
Schedule 9.1.21      Capitalized and Operating Leases
Schedule 9.1.22      Pension Plans
Schedule 9.1.24      Collective Bargaining Agreements; Labor Controversies
Schedule 9.1.27      Investments
Schedule 9.1.28      Bank Accounts
Schedule 9.1.30      Environmental Matters
Schedule 10.2.5      Permitted Liens
Schedule 10.2.21     Hedging Agreements

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT (this "Agreement") is made on January 24, 2003, by and among REMINGTON ARMS COMPANY, INC., a Delaware corporation with its chief executive office and principal place of business at 870 Remington Drive, Madison, North Carolina 27025 ("Remington"); RA FACTORS, INC., a Delaware corporation with its chief executive office and principal place of business at 870 Remington Drive, Madison, North Carolina 27025 ("Factors"; together with Remington, the "Borrowers" and individually a "Borrower"); the various financial institutions listed on the signature pages hereof and their respective successors and permitted assigns which become "Lenders" as provided herein; WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association with an office at 191 Peachtree Street, Atlanta, Georgia 30303, in its capacity as administrative and collateral agent for the Lenders (together with its successors in such capacities, the "Agent"); FLEET CAPITAL CORPORATION, a Rhode Island corporation with an office at 1633 Broadway, 29th Floor, New York, New York 10019, in its capacity as syndication agent (the "Syndication Agent"); and NATIONAL CITY COMMERCIAL FINANCE, INC., an Ohio corporation with an office at 400 National City-East Sixth Building, 1965 East Sixth Street, Cleveland, Ohio 44114, in its capacity as documentation agent (the "Documentation Agent").

                                R E C I T A L S:

     NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration receipt of which is acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1.   GENERAL DEFINITIONS AND MATTERS OF CONSTRUCTION

     1.1. Defined Terms. The following terms when used in this Agreement, including the preamble and recitals hereto, shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

          Account - shall have the meaning ascribed to the term "account" in the UCC and shall include any right of a Person to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance.

          Account Debtor - any Person who is or may become obligated under or on account of an Account, Instrument, Chattel Paper or Payment Intangible.

          Accounts Formula Amount - on any date of determination thereof, an amount equal to the sum of the (i) Applicable Accounts Percentage multiplied by the net amount of all Eligible Accounts on such date other than Eligible Dated Accounts; and (ii) the Applicable Accounts Percentage multiplied by the net amount of all Eligible Dated Accounts on such date. For purposes hereof, the phrase "net amount" shall mean, with respect to any Account on any date, the amount of such Account as shown on the invoice evidencing same less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) at any time issued, owing, claimed by the Account Debtor, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date.

          Acquisition - as defined in Section 10.2.13 of this Agreement.

          Adjusted London Interbank Offered Rate - as applicable to any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii)
     1.00 minus the Euro-Dollar Reserve Percentage.

          Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 10% or more of any class of the Equity Interests of a Person; or
     (iii) 10% or more of the Equity Interests of which is beneficially owned or held by a Person or a Subsidiary of a Person. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of any Equity Interest, by contract or otherwise.

          Agent - shall have the meaning ascribed to it in the preamble to this Agreement.

          Agent Indemnitees - each of Agent, Syndication Agent and Documentation Agent in its capacity as such under the Credit Documents and all of such agent's present and future officers, directors and agents.

          Agent Professionals - all professional persons at any time retained or employed by Agent, including all attorneys, accountants, consultants, appraisers, environmental engineers and auctioneers.

          Agreement - this Credit Agreement and all Exhibits and Schedules hereto.

          Alternate Base Rate - the greater of (i) the prime rate of interest announced from time to time by Wachovia, which may not be the lowest rate at which Wachovia makes loans or extends credit (Borrowers acknowledging that Wachovia makes loans and extends credit at, above and below the announced prime rate from time to time) or (ii) the Federal Funds Rate plus 0.50%.

          Amortizing Equipment Formula Amount - an amount equal to 85% of the net orderly liquidation value of Eligible Equipment (not to exceed $12,725,000) as determined by Agent on the Closing Date, which shall be the amount set forth hereinbelow; provided that the Amortizing Equipment Formula Amount shall be reduced from the initial Amortizing Equipment Formula Amount in effect on the Closing Date as set forth below, on the first day of each month after the Closing Date, commencing March 1, 2003, on a 60-month schedule of level monthly amortization, and further provided that upon any sale or other disposition of any Eligible Equipment included in the calculation of such value the Amortizing Equipment Formula Amount shall be reduced by the amount of such sold or disposed of Eligible Equipment that was included in such calculation. The Amortizing Equipment Formula Amount on the Closing Date shall be deemed to be $12,725,000.

          Applicable Accounts Percentage - a percentage that is equal to 85%, subject to adjustment after the Closing Date in accordance with Section 2.1.5.

          Applicable Inventory Percentage - a percentage that is equal to 75% with respect to Eligible Inventory consisting of Finished Goods and 25% with respect to Eligible Inventory consisting of Raw Materials, provided that the foregoing percentages shall be subject to adjustment after the Closing Date in accordance with Section 2.1.5.

          Applicable Law - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Credit Document in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of governmental bodies; and all orders, judgments and decrees of all courts and arbitrators.

          Applicable Margin - a percentage equal to 2.50% for Revolver Loans which are Euro-Dollar Loans and 1.25% for Revolver Loans which are Base Rate Loans; provided that, commencing on the first Pricing Adjustment Date by reference to the immediately preceding Pricing Determination Date and on each Pricing Adjustment Date thereafter, the Applicable Margin shall be increased or decreased, based upon the Average Consolidated Funded Debt to EBITDA Ratio as of such Pricing Determination Date, as set forth in the table below (but decreased only if on the relevant Pricing Determination Date no Default or Event of Default exists):

       Average Consolidated Funded Debt to   Applicable Margin for   Applicable Margin for
                  EBITDA Ratio                 Euro-Dollar Loans        Base Rate Loans
------------------------------------------------------------------------------------------
     Greater than 4.75 to 1.00                       3.00%                   1.50%

     Greater than or equal to 4.25 to 1.00           2.75%                   1.25%
     and less than 4.75 to 1.00

     Greater than or equal to 3.75 to 1.00           2.50%                   1.00%
     and less than 4.25 to 1.00

     Greater than or equal to 3.25 to 1.00           2.25%                   0.75%
     and less than 3.75 to 1.00

     Greater than or equal to 2.75 to 1.00           2.00%                   0.50%
     and less than 3.25 to 1.00

     Less than 2.75 to 1.00                          1.75%                   0.25%

     Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin shall be effective on the first day of the Fiscal Quarter following Agent's receipt of the applicable financial statements and corresponding Compliance Certificate (each a "Pricing Adjustment Date"). If the financial statements and the Compliance Certificate of Borrowers setting forth the Average Consolidated Funded Debt to EBITDA Ratio are not received by Agent by the date required pursuant to
     Section 10.1.3 of this Agreement, the Applicable Margin shall be determined as if the Average Consolidated Funded Debt to EBITDA Ratio exceeds 4.75 to
     1.00 until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure to timely deliver such financial statements or Compliance Certificate is waived in writing by Agent and Lenders in their sole discretion; provided, however, that nothing herein shall be deemed to prevent Agent and Lenders from charging interest at the Default Rate for so long as an Event of Default exists. For the final Fiscal Quarter of any Fiscal Year of Borrowers, Borrowers may provide the unaudited financial statements of Borrowers, subject only to absence of footnotes and year-end adjustments, for the purpose of determining the Applicable Margin, but if, upon delivery of the annual audited financial statements required to be submitted by Borrowers to Agent pursuant to Section 10.1.3(i) of this Agreement, Borrowers have not met the criteria for reduction of the Applicable Margin pursuant to the terms hereinabove for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended, then (a) such Applicable Margin reduction shall be terminated and, effective on the first day of the month following receipt by Agent of such audited financial statements, the Applicable Margin shall be the Applicable Margin that would have been in effect if such reduction had not been implemented based upon the unaudited financial statements of Borrowers for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended, and (b) Borrowers shall pay to Agent, for the benefit of the Lenders, on the first day of the month following receipt by Agent of such audited financial statements, an amount equal to the difference between the amount of interest that would have been paid on the principal amount of the Obligations using the Applicable Margin determined based upon such audited financial statements and the amount of interest actually paid during the period in which the reduction of the Applicable Margin was in effect based upon the unaudited financial statements for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended.

          Appraised NOLV - on any date of determination, the sum of the following amounts as calculated by Agent based on the most recent Appraisal obtained by Agent after the Closing Date:

               (i) an amount obtained by multiplying (a) a percentage obtained by dividing (1) the amount that is 85% of the Net Orderly Liquidation Value of Inventory consisting of Finished Goods shown in such Appraisal by (2) the Value of Eligible Inventory consisting of Finished Goods shown on the Borrowing Base Certificate for the date of such Appraisal, by (b) the Value of Eligible Inventory consisting of Finished Goods as of such date of determination;

               (ii) an amount obtained by multiplying (a) a percentage obtained by dividing (1) the amount that is 85% of the Net Orderly Liquidation Value of Inventory consisting of Raw Materials shown in such Appraisal by (2) the Value of Eligible Inventory consisting of Raw Materials shown on the Borrowing Base Certificate for the date of such Appraisal, by (b) the Value of Eligible Inventory consisting of Raw Materials as of such date of determination;

               (iii) an amount determined by multiplying the Net Orderly Liquidation Value of the Spare Parts and WIP Inventory as shown in such Appraisal by 85%.

          Appraisal - an appraisal of the Net Orderly Liquidation Value of the Inventory of Remington that is performed by an appraiser selected by Agent, is obtained not less frequently than annually, and is in form, scope and substance satisfactory to Agent.

          Approved Depository - means either (a) Agent or a Lender that is a bank or (b) another depository bank upon the execution and delivery by Agent and such other depository bank and the relevant Obligor of a Deposit Account Control Agreement.

          Arranger - Wachovia Securities, Inc., a Delaware corporation.

          Assignment and Acceptance - an assignment and acceptance entered into by a Lender and an Eligible Assignee and accepted by Agent, in the form of Exhibit G.

          Available Cash - on any date of determination thereof, all cash of an Obligor that is (i) on deposit on such date in one or more depository accounts of Remington and its Consolidated

     Subsidiaries with respect to which a Deposit Account Control Agreement is in effect, (ii) is not subject to a Lien or right of offset in favor of any Person other than Agent or a Lender and (to the extent allowed in the Deposit Account Control Agreement) the depository bank, and (iii) represents available funds that may be applied to the payment of the Obligations without restriction.

          Availability - the amount that Borrowers are entitled to borrow from time to time as Revolver Loans, such amount being the difference derived when the sum of the principal amount of Revolver Loans then outstanding (including any amounts that either of Agent or Lenders may have paid for the account of Borrowers pursuant to any of the Credit Documents and that have not been reimbursed by Borrowers and any outstanding Settlement Loans) is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is zero.

          Availability Reserve - on any date of determination thereof, an amount equal to the sum of the following (without duplication) (i) any amounts which any Obligor is obligated to pay pursuant to the provisions of any of the Credit Documents that Agent or any Lender elects to pay for the account of such Obligor in accordance with authority contained in any of the Credit Documents; (ii) the LC Reserve; (iii) the Inventory Reserve; (iv) the Hedging Agreement Reserve and all reserves established by Agent, in its discretion, in respect of any other Banking Relationship Debt; (v) an amount equal to the aggregate of all past due rent and other charges payable by an Obligor to a landlord, warehouseman or other Person that owns premises at which any Property of such Obligor is located plus, with respect to any premises for which Agent has not received a Lien Waiver acceptable to Agent, a sum equal to 3 months of the maximum amount of rent, taxes, and other charges that are payable by any Obligor to the landlord, warehouseman or other Person with respect to such premises; (vi) at any time the Required Lenders permit Borrowers to retain any Net Disposition Proceeds (and until the Required Lenders require that such Net Disposition Proceeds be used to repay the Obligations as required by Sections 5.4 and 8.1.2), the amount of such Net Disposition Proceeds retained by Borrowers; and (vii) such additional reserves as Agent, in its sole and absolute discretion, may elect to impose from time to time as a result of changes that Agent becomes aware of that have resulted or could reasonably be expected to result in a diminution in the quantity, quality or value of any Collateral or a dilution with respect to any of the Accounts.

          Average Available Cash - as of any date, the amount obtained by dividing (i) the aggregate of Available Cash as of the last Business Day in each calendar month for the 12-month period immediately preceding such date, by (ii) 12.

          Average Consolidated Funded Debt - as of any date, the amount obtained by dividing (i) the aggregate of the unpaid balance of Consolidated Funded Debt outstanding as of the last Business Day in each calendar month for the 12-month period immediately preceding such date, by (ii) 12; provided, that, for the purposes of calculating the Consolidated Funded Debt for the first 12-month period after the Closing Date, the amount of any Debt outstanding under the Existing Subordinated Notes during such period immediately preceding such date shall not be included and the amount of the Debt outstanding under the New Senior Notes upon issuance shall be included as if all of the New Senior Notes had been issued and outstanding throughout such preceding 12-month period.

          Average Consolidated Net Funded Debt to EBITDA Ratio - for any Fiscal Quarter, the ratio of Average Consolidated Net Funded Debt to Consolidated EBITDA for the period of 4 consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter.

          Average Consolidated Net Funded Debt - as of any date, the amount obtained by subtracting the Average Available Cash from the Average Consolidated Funded Debt.

          Average Revolver Facility Balance - for any period, the amount obtained by adding (i) the aggregate of the unpaid balance of Revolver Loans (excluding Settlement Loans) outstanding at the end of each day for the period in question to (ii) the aggregate of the unpaid balance of LC Obligations outstanding at the end of each day for the period in question, and by dividing such sum by the number of days in such period.

          Banking Relationship Debt - Debt or other obligations of a Borrower to any Lender that is a bank or any Affiliate of a Lender that is a bank and that arises out of or relates to (i) demand deposit and operating account relationships between Borrower and such Lender or Affiliate or any cash management services provided to such Borrower, (ii) Hedging Agreements with such Lender or Affiliate, and (iii) other products provided by such Lender or Affiliate to such Borrower, including merchant card services and ACH transfer services.

          Bankruptcy Code - title 11 of the United States Code.

          Base Rate Loan - a Revolver Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Alternate Base Rate.

          Board of Governors - the Board of Governors of the Federal Reserve System.

          Borrower and Borrowers - shall have the meanings ascribed to such terms in the preamble to this Agreement.

          Borrower Security Agreement - the Security Agreement to be executed by Borrowers on the Closing Date in favor of Agent and by which each Borrower shall grant to Agent, for the benefit of Lender Group, a Lien upon such Borrower's personal property assets, whenever acquired and wherever located, as security for the payment of the Obligations.

          Borrower Stock Pledge Agreement - the Pledge Agreement to be executed by Remington on the Closing Date in favor of Agent and by which Remington shall grant to Agent, for the benefit of the Lender Group, a Lien upon all Equity Interests held by Remington in each Subsidiary as security for the Obligations.

          Borrowing - a borrowing consisting of Revolver Loans of one Type made on the same day by Lenders (or by Wachovia in the case of a Borrowing funded by Settlement Loans) or a conversion of a Revolver Loan or Revolver Loans of one Type from Lenders on the same day.

          Borrowing Base - on any date of determination thereof, an amount equal to the lesser of: (a) the aggregate amount of the Revolver Commitments on such date minus the aggregate amount of LC Obligations outstanding on such date, or (b) an amount equal to the Formula Amount on such date.

          Borrowing Base Certificate - a certificate, in the form requested by Agent, by which Borrowers shall certify to Agent and Lenders, with such frequency as Agent may request, the amount of the Borrowing Base as of the date of the certificate and the calculation of such amount.

          Brands - RA Brands, L.L.C., a Delaware limited liability company.

          Brands Stock Pledge Agreement - the Pledge Agreement to be executed by Brands on the Closing Date in favor of the Agent and by which Remington shall grant to Agent, for the benefit of the Lender Group, a Lien upon all of the Equity Interests owned by Brands in Remington Licensing Corporation.

          BRS - Bruckmann, Rosser, Sherrill & Co., L.L.C.

          BRS Fund II - Bruckmann Rosser Sherrill & Co. II, L.P., a Delaware limited partnership.

          Business Interruption Insurance Assignment - the Collateral Assignment of Business Interruption Insurance to be executed by each Borrower on the Closing Date in favor of Agent, for the benefit of the Lender Group, as security for the payment of the Obligations.

          C&D Fund IV - The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership.

          CD&R - Clayton Dubilier & Rice, Inc., a Delaware corporation.

          Capital Expenditures - with respect to any Person, expenditures (whether paid in cash, capitalized as an asset or accrued as a liability) by such Person that, in accordance with GAAP, are or should be included in "capital expenditures" or similar items reflected in the Consolidated statement of cash flows of such Person, including all Capitalized Lease Obligations.

          Capitalized Lease Obligation - any Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

          Cash Collateral - cash or Cash Equivalents, and any interest earned thereon, that is deposited with Agent in accordance with this Agreement as security for any of the Obligations.

          Cash Collateral Account - a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be in Agent's name and subject to Agent's Liens.

          Cash Equivalents - (i) marketable direct obligations issued or unconditionally guaranteed by the government of the United States and backed by the full faith and credit of the government of the United States maturities of not more than 12 months from the date of acquisition; (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, bankers' acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of Canada or of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 (or better) by S&P or P-1 (or better) by Moody's, and (unless issued by a Lender) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above; and (iv) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 (or better) by S&P or P-1 (or better) by Moody's, and having a maturity within 9 months after the date of acquisition thereof.

          Cash Management Event - shall have the meaning ascribed to it in
     Section 8.2.5(ii).

          Cash Management Reinstatement Event - shall have the meaning ascribed to it in Section 8.2.5(ii).

          CERCLA - the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and its implementing regulations.

          Change of Control - the occurrence of any of the following events: (i) C&D Fund IV, CD&R, and BRS Fund II and any of their respective Affiliates (other than Affiliates that are portfolio companies) shall cease to own directly, of record and beneficially, in the aggregate, shares of Voting Stock having more than 50% of the total voting power of all outstanding shares of Voting Stock of Holding; (ii) a "change of control" under and as defined in the New Senior Notes Indenture shall occur; and (iii) Holding shall cease to own and control directly, of record and beneficially, 100% of each class of outstanding capital stock of Borrower free and clear of all Liens (except Liens created or permitted by the Holding Stock Pledge Agreement).

          Chattel Paper - shall have the meaning ascribed to the term "chattel paper" in the UCC.

          Closing Date - the date on which all of the conditions precedent in
     Section 11 of this Agreement are satisfied.

          Collateral - all of the Property and interests in Property described in Section 7 of this Agreement or in any of the Security Documents and any and all other Property and interests in Property of a Borrower that now or hereafter secure the payment or performance of any of the Obligations, including all Real Estate.

          Collateral Reserve Account - a Deposit Account established by an Obligor with Agent and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

          Commitment Termination Date - the date that is the soonest to occur of
     (i) the last day of the Committed Term, (ii) the date on which an order for relief under the Bankruptcy Code or any other insolvency law is entered (or deemed entered) upon any petition for such relief that is filed by or against any Obligor, (iii) the date on which Agent terminates the Revolver Commitments pursuant to Section 6.2.1 of this Agreement as a consequence of the occurrence of any Event of Default, or (iv) the date on which Borrower terminates the Revolver Commitments pursuant to Section 6.2.2 of this Agreement.

          Committed Term - a term commencing on the Closing Date and ending at 5:00 p.m. on January 23, 2008.

          Compliance Certificate - a Compliance Certificate to be provided by Borrowers to Agent in accordance with, and in the form annexed as Exhibit E to, this Agreement.

          Consolidated - the consolidation in accordance with GAAP of the accounts or other items of Borrowers and their Consolidated Subsidiaries as to which such term applies.

          Consolidated Adjusted EBITDA - for any period, the sum of the following during such period, calculated on a Consolidated basis: (i) Consolidated EBITDA, less (ii) Capital Expenditures paid, less (iii) Restricted Payments (other than the Special Distribution) paid, to the extent permitted by Section 10.2.7, less (iv) cash provisions for taxes based on income, provided that the amount of such cash provisions for taxes based on income may not be less than zero.

          Consolidated EBITDA - of any Person, for any period, the Consolidated Net Income of such Person for such period adjusted (i) to exclude the following items of income or expense to the extent that such items are included in the calculation of such Consolidated Net Income: (a) Consolidated Interest Expense, (b) any non-cash expenses and charges, (c) total income tax expense, (d) depreciation expense, (e) the expense associated with amortization of intangible and other assets, (f) non-cash provisions for reserves for discontinued operations, (g) any extraordinary, unusual or non-recurring gains or losses or charges or credits, (h) any gain or loss associated with the sale or write-down of assets, (i) any gain or loss accounted for by the equity method of accounting (except in the case of income to the extent of the amount of cash dividends or cash distributions paid to a Borrower or any Subsidiary by the entity accounted for by the equity method of accounting) and (j) amounts paid as permitted dividends that are treated as compensation expense, and (ii) to include the amount of any cash expenditures for charges previously added back to the calculation of Consolidated Net Income in prior periods.

          Consolidated Fixed Charge Coverage Ratio - for any period, the ratio of Consolidated Adjusted EBITDA to Consolidated Fixed Charges.

          Consolidated Fixed Charges - for any period, the sum of the following during such period, calculated on a Consolidated basis and without duplication: (i) Consolidated Interest Expense, plus (ii) scheduled principal payments of any long-term Debt coming due in the next period of equal length, plus (iii) payments made with respect to Capitalized Lease Obligations, plus (iv) the portion of the Amortizing Equipment Formula Amount amortized.

          Consolidated Funded Debt - with respect to any Obligor, at the date of determination thereof, all Debt for Money Borrowed, determined on a Consolidated basis in accordance with GAAP, which by its terms matures more than one year after such date, and any such Debt maturing within one year from such date which is renewable or extendible at the option of the obligor to a date more than one year from such date.

          Consolidated Interest Expense - of any Person, for any period, (i) consolidated cash interest expense of such Person for such period determined in accordance with GAAP minus (ii) consolidated cash interest income of such Person for such period determined in accordance with GAAP; provided, that, for the purposes of calculating the Consolidated Interest Expense for any period during the first 12 months after the Closing Date, the interest in respect of the Existing Subordinated Notes during the 12-month period immediately preceding such date shall not be included and the amount of interest in respect of the New Senior Notes upon issuance shall be included as if all of the New Senior Notes had been issued and outstanding throughout such preceding 12-month period.

          Consolidated Net Income - of any Person, for any period, net income of such Person for such period, determined on a consolidated basis in accordance with GAAP.

          Consolidated Subsidiaries - the Subsidiaries of a Borrower whose accounts are, at the time in question, consolidated in accordance with GAAP with those of Borrower.

          Contamination - the seeping, spilling, leaking, pumping, pouring, emitting, using, emptying, discharging, injecting, escaping, leaching, dumping, disposing, releasing or the presence of Regulated Substances at, under or upon any of the Real Estate or into the environment, or arising from any of the Real Estate or migrating to or from any of the Real Estate, which requires notification, treatment, response or removal action or remediation under any applicable Environmental Law.

          Contribution Agreement - the Contribution Agreement to be dated on or about the date hereof and to be executed by each Subsidiary Guarantor, Borrowers and Agent.

          Corrective Work - shall have the meaning ascribed to it in Section 10.4.10.

          Credit Documents - this Agreement, the Other Agreements and the Security Documents.

          Current Assets - at any date, the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP, except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

          CWA - the Clean Water Act (33 U.S.C. Sections 1251 et seq.).

          Debt - as applied to a Person means, without duplication: (i) all Indebtedness and all other items that, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Debt is to be determined, including Capitalized Lease Obligations; (ii) all obligations of other Persons which such Person has guaranteed; (iii) all reimbursement obligations in connection with letters of credit, letter of credit guaranties, or banker acceptances issued for the account of such Person;
     (iv) in the case of Borrowers (without duplication), the Obligations; and
     (v) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments by a fixed date are due.

          Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

          Default Rate - on any date, a rate per annum that is equal to (i) in the case of each Revolver Loan outstanding on such date, 2% in excess of the rate otherwise applicable to such Revolver Loan on such date, and (ii) in the case of any other Obligations outstanding on such date, 3.25% in excess of the Alternate Base Rate in effect on such date.

          Deposit Account - a "deposit account" as defined in the UCC or the Uniform Commercial Code of any applicable jurisdiction and, in any event, includes any demand, time, savings, passbook, money market or other depository account, or a certificate of deposit, maintained by a Borrower with any bank, savings and loan association, credit union or other depository institution.

          Deposit Account Control Agreement - a Deposit Account Control Agreement in form and substance acceptable to Agent that is executed and delivered with a depository bank at which a Borrower or other Obligor maintains a Deposit Account and by which Agent obtains control over such Deposit Account.

          Distribution - in respect of any entity, (i) any payment of any dividends or other distributions on Equity Interests of the entity (except distributions in such Equity Interests) or on account of any warrants to purchase or acquire any Equity Interests, (ii) any purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the entity or any Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of Equity Interests, or
     (iii) any setting apart of any assets of such entity or other analogous fund for any purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of such entity.

          Document - shall have the meaning ascribed to the term "document" in the UCC.

          Documentation Agent - shall have the meaning ascribed to it in the preamble to this Agreement.

          Domestic Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are closed.

          Domestic Subsidiary - as to either Borrower, a subsidiary of such Borrower organized under the laws of the United States of America, any state thereof or the District of Columbia.

          Eligible Account - an Account which arises in the Ordinary Course of Business from the sale of Inventory by Remington, is payable in U.S. Dollars, is owned by a Borrower free and clear of all Liens except for Permitted Liens, is subject at all times to Agent's duly perfected, first priority Lien, and is deemed by Agent, in the exercise of its credit judgment, to be an Eligible Account. Without limiting the generality of the foregoing, no Account of a Borrower shall be an Eligible Account if:

               (i) it arises out of a sale made to a Subsidiary or an Affiliate of such Borrower or to a Person controlled by an Affiliate of such Borrower;

               (ii) it is unpaid for more than 60 days after the original due date shown on the invoice or is either due or unpaid more than 90 days after the original invoice date;

               (iii) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder;

               (iv) the total unpaid Accounts of the Account Debtor (other than Wal-Mart) exceed 30% of the aggregate amount of all Eligible Accounts or exceed a credit limit established by Agent for such Account Debtor, in each case, to the extent of such excess, or, in the case of Wal-Mart, the total amount of unpaid Accounts owing by Wal-Mart exceed 50% of the aggregate amount of all Eligible Accounts, to the extent of such excess;

               (v) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached;

               (vi) the Account Debtor is also such Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account or has made any claim with respect to any other Account due from such Account Debtor to such Borrower, or the Account otherwise is or may become subject to any right of setoff, counterclaim, recoupment, reserve or chargeback (including advertising allowances and earned volume rebates), provided that the Accounts of such Account Debtor shall be ineligible only to the extent of such offset, counterclaim, disputed amount, reserve or chargeback (including advertising allowances and earned volume rebates) as calculated by the Agent;

               (vii) an Insolvency Proceeding has been commenced by or against the Account Debtor or the Account Debtor has suspended business or ceased to be Solvent;

               (viii) it arises from a sale to an Account Debtor with its principal office, assets or place of business outside the United States, Canada (other than the Province of Quebec) or Puerto Rico, unless the sale is backed by an irrevocable letter of credit that is issued or confirmed by a bank acceptable to Agent that is in form and substance acceptable to Agent and payable in the full amount of the Account in freely convertible U.S. Dollars at a place of payment within the United States, and, if requested by Agent, such letter of credit, or amounts payable thereunder, is collaterally assigned to Agent;

               (ix) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis;

               (x) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless such Borrower is not prohibited from assigning and does assign its right to payment of such Account to Agent, in a manner satisfactory to Agent, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C.
          Section 3727 and 41 U.S.C. Section 15), or is a Governmental Authority and Applicable Law disallows or restricts an assignment of Accounts on which it is the Account Debtor;

               (xi) the Account Debtor is located in any state imposing conditions on the right of a creditor to collect accounts receivable unless such Borrower has either qualified to transact business in such state as a foreign entity or filed a Notice of Business Activities Report or other required report with the appropriate officials in such state for the then current year;

               (xii) the Account Debtor is located in a state or other jurisdiction in which such Borrower is deemed to be doing business under the laws of such state or other jurisdiction and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless such Borrower has qualified as a foreign entity authorized to transact business in such state or has filed all required reports;

               (xiii) the Account is subject to a Lien other than a Permitted Lien;

               (xiv) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the Account otherwise does not represent a final sale;

               (xi) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;

               (xvi) such Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the Ordinary Course of Business of a Borrower for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account;

               (xvii) such Borrower has made an agreement with the Account Debtor to extend the time of payment thereof unless otherwise approved by Agent in writing;

               (xviii) the Account Debtor's payment history, credit rating or creditworthiness is not deemed to be acceptable to Agent, in the exercise of its credit judgment;

               (xix) the Account Debtor has made a partial payment with respect to such Account;

               (xx) it represents, in whole or in part, a billing for interest, fees or late charges, provided that such Account shall be ineligible only to the extent of the amount of such billing;

               (xxi) it arises from the sale of any Inventory that is not Eligible Inventory pursuant to clause (ii) of the definition of "Eligible Inventory"; or

               (xxii) it arises from a retail sale of Inventory to a Person who is purchasing the same primarily for personal, family or household purposes.

          Eligible Assignee - (i) a Person that is a Lender or a U.S. based Affiliate of a Lender; (ii) a commercial bank, finance company, insurance company or other financial institution, in each case that is organized under the laws of the United States or any state, has total assets in excess of $5 billion, extends credit of the type contemplated herein in the Ordinary Course of Business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA or any other Applicable Law and is reasonably acceptable to Agent and, unless a Default or an Event of Default exists, is reasonably acceptable to Borrowers (such approval by Borrowers, when required, not to be unreasonably withheld or delayed and to be deemed given by Borrowers if no objection is received by the assigning Lender and Agent from such Borrower within the earlier to occur of (a) 3 Business Days after notice of such proposed assignment has been provided by the assigning Lender as set forth in Section 14.3 of this Agreement and acknowledged by a Senior Officer of a Borrower or (b) 7 Business Days after such notice has been sent to a Borrower); and (iii) at any time that an Event of Default exists, any Person acceptable to Agent in its sole discretion, but such Person may not be a direct competitor of Remington unless at the time of assignment there is in process a liquidation of all or substantially all of the assets of a Borrower, whether conducted by a Borrower, Agent, a trustee for a Borrower or a representative of creditors of a Borrower.

          Eligible Dated Account - an Account that Agent would otherwise deem to be an Eligible Account except for the fact of its noncompliance with clause
     (ii) of the definition of "Eligible Account," but only if:

               (i) the original due date of such Account is no more than 60 days after the original invoice date and such Account is less than 60 days past due;

               (ii) the original due date of such Account is within 61 days to 91 days after the original invoice date and such Account is less than 30 days past due;

               (iii) the original due date of such Account is within 92 days to 180 days after the original invoice date and such Account is not past due; or

               (iv) the original due date of such Account is within 181 days to 270 days after the original invoice date and such Account is not past due, provided that such Account shall only be eligible (A) during the period commencing on January 1 and ending on September 30 in each year to the extent that the aggregate amount of all Eligible Dated Accounts described in this clause (iv) is $25,000,000 or less, and (B) during the period commencing on October 1 and ending on December 31 in each year to the extent that the aggregate amount of all Eligible Dated Accounts described in this clause (iv) is $12,000,000 or less.

          Eligible Equipment - new or used manufacturing or distribution Equipment that is owned by and in the possession of Remington, but only to the extent that such manufacturing or distribution Equipment (i) is used by Remington in the Ordinary Course of Business; (ii) is subject to Agent's duly perfected, first priority security interest and no other Lien that is not a Permitted Lien; (iii) is not subject to a lease; (iv) if such Equipment is located on premises that are not owned by Remington or such Equipment constitutes a fixture under Applicable Law, each landlord and mortgagee in respect of premises on which such Equipment is located or to which such fixture is attached has executed in favor of Agent a Lien Waiver in form and content satisfactory to Agent; (v) does not constitute an accession to other Equipment that is subject to any Lien (whether or not a Permitted Lien) in favor of Person other than Agent unless the holder of such Lien agrees in writing to disclaim any interest in the Equipment that is intended to be Eligible Equipment and authorizes the removal or detachment of such Equipment from the other Equipment that is the subject of such Person's Lien; and (vi) is in good operating order and condition and is readily saleable in its then condition.

          Eligible Inventory - Inventory (other than labels and supplies) which is owned by Remington and which Agent, in the exercise of its credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless:

               (i)     it is Raw Materials or Finished Goods;

               (ii) it is not held by Remington on consignment from or subject to any guaranteed sale, sale-or-return, sale-on-approval or repurchase agreement with any supplier, and it is not the subject of a negotiable warehouse receipt or other negotiable Document;

               (iii) it is in a condition that is suitable for sale without discount in the Ordinary Course of Business of Remington;

               (iv) it is not Slow-Moving Goods, obsolete or unmerchantable and is not goods returned to Remington by or repossessed from an Account Debtor;

               (v)     it meets all standards imposed by any Governmental
          Authority;

               (vi) it conforms in all respects to the warranties and representations set forth in this Agreement;

               (vii) it is at all times subject to Agent's duly perfected, first priority Lien and no other Lien except a Permitted Lien;

               (viii) it is in Remington's possession and control is situated at a location in compliance with this Agreement and is not in transit or outside the continental United States (other than Inventory in transit outside of the continental United States to the extent that Agent shall have determined that such Inventory is fully insured against loss with a loss payable endorsement in favor of Agent and as to which Inventory Agent shall have received original documents of title sufficient, in Agent's determination, to perfect a first priority Lien in such Inventory) and is not consigned to any Person;

               (ix) if such Inventory is located at premises that are not owned by Remington, Remington has procured from the owner or operator of such premises and delivered to Agent a Lien Waiver; and

               (x) it is not subject to any License Agreement or other agreement that limits, conditions or restricts Remington's or Agent's right to sell or otherwise dispose of such Inventory unless the Licensor has entered into a Licensor/Lender Agreement with Agent.

          Environmental Damages - all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, Liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time arising from releases of Regulated Substances, Contamination or violation of any Environmental Laws and including:

               (i) damages for personal injury, or injury to property or natural resources, occurring upon or off of any of the Real Estate, including lost profits, consequential damages, punitive damages, the cost of demolition and rebuilding of any improvements on real Property, interest and penalties;

               (ii) fees and expenses incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs and expenses incurred in connection with investigation, remediation or post-remediation monitoring, operation and maintenance, of any Regulated Substances or Contamination or violation of any Environmental Laws, including the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, contaminant, closure, restoration, treatment, investigation work or monitoring work required by any Environmental Laws or otherwise expended in connection with such conditions, including any and all Corrective Work, and further including any attorneys' fees, costs and expenses incurred in enforcing this Agreement or collecting any sums due hereunder;

               (iii) any additional costs required to take necessary precautions to protect against a release of Regulated Substances or Contamination on, in, under or affecting the Real Estate into the air, any body of water, any other public domain or any surrounding or adjoining areas;

               (iv) any costs incurred to comply, in connection with all or any portion of the any of the Real Estate or any area surrounding or adjoining the Real Estate, with all Environmental Laws;

               (v) liability to any third persons or Governmental Authorities for costs expended in connection with the items referenced in clause (ii) above; and

               (vi) diminution in the value of any of the Real Estate, and damages for the loss of business and restriction on the use or adverse impact on the marketing of rentable or usable space or of any amenity of any of the Real Estate.

          Environmental Laws - all federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders and consent decrees (together with all programs, permits and guidance documents promulgated by regulatory agencies, to the extent having the force of law), now or hereafter in effect, that relate to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, whether new or hereafter in effect, including CERCLA, RCRA and CWA.

          Environmental Lien - a Lien imposed by and in favor of any Governmental Authority for any (i) liabilities arising under any Environmental Laws or (ii) Environmental Damages arising from, or costs incurred by such Governmental Authority in response to, a Contamination or threatened Contamination.

          Environmental Notice - a notice (whether written or oral) from any Governmental Authority or any other Person of a possible or alleged noncompliance with or liability under any Environmental Laws, including any complaints, citations, demands or request from any Governmental Authority or any other Person for correction or remediation of any asserted violation of any Environmental Laws or any investigations concerning any asserted violation of any Environmental Laws that is issued to or received by an Obligor.

          Environmental Permit - any permit, license, approval, authorization, consent or waiver of or from any Governmental Authority that is applicable to any Property owned, leased, operated or otherwise used by an Obligor or the operations of an Obligor and that is required to be obtained under any Environmental Law.

          Equipment - shall have the meaning ascribed to the term "equipment" in the UCC and shall include all machinery, equipment, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description, whether now owned or hereafter acquired by a Borrower and wherever located, and all parts, accessories and special tools therefor, all accessions thereto and all substitutions and replacements thereof.

          Equity Interest - the interest of (i) a shareholder in a corporation,
     (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest.

          ERISA - the Employee Retirement Income Security Act of 1974, and all rules and regulations from time to time promulgated thereunder.

          Euro-Dollar Business Day - any Domestic Business Day on which dealings in U.S. Dollar deposits are carried out in the London interbank market.

          Euro-Dollar Loan - a Revolver Loan, or portion thereof, during any period in which it bears or is to bear interest at a rate based upon the Adjusted London Interbank Offered Rate.

          Euro-Dollar Reserve Percentage - for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          Event of Default - as defined in Section 12 of this Agreement.

          Existing Credit Agreement - the Amended and Restated Credit Agreement, dated as of April 28, 2000, among Remington, The Chase Manhattan Bank, Bank of America, N.A., Goldman Sachs Credit Partners L.P., Chase Securities Inc., Banc of America Securities LLC and the lenders from time to time parties thereto.

          Existing Subordinated Notes - Remington's outstanding 9-1/2% Senior Subordinated Notes due 2003.

          Extraordinary Expenses - all out-of-pocket costs, expenses, fees, and advances which either of Agent or any Lender may pay or become obligated to pay, whether prior to or after the occurrence of an Event of Default, on account of or in connection with (i) the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (ii) the defense of Agent's Lien upon any Collateral or the priority thereof or any adverse claim with respect to the Revolver Loans, the Credit Documents or the Collateral asserted by any Obligor, any receiver or trustee for any Obligor or any creditor or representative of creditors of any Obligor; (iii) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (iv) the collection of any of the Obligations; (v) the negotiation, documentation, and closing of any restructuring or forbearance agreement with respect to the Credit Documents or Obligations; (vi) amounts advanced by Agent pursuant to Section 8.1.3 of this Agreement or any similar provision in any of the other Credit Documents; (vii) the enforcement of any of the provisions of any of the Credit Documents; (viii) any payment under indemnity or other payment agreement provided by Agent to any financial institution in connection with any Collateral Reserve Account, Lockbox or Lien Waiver; or (ix) breakage costs under Section 3.9 of this Agreement. Such costs, expenses and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby

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     fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of a Borrower or independent contractors in liquidating any Collateral, travel expenses, all other fees and expenses payable or reimbursable by Borrowers or any other Obligor under any of the Credit Documents, and all other fees and expenses associated with the enforcement of rights or remedies under any of the Credit Documents, but excluding compensation paid to employees (including inside legal counsel who are employees) of Agent.

          Factoring Documents - all instruments, agreements, assignments and other documents at any time entered into between Remington and Factors, pursuant to which Remington shall sell and assign to Factors, and Factors shall purchase from Remington, any or all of the Accounts of Remington.

          Factors - shall have the meaning ascribed to such term in the preamble of this Agreement.

          Federal Funds Rate - for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided, that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Wachovia on such day on such transactions, as determined in good faith by Wachovia.

          Finished Goods - Inventory of Remington that is held for sale in the Ordinary Course of Business, including hunting/shooting sports products, ammunition, firearm-related accessories, clay targets, and fishing line products and powdered metal products.

          Fiscal Quarter - each of the fiscal quarters of Borrowers and their respective Consolidated Subsidiaries for tax and accounting purposes, which end on March 31, June 30, September 30 and December 31 of each Fiscal Year.

          Fiscal Year - the fiscal year of Borrowers and their respective Consolidated Subsidiaries for accounting and tax purposes, which ends on December 31 of each year.

          FLSA - the Fair Labor Standards Act (29 U.S.C. Section 201 et seq.)

          Foreign Subsidiary - as to any Person, a Subsidiary of such Person other than a Domestic Subsidiary.

          Formula Amount - on any date of determination thereof, an amount equal
     (i) to the sum of the Inventory Formula Amount, the Accounts Formula Amount and the Amortizing Equipment Formula Amount on such date, minus (ii) the Availability Reserve on such date.

          Funding Account - an account established by Borrowers at a bank in the United States for receipt of proceeds from the funding of Revolver Loans.

          GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

          GCA - The Gun Control Act of 1968.

          General Intangible - shall have the meaning ascribed to the term "general intangible" in the UCC.

          Governmental Approvals - all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

          Governmental Authority - any federal, state, county, municipal, provincial or other government authority (whether foreign or domestic), including any department, agency, bureau, instrumentality or political subdivision of any such authority.

          Guaranties - the Subsidiary Guaranty and each other guaranty of payment or performance by any other Guarantor that is not a Subsidiary Guarantor.

          Guarantor Patent and Trademark Agreement - the Patent and Trademark Security Agreement to be executed by Brands on the Closing Date in favor of Agent and by which Brands shall grant to Agent, for the benefit of the Lender Group, a Lien upon Brands' right, title and interest in and to all of its United States patents, patent applications, trademarks and trademark applications as security for the Obligations, to the extent provided therein.

          Guarantor Security Agreements - the Guarantor Security Agreements to be executed by each Guarantor on the Closing Date in favor of Agent and by which each Guarantor shall grant to Agent, for the benefit of the Lender Group, a Lien upon such Guarantor's personal property assets, whenever acquired and wherever located, as security for the payment of the Obligations.

          Guarantors - the Subsidiary Guarantors and each other Person who may hereafter guarantee the payment or performance of the whole or any part of the Obligations.

          Gun Control Laws - all present and future state, federal and local laws, rules, regulations, judgments, orders and ordinances, including the GCA, that in any manner regulate the production, sale, distribution or possession of any firearms, ammunition or related products manufactured, held for sale or sold by either Borrower.

          Hedging Agreement - any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          Hedging Agreement Reserve - on any date, a reserve that is equal to the aggregate amount of the estimated liability of Borrowers and their respective Subsidiaries under each Hedging Agreement with a Lender or any of its Affiliates and in effect on such date, as such estimated liability is shown on the last written report received by Agent from such Lender prior to such date. The estimated liability of a Borrower under any Hedging Agreement with a Lender or a Lender's Affiliate shall be the reasonable estimate thereof by such Lender or Affiliate employing its customary methodology; but Agent may (unless otherwise directed in writing by the Required Lenders) exclude from the calculation of such reserve the estimated liability of a Borrower under a Hedging Agreement that was not approved in writing by Agent, in its sole discretion, prior to a Borrower's becoming a party thereto.

          Holding - RACI Holding, Inc., a Delaware corporation.

          Holding Stock Pledge Agreement - the Pledge Agreement to be executed by Holding on the Closing Date in favor of Agent and by which Holding shall grant to Agent, for the benefit of the Lender Group, a Lien upon all of the Equity Interests owned by Holding in Remington.

          Indebtedness - with respect to any Person, without duplication, (i) all Debt of such Person for Money Borrowed; (ii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into the in the Ordinary Course of Business of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the Ordinary Course of Business of such Person and due within 6 months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person; (iv) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements; (v) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;
     (vi) all guaranties of such Person with respect to Debt of the type referred to in this definition of another Person; (vii) the net amount of all obligations of such Person under Hedging Agreements; (viii) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date; (ix) the principal portion of all obligations of such Person under off-balance sheet financing arrangements (including synthetic leases but excluding true operating leases); and (x) Debt of a type referred to in the preceding clauses (i) through (ix) of this definition of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer unless the terms of such Debt provide that such Person shall not be liable for any portion thereof.

          Indemnified Amount - in the case of the Agent Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Agent Indemnitees and against which Lenders or any Obligor have agreed to indemnify Agent Indemnitees pursuant to the terms of this Agreement or any of the other Credit Documents; in the case of Lender Indemnitees, the amount of any loss, cost, expense or damages suffered or incurred by any of the Lender Indemnitees and against which Lenders or any Obligor have agreed to indemnify Lender Indemnitees pursuant to the terms of this Agreement or any of the other Credit Documents; and in the case of the Wachovia Indemnitees, the amount of any loss, cost, expense or damages suffered or incurred by Wachovia Indemnitees and against which Lenders or any Obligor have agreed to indemnify the Wachovia Indemnitees pursuant to the terms of this Agreement or any of the other Credit Documents.

          Indemnified Claims - any and all claims, demands, liabilities, obligations, losses, damages (including Environmental Damages), penalties, actions, judgments, suits, awards, remedial response, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys', accountants', consultants' or paralegals' fees and expenses), whether arising under or in connection with the Credit Documents, under any Applicable Law (including any Environmental Law) or otherwise, that may now or hereafter be suffered or incurred by a Person and whether suffered or incurred in or as a result of any investigation, litigation, arbitration or other judicial or non-judicial proceeding or any appeals related thereto.

          Indemnitees - the Agent Indemnitees, the Lender Indemnitees and the Wachovia Indemnitees.

          Initial Subsidiary Guarantors - RBC and Brands.

          Insolvency Proceeding - any action, case or proceeding commenced by or against a Person, or any agreement of such Person, for (i) the entry of an order for relief under any chapter or provision of the Bankruptcy Code, or other insolvency or debt adjustment law (whether state, provincial, federal or foreign), (ii) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its Property, (iii) an assignment or trust mortgage for the benefit of creditors of such Person, or (iv) the liquidation, dissolution or winding up of the affairs of such Person.

          Instrument - shall have the meaning ascribed to the term "instrument" in the UCC.

          Intellectual Property - Property of a Person constituting under any Applicable Law a patent, patent application, copyright, trademark, service mark, trade name or mask work, or license or other right to use any of the foregoing.

          Intellectual Property Claim - the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that a Borrower's ownership, use, marketing, sale or distribution of any Inventory, Equipment, or other Property is violative of or otherwise infringes upon any Intellectual Property rights of such Person.

          Interest Period - shall have the meaning ascribed to it in Section
     3.1.3 of this Agreement.

          Inventory - shall have the meaning ascribed to the term "inventory" in the UCC and shall include all goods intended for sale or lease by a Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling or furnishing such goods or otherwise used or consumed in a Borrower's business (but excluding Equipment).

          Inventory Formula Amount - on any date of determination thereof, an amount equal to the least of (i) $62,500,000, (ii) the sum derived by multiplying the Applicable Inventory Percentage by the Value of Eligible Inventory consisting of Finished Goods and the Applicable Inventory Percentage by the Value of Eligible Inventory consisting of Raw Materials, or (iii) the Appraised NOLV as of such date.

          Inventory Reserve - such reserves as may be established from time to time by Agent in the exercise of its credit judgment to reflect changes in the saleability of any Inventory or such other factors as may negatively affect the Value of any Inventory. With limiting the generality of the foregoing, such reserves may include reserves based on obsolescence, seasonality, theft or other shrinkage, imbalance, change in composition or mix, or markdowns.

          Investment - any acquisition of Property by an Obligor or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of Equity Interests or Debt, or the purchase or acquisition by a Borrower or any of its Subsidiaries of any other Property, or a loan, advance, capital contribution or subscription.

          LC Application - an application (whether consisting of a single or several documents) to LC Issuer, on a form approved by LC Issuer, for the issuance of a Letter of Credit that is duly executed by a Borrower; provided, that, in the event of a conflict between the terms of any such application and this Agreement, the terms of this Agreement shall control.

          LC Documents - any and all agreements, instruments and documents required by LC Issuer to be executed at any time by Borrowers or any other Person and delivered to LC Issuer and/or Agent in connection with, or as a condition to the issuance of, a Letter of Credit, including each LC Application and each LC Reimbursement Agreement.

          LC Issuer - Wachovia, in its capacity as issuer of the Letters of Credit.

          LC Issuer Indemnitees - LC Issuer and its present and future officers, directors and agents.

          LC Obligations - on any date of determination thereof, an amount (in U.S. Dollars) equal to the sum of (i) all amounts then due and payable by any LC Obligor on such date under Section 2.3 of this Agreement or any applicable LC Reimbursement Agreement by reason of any payment made on or before such date by LC Issuer under a Letter of Credit plus (ii) the aggregate undrawn amount of all Letters of Credit which are then outstanding or for which an LC Application has been delivered to and accepted by LC Issuer.

          LC Obligor - each Borrower and each other Person who is liable to reimburse LC Issuer for any payment made by LC Issuer under a Letter of Credit.

          LC Reimbursement Agreement - a written agreement executed by an LC Obligor in favor of LC Issuer and providing for such LC Obligor's reimbursement to LC Issuer for any amount paid by LC Issuer under a Letter of Credit. The parties acknowledge that the agreement of an LC Obligor to reimburse LC Issuer in connection with a Letter of Credit may be embodied solely in the LC Application itself, in which event all references herein to the LC Reimbursement Agreement with respect to such Letter of Credit shall mean and refer to the applicable LC Application.

          LC Reserve - at any date, the aggregate of all LC Obligations outstanding on such date, other than LC Obligations that are fully secured by Cash Collateral pledged to Agent.

          Lender Group - Agent, Syndication Agent, Documentation Agent, each Lender and LC Issuer.

          Lender Group Indemnitees - the Agent Indemnitees, the Lender Indemnitees, and the LC Issuer Indemnitees.

          Lender Group Member - a Person who is a member of the Lender Group.

          Lender Indemnitees - each Lender in its capacity as a lender under this Agreement and its present and future officers, directors and agents.

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          Lenders - each of the financial institutions listed on the signature pages hereof, together with their respective successors and permitted assigns pursuant to Section 14.1 hereof, including Wachovia as the provider of Settlement Loans.

          Letter of Credit - a standby or documentary letter of credit issued by LC Issuer for the account of a Borrower pursuant to Section 2.3.

          Letter of Credit Request - a request by Borrowers, in the form of Exhibit B hereto, for the issuance by LC Issuer of a Letter of Credit.

          LIBOR Lending Office - with respect to a Lender, the office designated as a LIBOR Lending Office for such Lender on the signature page hereof (or on any Assignment and Acceptance, in the case of an assignee) and such other office of such Lender or any of its Affiliates that is hereafter designated by written notice to Agent.

          License Agreement - any agreement between Remington and a Licensor pursuant to which Remington is authorized to use certain Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of Remington.

          Licensor - any Person from whom Remington obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with Remington's manufacture, marketing, sale or other distribution of any Inventory.

          Licensor/Lender Agreement - an agreement between Agent and a Licensor by which Agent is given the unqualified right, vis-a-vis such Licensor, to enforce Agent's Liens with respect to, and to dispose of, Remington's Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of Remington's default under any License Agreement with such Licensor and which is otherwise in form and substance satisfactory to Agent.

          Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, each Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes. In no event shall the term "Lien" be deemed to include any license of Intellectual Property unless such license contains a grant of a security interest in such Intellectual Property.

          Lien Waiver - an agreement duly executed in favor of Agent, in form and content acceptable to Agent, by which (i) for locations leased by an Obligor, an owner or mortgagee of premises upon which any Property of an Obligor is located agrees to waive or subordinate any Lien it may have with respect to such Property in favor of Agent's Lien therein and to permit Agent to enter upon such premises and remove such Property or to use such premises to store or dispose of such Property, or (ii) for locations at which any Obligor places Inventory with a warehouseman or a processor, such warehouseman or processor agrees to waive or subordinate any Lien it may have with respect to such Property in favor of Agent's Lien therein and to permit Agent to enter upon such premises and remove such Property or to use such premises to store or dispose of such Property.

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          Loan - all or any portion of a Revolver Loan.

          Loan Account - the loan account established by each Lender on its books pursuant to Section 5.9 of this Agreement.

          Lockbox - shall have the meaning ascribed to it in Section 8.2.5 (ii).

          London Interbank Offered Rate - with respect to any Euro-Dollar Loan and for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in U.S. Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on the Telerate Page 3750 effective as of 11:00 a.m., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Agent, at approximately 10:00 a.m., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in U.S. Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

          Management Subscription Agreement - any stock subscription, stock option or similar agreement between Holding and an officer, director or employee of Remington or any of its Subsidiaries providing for the issuance of capital stock of Holding to such officer, director or employee.

          Margin Stock - shall have the meaning ascribed to it in Regulation U of the Board of Governors.

          Material Adverse Effect - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (i) has a material adverse effect upon the business, operations, Properties or condition (financial or otherwise) of Borrowers (taken together) or of all Obligors, (taken as a whole); (ii) has or may be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any of the other Credit Documents; (iii) has any material adverse effect upon the value of the whole or any material part of the Collateral, the Liens of Agent with respect to the Collateral or the priority of any such Liens;
     (iv) materially impairs the ability of any Obligor to perform its obligations under any of the Credit Documents, including repayment of any of the Obligations when due; or (v) materially impairs the ability of Agent or any Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Credit Documents and Applicable Law.

          Material Contract - an agreement to which an Obligor is a party (other than the Credit Documents) (i) which is deemed to be a material contract as provided in Regulation S-K promulgated by the Securities and Exchange Commission under the Securities Act of 1933 or (ii) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

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          Maximum Rate - the maximum non-usurious rate of interest permitted by
     Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Debt in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

          Money Borrowed - as applied to any Obligor, without duplication, (i) Debt arising from the lending of money by any other Person to such Obligor;
     (ii) Debt, whether or not in any such case arising from the lending of money by another Person to such Obligor, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Debt of an Obligor that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit, banker's acceptances, or guaranties of letters of credit or banker's acceptances; (v) Debt which is secured by a Lien on any asset of such Obligor, whether or not such Debt is assumed by such Obligor; and (vi) Debt of such Obligor under any guaranty of obligations that would constitute Debt for Money Borrowed under clauses (i) through (v) hereof, if owed directly by such Obligor.

          Moody's - Moody's Investors Services, Inc.

          Mortgage - a mortgage, leasehold mortgage, deed of trust or security deed to be executed by an Obligor after the Closing Date in favor of Agent and by which such Obligor shall grant and convey to Agent, for the benefit of the Lender Group, a Lien upon Real Estate of such Obligor as security for the Obligations.

          Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

          Net Disposition Proceeds - with respect to a sale, lease, transfer or other disposition of any Collateral (other than Inventory sold by Remington in the Ordinary Course of Business and replacements of Equipment pursuant to Section 8.4.2(ii)), the proceeds (including cash receivable (when received) by way of deferred payment) received by a Borrower in cash from the sale, lease, transfer or other disposition of Collateral, including insurance proceeds and awards of compensation received with respect to the destruction or condemnation of all or part of any Collateral, net of: (i) the reasonable and customary costs and expenses of such sale, lease, transfer or other disposition (including legal fees and sales commissions);
     (ii) amounts applied to repayment of Debt (other than the Obligations) secured by a Permitted Lien on such Collateral disposed of that is senior to Agent's Liens; (iii) in connection with any sale of Collateral, a reasonable reserve (not to exceed 5% of the total purchase price) for post-closing adjustments to the purchase price pursuant to any agreement governing the sale, provided that, upon the expiration of not more than 90 days after the sale, any remaining reserve balance is remitted to Agent for application to the Obligations; and (iv) provided no Cash Management Event has occurred (unless a Cash Management Reinstatement Event has subsequently occurred), no Event of Default exists at the time of, and no Out-of-Formula Condition would result from any such sale, lease, transfer or other disposition, Taxes paid or reasonably estimated to be paid as a result of such disposition and appropriate amounts to be provided by a Borrower or a Subsidiary as a reserve, in accordance with GAAP, or any Debt associated with such disposition or any asset involved in such disposition and retained by a Borrower or such Subsidiary, as the case may be, after such disposition.

          Net Orderly Liquidation Value - the appraised orderly liquidation value of Inventory net of all costs, fees and expenses of such liquidation as determined from time to time pursuant to an Appraisal.

          New Senior Notes - Remington's 10 1/2% Senior Notes in the aggregate principal amount of $200,000,000, due 2011.

          New Senior Notes Indenture - the Indenture dated as of
     January 24, 2003, pursuant to which, among other things, U. S. Bank and Trust, National Association is appointed and serves as Indenture Trustee for the holders of the New Senior Notes.

          Non-Excluded Taxes - as defined in Section 5.10 of this Agreement.

          Notes - each Revolver Note, the Settlement Note and any other promissory note executed by Borrowers at Agent's request to evidence any of the Obligations.

          Notice of Borrowing - as defined in Section 4.1.1(i) of this Agreement.

          Notice of Conversion/Continuation - as defined in Section 3.1.2(ii) of this Agreement.

          Obligations - in each case, whether now in existence or hereafter arising, (i) the principal of, and interest and premium, if any, on, the Revolver Loans; (ii) all LC Obligations and all other obligations of any Obligor to LC Issuer or any other Lender Group Member arising in connection with the issuance of any Letter of Credit; (iii) all Debt and other obligations of a Borrower to any Lender Group Member or any Affiliate of a Lender Group Member for any Banking Relationship Debt; and (iv) all other Debts, covenants and duties now or at any time or times hereafter owing by any Obligor to any Lender Group Member or any Affiliate of a Lender Group Member arising under or pursuant to this Agreement or any of the other Credit Documents, whether evidenced by any note or other writing, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all interests, charges, expenses, fees, attorney's fees or other sums (including Extraordinary Expenses) chargeable to any or all Obligors hereunder or under any of the other Credit Documents.

          Obligor - each Borrower, each LC Obligor, each Guarantor and any other Person that is at any time liable for the payment of the whole or any part of the Obligations.

          Ordinary Course of Business - with respect to any transaction involving any Person, the ordinary course of such Person's business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Credit Document.

          Organization Documents - with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, operating agreement, partnership agreement or similar agreement or instrument governing the formation or operation of such Person.

          OSHA - the Occupational Safety and Hazard Act of 1970.

          Other Agreements - the Notes, the Guaranties, the LC Documents, the Contribution Agreement, each Licensor/Lender Agreement, and any and all agreements, instruments and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed by a Borrower, any Obligor or any other Person and delivered to any Lender Group Member in respect of the transactions contemplated by this Agreement.

          Out-of-Formula Condition - as defined in Section 2.1.2 of this Agreement.

          Out-of-Formula Loan - a Revolver Loan made when an Out-of-Formula Condition exists or the amount of any Revolver Loan which, when funded, results in an Out-of-Formula Condition.

          Participant - as defined in Section 14.2.1 of this Agreement.

          Payment Intangible - shall have the meaning ascribed to the term "payment intangible" in the UCC.

          Payment Items - all checks, drafts, or other items of payment payable to a Borrower, including proceeds of any of the Collateral.

          Pending Revolver Loans - at any date, the aggregate principal amount of all Revolver Loans which have been requested in any Notice of Borrowing received by Agent but which have not theretofore been advanced by Agent or Lenders.

          Permitted Acquisition - as defined in Section 10.2.13 of this Agreement.

          Permitted Lien - a Lien of a kind specified in Section 10.2.5 of this Agreement.

          Permitted Purchase Money Debt - Purchase Money Debt of a Borrower and its Subsidiaries which is incurred on or after the date of this Agreement, is secured by no Lien or only by a Purchase Money Lien and provided that the aggregate amount of Purchase Money Debt outstanding at any time does not exceed $7,500,000. For the purposes of this definition, the principal amount of any Purchase Money Debt consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

          Person - an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

          Plan - an employee benefit plan now or hereafter maintained for employees of each Borrower that is covered by Title IV of ERISA.

          Pricing Adjustment Date - as defined in the definition of Applicable Margin.

          Pricing Determination Date - shall mean March 31, 2003, and the last day of each June, September, December and March thereafter.

          Pro Rata - a share of or in all Revolver Loans, participations in LC Obligations, liabilities, payments, proceeds, collections, Collateral and Extraordinary Expenses, which share for any Lender on any day shall be a percentage (expressed as a decimal, rounded to the ninth decimal place) arrived at by dividing the amount of the Revolver Commitment of such Lender on such date by the aggregate amount of the Revolver Commitments of all Lenders on such date.

          Projected Availability - at any date of determination, Availability as projected in the Projections for the immediately succeeding 12-month period.

          Projections - (i) prior to the Closing Date and thereafter until Agent and Lenders receive new projections pursuant to Section 10.1.5 hereof, the projections of each Borrower's financial condition, results of operations, cash flow and Projected Availability, prepared on a monthly basis for the Fiscal Year ending December 31, 2003, and on an annual basis for the Fiscal Years ending 2004, 2005, 2006 and 2007; and (ii) thereafter, the projections most recently received by Agent and Lenders pursuant to and as required by Section 10.1.5 hereof.

          Properly Contested - in the case of any Debt of an Obligor (including any Taxes) that is not paid as and when due or payable by reason of such Obligor's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Debt is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Obligor has established appropriate reserves as shall be required in conformity with GAAP, (iii) the non-payment of such Debt will not have a Material Adverse Effect and will not result in a forfeiture of any material assets of such Obligor; (iv) no Lien is imposed upon any of such Obligor's assets with respect to such Debt unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Debt results from, or is determined by the entry, rendition or issuance against an Obligor or any of its assets of, a judgment, writ, order or decree, execution on such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely to such Obligor, such Obligor forthwith pays such Debt and all penalties, interest and other amounts due in connection therewith.

          Property - any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

          Purchase Money Debt - means and includes (i) Debt (other than the Obligations) for the payment of all or any part of the purchase price of any Equipment or other fixed assets, (ii) any Debt (other than the Obligations) incurred at the time of or within 30 days prior to or after the acquisition of any Equipment or other fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings (but not any increases in the principal amounts) thereof outstanding at the time.

          Purchase Money Lien - a Lien upon Equipment or other fixed assets which secures Purchase Money Debt, but only if such Lien shall at all times be confined solely to the Equipment or other fixed assets acquired through the incurrence of the Purchase Money Debt secured by such Lien.

          Raw Materials - materials owned and used by Remington in the Ordinary Course of Business in the production of Finished Goods, including steel, lead, brass, powder, plastics and wood.

          RBC - RBC Holding, Inc., a Delaware corporation.

          RBC Pledge Agreement - the Pledge Agreement to be executed by RBC on the Closing Date in favor of Agent and by which RBC shall grant to Agent, for the benefit of the Lender Group, a Lien upon all of the Equity Interests owned by RBC in Brands.

          RCRA - the Resource Conservation and Recovery Act (42 U.S.C. Sections 6991-6991i) and all rules and regulations promulgated pursuant thereto.

          Real Estate - all parcels or tracts of real Property owned by any Obligor and located in Lonoke County, Arkansas; Herkimer County, New York; Graves County, Kentucky; Hardin County, Kentucky; Lexington County, Missouri; Hancock County, Ohio; Ponotoc County, Oklahoma; and Rockingham County, North Carolina.

          Real Property Documentation - means the following as to each parcel of the Real Estate (except that the Agent may in its discretion waive or suspend the requirement for delivery of certain of the Real Property Documentation for any of the Real Estate, other than, unless directed by the Required Lenders, one or more Mortgages);

               (i) an owner's/lessee's affidavit for each parcel or tract of such Real Estate;

               (ii)    a Mortgage for each parcel or tract of Real Estate;

               (iii) such consents, acknowledgments, intercreditor or attornment and subordination agreements as Agent may require from any Person with respect to any portion of such Real Estate;

               (iv) a certificate as to the insurance required by the related Mortgage, to the extent not theretofore furnished pursuant to this Agreement;

               (v) if a Default or Event of Default exists or Agent or the Required Lenders determine in good faith that it is or may be required by applicable banking or other regulatory law or regulations, an appraisal of such Real Estate, prepared by an appraiser satisfactory to Agent and engaged by and on behalf of the Agent and Lenders;

               (vi) any revenue ruling or similar assurance from the department of revenue or taxation requested by the Agent with respect to any stamp, intangible or other taxes payable in connection with the filing for record of any of the Mortgages; and

               (vii) the surveys, title insurance and flood insurance required by Sections 10.1.11, 10.1.12 and 10.1.13.

          Regulated Substances - any substances, chemicals, materials or elements that are prohibited, limited or regulated by the Environmental Laws, or any other substances, chemicals, materials or elements that are defined as "hazardous" or "toxic," under the Environmental Laws, or that are harmful to the health of occupants or users of the Real Estate. Without limiting the generality of the foregoing, the term "Regulated Substances" shall also include any substance, chemical, material or element (i) defined as a "hazardous substance;" (ii) defined as a "regulated substance" within the meaning of Subtitle I of the RCRA; (iii) designated as a "hazardous substance" pursuant to Section 311 of the CWA, or listed pursuant to Section 307 of the CWA; (iv) defined as "hazardous," "toxic" or otherwise regulated, under any Environmental Laws adopted by the state in which the Real Estate is located, or its agencies or political subdivisions; (v) which is petroleum, petroleum products or derivatives or constituents thereof; (vi) which is asbestos or asbestos-containing materials; (vii) the presence of which requires notification, investigation or remediation under any Environmental Laws; (viii) the presence of which on the Real Estate causes or threatens to cause a nuisance upon the Real Estate or to adjacent properties or poses or threatens to pose a hazard to the health or safety of Persons on or about the Real Estate; (ix) the presence of which on adjacent properties would constitute a trespass by an Obligor (x) which is urea formaldehyde foam insulation or urea formaldehyde foam insulation-containing materials (lead base paint or lead base paint-containing materials, polychlorinated biphenyls or polychlorinated biphenyl-containing materials, radon or radon-containing or producing materials, radioactive substances, methane or volatile hydrocarbons; or
     (xi) which by any Environmental Laws requires special handling in its collection, storage, treatment, or disposal.

          Regulation D - Regulation D of the Board of Governors.

          Register - the register maintained by Agent in accordance with Section
     5.9.2 of this Agreement.

          Reimbursement Date - as defined in Section 2.3.1(iii) of this Agreement.

          Remington - shall have the meaning ascribed to such term in the preamble to this Agreement.

          Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

          Required Lenders - at any date of determination thereof, Lenders having Revolver Commitments representing more than 50% of the aggregate Revolver Commitments at such time; provided, however, that if any Lender shall be in breach of any of its obligations hereunder to Borrowers or Agent, including any breach resulting from its failure to honor its Revolver Commitment in accordance with the terms of this Agreement, then, for so long as such breach continues, the term "Required Lenders" shall mean Lenders (excluding each Lender that is in breach of its obligations hereunder) having Revolver Commitments representing more than 50% of the aggregate Revolver Commitments (excluding the Revolver Commitments of each Lender that is in breach of its obligations hereunder) at such time; provided further, however, that if the Revolver Commitments have been terminated, the term "Required Lenders" shall mean Lenders (excluding each Lender that is in breach of its obligations hereunder) holding Revolver Loans representing more than 50% of the aggregate principal amount of Revolver Loans outstanding at such time.

          Restricted Investment - any Investment other than the following: (a) fixed assets to be used in the business of an Obligor or any of its Subsidiaries so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) goods held for sale or lease or to be used in the manufacture of goods or the provision of services by an Obligor or any of its Subsidiaries in the Ordinary Course of Business; (c) Current Assets arising from the sale or lease of goods or the rendition of services in the Ordinary Course of Business of an Obligor or any of its Subsidiaries; (d) Investments in Subsidiaries of an Obligor to the extent that such Investments exist on the Closing Date; (e) Investments received by an Obligor in connection with an Insolvency Proceeding of a customer or supplier, provided that such Investment is in the form an instrument or agreement for the repayment of money on account of a claim that existed on the commencement of such Insolvency Proceeding; (f) Investments in Cash Equivalents to the extent not subject to the rights of offset in favor of a Person other than Agent or a Lender; (g) Investments by any Subsidiary of a Borrower in a Borrower or in any Wholly Owned Subsidiary of a Borrower that is a Guarantor and Investments of Remington in any Wholly Owned Subsidiary of Remington that is a Guarantor (provided that the foregoing shall not be construed to permit Brands to transfer to any Affiliate other than Remington all or any material part of its Intellectual Property, Factors to transfer to any Affiliate other than Remington any of the Accounts acquired by Factors from Remington, or Remington to transfer any of the Collateral to any Affiliate except for Investments expressly permitted in other clauses of this definition and to Factors pursuant to the Factoring Documents); (h) Investments by any Foreign Subsidiary of a Borrower in any other Foreign Subsidiary of a Borrower; (i) in addition to Investments otherwise expressly permitted hereinabove, Investments by a Borrower or any Subsidiary of a Borrower in Foreign Subsidiaries of a Borrower in an aggregate amount not to exceed $1,000,000 at any one time outstanding for all such Foreign Subsidiaries;
     (j) loans or advances permitted by Section 10.2.2; (k) acquisitions of Property permitted by Section 10.2.13; (l) loans and advances to officers, directors or employees of the Borrowers or any of their Subsidiaries (i) in the Ordinary Course of Business for travel and entertainment expenses, advances against commissions and other similar advances, (ii) existing on the Closing Date and disclosed to the Agent prior to the date hereof in writing, (iii) made after the Closing Date for relocation expenses, not to exceed (as to Borrowers and their Subsidiaries), $2,000,000 in the aggregate outstanding at any time, and (iv) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity; (m) loans and advances to officers, directors or employees of the Borrowers or any of their Subsidiaries of up to $5,000,000 outstanding at any one time in connection with the purchase by such officer, director or employee of capital stock of Holding from Holding (provided Remington secures such loan or advance with a Lien on the capital stock so purchased); (n) extensions of trade credit in the Ordinary Course of Business of Remington or any of its Subsidiaries; (o) deposits required by Governmental Authorities, public utilities or insurance companies in the Ordinary Course of Business of Remington or any of its Subsidiaries; (p) Investments in the New Senior Notes to the extent permitted by Section 10.2.6; and (q) Investments (in addition to any other Investment permitted hereinabove) in an aggregate amount not to exceed $5,000,000 at any one time outstanding.

          Restricted Payment - any Distribution or repurchase of the New Senior Notes.

          Revolver Commitment - at any date for any Lender, the obligation of such Lender to make Revolver Loans and to participate in LC Obligations pursuant to the terms and conditions of this Agreement, which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolver Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance; and "Revolver Commitments" means the aggregate principal amount of the Revolver Commitments of all Lenders, the maximum amount of which shall be $125,000,000 on the Closing Date but which shall be reduced in accordance with the terms of Sections 2.1.6 and 5.4 hereof.

          Revolver Loan - a Loan made by Lenders as provided in Section 2.1 of this Agreement or a Settlement Loan funded by Wachovia.

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          Revolver Note - a Revolver Note to be executed by Borrowers in favor of each Lender in the form of Exhibit A-1 attached hereto, which shall be in the face amount of such Lender's Revolver Commitment and which shall evidence all Revolver Loans made by such Lender to Borrowers pursuant to this Agreement.

          S&P - Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

          Schedule of Accounts - as defined in Section 8.2.1 of this Agreement.

          Security Documents - the Borrower Security Agreement, the Borrower Stock Pledge Agreement, the Guarantor Patent and Trademark Agreement, the Guarantor Security Agreements, the Mortgages and other Real Property Documentation, the Holding Stock Pledge Agreement, the RBC Pledge Agreement, the Brands Pledge Agreement, each Deposit Account Control Agreement and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

          Sellers - E.I. du Pont de Nemours and Company, a Delaware corporation, and Remington Arms Company, Inc., now named Sporting Goods Properties, Inc.

          Senior Officer - for any Borrower, any member of the board of directors, the president or the chief financial officer of, or in-house legal counsel to, a Borrower.

          Settlement Date - as defined in Section 4.1.3(i) of this Agreement.

          Settlement Loan - as defined in Section 4.1.3(ii) of this Agreement.

          Settlement Note - the Settlement Note to be executed by Borrowers on or about the Closing Date in favor of Wachovia, in the form of Exhibit A -2 attached hereto, which evidences all Settlement Loans made by Wachovia to Borrowers pursuant to this Agreement.

          Settlement Report - a report delivered by Agent to Lenders summarizing the amount of the outstanding Revolver Loans as of the Settlement Date and the calculation of the Borrowing Base as of such Settlement Date.

          Slow-Moving Goods - on any date, Finished Goods of Remington (i) which have not been sold by Remington for more than 12 months prior to such date (except for goods consisting of a new product line introduced within the 12-month period prior to such date) or (ii) the aggregate Value of which on such date exceeds the aggregate Values of all goods of the same type that were sold by Remington during the 12-month period prior to such date.

          Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Debts (including contingent Debts), (ii) is able to pay all of its Debts as such Debts mature, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and (iv) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code or any other Applicable Law (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any other law pertaining to fraudulent transfers or acts voidable by creditors).

          Solvency Certificate - a certificate addressed to Agent and Lenders, and in form and scope reasonably acceptable to them, that (i) is executed by a Senior Officer and (ii) sets forth, as of the date of such certificate, a pro forma GAAP Consolidated balance sheet, pro forma fair market value Consolidated balance sheet, and Projections showing Borrowers' Projected Availability and working capital for the 12-month period following the date of the certificate, and giving pro forma effect to the proposed Distribution or other transaction on account of which such certificate is required.

          Spare Parts and WIP Inventory - those categories of Remington's Inventory identified as "spare parts and work-in-process" on the appraisal report of Inventory dated December 30, 2002, prepared by Jay, Cobb & Marley Collateral Services for Agent.

          Special Distribution - a Distribution to be made by Remington to Holding on or about the Closing Date in an aggregate amount of $100,000,000, to be funded solely from the proceeds of the New Senior Notes.

          Subordinated Debt - unsecured Debt incurred by Remington that is expressly subordinated and made junior to the payment and performance of all of its Obligations and contains terms and conditions (including interest rate, amount of debt, terms of repayment and subordination terms) that are satisfactory to Agent.

          Subordinated Note Indenture - the Indenture dated as of
     November 30, 1993, among Holding, Remington and First Trust National Association, as Trustee, with respect to the Existing Subordinated Notes.

          Subsidiary - for either Borrower, any Person in which more than 50% of its outstanding Voting Stock or more than 50% of all Equity Interests is owned, directly or indirectly, by such Borrower, by one or more other Subsidiaries of such Borrower or by such Borrower and one or more other Subsidiaries.

          Subsidiary Guarantors - the Initial Subsidiary Guarantors and each Domestic Subsidiary that hereafter becomes a Subsidiary Guarantor pursuant to Section 10.2.19.

          Subsidiary Guaranty - a guarantee to be executed by a Subsidiary Guarantor in favor of Agent for the benefit of the Lender Group and by which such Subsidiary Guarantor shall guarantee payment and performance of the Obligations, which guarantee shall be in form and substance satisfactory to Agent.

          Supermajority Lenders - at any date of determination thereof, Lenders having Revolver Commitments representing more than 66-2/3% of the aggregate Revolver Commitments at such time; provided, however, that if any Lender shall be in breach of any of its obligations hereunder to Borrowers or Agent, including any breach resulting from its failure to honor its Revolver Commitment in accordance with the terms of this Agreement, then for so long as such breach continues, the term "Supermajority Lenders" shall mean Lenders (excluding each Lender that is in breach of its obligations hereunder) having Revolver Commitments representing more than 66-2/3% of the aggregate Revolver Commitments (excluding the Revolver Commitments of the Lender that is in breach of its obligations hereunder) at such time; provided further, however, that if the Revolver Commitments have been terminated, the term "Supermajority Lenders" shall mean Lenders (excluding each Lender that is in breach of its obligations hereunder) holding Revolver Loans representing more than 66-2/3% of the aggregate principal amount of Revolver Loans outstanding (excluding all Revolver Loans of the Lender that is in breach of its obligations hereunder) at such time.

          Syndication Agent - shall have the meaning ascribed to it in the preamble to this Agreement.

          Syndication Fee Letter - the letter agreement dated January 6, 2003 between Remington, Wachovia and Arranger.

          Taxes - any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed, assessed or levied by any Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto.

          Title Company - shall have the meaning ascribed to it in
      Section 10.1.11.

          Transferee - as defined in Section 14.3.3 of this Agreement.

          Type - any type of a Revolver Loan determined with respect to the interest option applicable thereto, which shall be either a Euro-Dollar Loan or a Base Rate Loan.

          UCC - the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

          Upstream Payment - a payment or distribution of cash or other Property by a Subsidiary to a Borrower, whether in repayment of Debt owed by such Subsidiary to such Borrower, as a dividend or Distribution on account of such Borrower's ownership of Equity Interests or otherwise.

          U.S. Dollars and the sign $ - lawful money of the United States of America.

          Value - with reference to the value of Inventory on any date, value determined on the basis of the lower of cost or market of such Inventory on such date, with the cost thereof calculated on a first-in, first-out basis, determined in accordance with GAAP; and, with reference to the value of Equipment on any date, value determined on the basis of the orderly liquidation value of such Equipment, determined pursuant to one or appraisals of such Equipment last received by Agent prior to such date.

          Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          Wachovia - Wachovia Bank, National Association, a national bank, and its successors and assigns.

          Wal-Mart - Wal-Mart Stores, Inc., a Delaware corporation, or any Subsidiary thereof.

          Wachovia Indemnitees - Wachovia and all of its present and future officers, directors and agents.

          Wholly Owned Subsidiary - as to any Person, a corporation, partnership or other entity 80% or more of the Equity Interests having voting power of which is owned of record and beneficially (directly or indirectly) by such Person.

     1.2. Accounting Terms. Unless otherwise specified herein, all terms of an accounting character used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited Consolidated financial statements of Borrowers and their Consolidated Subsidiaries heretofore delivered to Agent and Lenders and using the same method for Inventory valuation as used in such audited financial statements, except for any change required by GAAP unless (i) Borrowers shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) Agent or any Lender shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made. In the event of any change in GAAP that occurs after the date of this Agreement and that is material to a Borrower, either (i) Agent, Lenders and Borrowers mutually shall agree that Borrowers will make conforming adjustments to any financial covenants set forth in this Agreement, or the components thereof, that are affected by such change or (ii) Agent may require that Borrowers shall report their covenant compliance based on GAAP as in effect immediately prior to the occurrence of such change with a reconciliation to GAAP as in effect after the occurrence of such change.

     1.3. UCC Terms. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

     1.4. Certain Matters of Construction. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; any of the Credit Documents shall include any and all amendment or modifications thereto and any and all restatements, extensions or renewals thereof; to any Person shall mean and include the successors and permitted assigns of such Person; to "including" and "include" shall be understood to mean "including, without limitation"; to "writing" or "written" shall be understood to refer to printing, typing, computer disk, e-mail and other means of producing words in a visible form; and to the time of day shall mean the time of day on the day in question in New York, New York unless otherwise expressly provided in this Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Agent. Whenever the phrase "to the best of a Borrower's knowledge" or words of similar import relating to the knowledge or the awareness of such Borrower is used herein, such phrase shall mean and refer to (i) the actual knowledge of a Senior Officer of such Borrower or (ii) the knowledge that a Senior Officer would have obtained if he had engaged in a good faith and diligent performance of his duties, including the making of such reasonable specific inquiries as may be necessary of the officers, employees or agents of an Obligor and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All calculations of Value shall be in U.S. Dollars, all Revolver Loans made hereunder shall be funded in U.S. Dollars, and all amounts payable in respect of any of the Obligations shall be paid in U.S. Dollars. Any Lien referred to in this Agreement or any of the other Credit Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the other Credit Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by any of the Credit Documents, or any other act taken or omitted to be taken by Agent shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted for the benefit or account of the Lender Group.

SECTION 2.   CREDIT FACILITIES

     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Credit Documents, Lenders severally agree to the extent and in the manner hereinafter set forth to make their respective Pro Rata shares of the Revolver Commitments available to Borrowers, in an aggregate amount of $125,000,000 under the Revolver Commitments, as follows:

     2.1. REVOLVER FACILITY

          2.1.1. Revolver Loans. Each Lender agrees, severally to the extent of its Revolver Commitment and not jointly with the other Lenders, upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrowers on any Domestic Business Day during the period from the date hereof through the Domestic Business Day before the last day of the Committed Term, not to exceed in aggregate principal amount outstanding at any time such Lender's Revolver Commitment at such time, which Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Lenders shall have no obligation to Borrowers whatsoever to make any Revolver Loan on or after the Commitment Termination Date or if at the time of the proposed funding thereof the aggregate principal amount of all of the Revolver Loans and Pending Revolver Loans then outstanding exceeds, or would exceed after the funding of such Revolver Loan, the Borrowing Base. Each Borrowing of Revolver Loans shall be funded by each Lender in an amount equal to its Pro Rata share thereof (except for Revolver Loans funded by Wachovia as Settlement Loans). The Revolver Loans shall bear interest as set forth in
Section 3.1 hereof. Each Revolver Loan shall, at the option of Borrowers, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Base Rate Loans or Euro-Dollar Loans.

          2.1.2. Out-of-Formula Loans. If the unpaid balance of Revolver
Loans outstanding at any time should exceed the Borrowing Base at such time (an "Out-of-Formula Condition"), such Revolver Loans shall nevertheless constitute Obligations that are secured by Collateral and entitled to all of the benefits of the Credit Documents. If Lenders are willing in their sole and absolute discretion to make Out-of-Formula Loans, such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate; provided that, if Lenders do make Out-of-Formula Loans, neither Agent nor any Lender shall be deemed thereby to have changed the limits of the Borrowing Base or be obligated to honor future requests for Revolver Loans when an Out-of-Formula Condition exists or would result therefrom.

          2.1.3. Use of Proceeds. The proceeds of the Revolver Loans shall be used by each Borrower solely for one or more of the following purposes:
(i) to pay any Debt that is secured by a Lien upon any of the Collateral, including Debt outstanding under the Existing Credit Agreement; (ii) to redeem, to the extent not redeemed with the proceeds of the New Senior Notes, the remaining unpaid amount of the Existing Subordinated Notes; (iii) to pay the fees and transaction expenses associated with the closing of the transactions described herein; (iv) to pay any of the Obligations; (v) in the case of Factors, solely to pay the purchase price for Accounts purchased from Remington; and (vi) to make expenditures for other lawful corporate purposes of each Borrower to the extent such expenditures are not prohibited by this Agreement or Applicable Law. In no event may any Revolver Loan proceeds be used by a Borrower to purchase or to carry, or to reduce, retire or refinance any Debt incurred, or to reduce, retire or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose that violates the provisions of Regulations T, U or X of the Board of Governors; or to fund any Distribution except to the extent that the funding thereof with the proceeds of the Revolvers Loans is expressly permitted by Section 10.2.7. If any Revolver Loans are funded on any date that there is outstanding any amount owing by Factors to Remington, then such Revolver Loans shall be deemed to have been disbursed for the benefit of Factors in payment of such unpaid amount owed by Factors to Remington, regardless of whether or not the proceeds of such Revolver Loans are disbursed to an account of Factors or Remington.

          2.1.4. Revolver Notes. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender and by the Revolver Note payable to such Lender, which shall be executed by each Borrower, completed in conformity with this Agreement and delivered to such Lender on the Closing Date. All outstanding principal amounts and accrued interest under the Revolver Loans shall be due and payable as set forth in Section 5.2 hereof.

          2.1.5. Adjustments to Advance Rates. Each Borrower acknowledges that the Applicable Accounts Percentage and the Applicable Inventory Percentage have been established based upon Agent's initial determination of the loan value of each Borrower's Eligible Accounts and Eligible Inventory as of the date of this Agreement. Agent may from time to time adjust the Applicable Accounts Percentage or the Applicable Inventory Percentage, or both, and any such adjustment shall become effective immediately upon Agent's giving notice thereof to Borrowers; provided, however, that no increase in the Applicable Accounts Percentage above the level in effect on the Closing Date shall be authorized unless approved by all Lenders in writing; any increase in the Applicable Inventory Percentage shall not be authorized unless approved by the Supermajority Lenders in writing, except for an adjustment to the Applicable Inventory Percentage to a level less than or equal to the level in effect on the Closing Date, as contemplated in the definition of "Applicable Inventory Percentage"; and Agent shall in all events make any adjustments to the Applicable Accounts Percentage if and to the extent directed to do so in writing by all Lenders, and any adjustments to the Applicable Inventory Percentage if and to the extent directed to do so in writing by the Supermajority Lenders.

          2.1.6. Voluntary Reductions of Revolver Commitments. The
Borrowers shall have the right to reduce the amount of the Revolver Commitments at any time and from time to time upon written notice to Agent of such reduction, which notice shall specify the amount of such reduction shall be irrevocable once given, and shall be given at least 10 Domestic Business Days prior to the date of such reduction; provided, however, that any partial reduction shall be made in an amount not less than $5,000,000 and in the integral multiples of $1,000,000 in excess thereof. The effective date of any voluntary reduction of the Revolver Commitments shall be 10 Domestic Business Days after such notice is received by Agent. Each such voluntary reduction shall be applied ratably among the Lenders' Revolver Commitments. If on the effective date of any such reduction in the Revolver Commitments and after giving effect thereto an Out-of-Formula Condition exists, then the provisions of Section 5.2.1(iii) hereof shall apply, except that such repayment shall be due immediately upon such effective date without further notice to or demand upon Borrowers. If the Revolver Commitments are reduced to zero, then such reduction shall be deemed a termination of the Revolver

Commitments by Borrowers pursuant to Section 6.2.2 hereof. The Revolver Commitments once reduced may not be reinstated without the written consent of all Lenders.

     2.2. RESERVED

     2.3. LC FACILITY.

          2.3.1. Issuance of Letters of Credit. Subject to all of the terms and conditions hereof, LC Issuer agrees, during the Committed Term, to issue one or more Letters of Credit on a Borrower's request therefor from time to time:

               (i) Whenever a Borrower desires that Letter of Credit be issued for a Borrower's account, Borrowers shall deliver to LC Issuer a Letter of Credit Request for the issuance of such Letter of Credit not later than 5 Domestic Business Days prior to the proposed date of issuance of the Letter of Credit, such request to be irrevocable and to specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Domestic Business Day) of issuance of such requested Letter of Credit, the date on which such requested Letter of Credit is to expire (which date shall be at least one Domestic Business Day prior to the last day of the Committed Term), the purpose for which such Letter of Credit is to be issued and the name and address of the beneficiary of the requested Letter of Credit. If so requested by LC Issuer, Borrowers shall attach to such notice the form of the proposed Letter of Credit that a Borrower requests be issued. Letters of Credit may be requested by Borrowers only if such Letters of Credit are to be used to support obligations of a Borrower incurred in the Ordinary Course of Business, including worker's compensation and other insurance obligations of a Borrower on a standby basis or for such other purposes as Agent may approve from time to time in writing.

               (ii) The obligation of LC Issuer to issue any Letter of Credit is subject to the satisfaction of the conditions precedent contained in
     Section 11 hereof and the following additional conditions precedent, all in a manner satisfactory to LC Issuer: (a) Borrowers shall have delivered to LC Issuer, at such times and in such manner as LC Issuer or Agent may prescribe, an LC Application in form and substance satisfactory to LC Issuer for the issuance of Letter of Credit and such other documents as may be required pursuant to the terms thereof; (b) no Default or Event of Default exists at the time of the request for the issuance of the proposed Letter of Credit or on the issuance date or after giving effect thereto;
     (c) Agent shall have determined that, after giving effect to the issuance of the requested Letter of Credit and all other unissued Letters of Credit for which an LC Application has been submitted to LC Issuer, the LC Obligations would not exceed $15,000,000, no Out-of-Formula Condition would exist, and, if no Revolver Loans are then outstanding, the LC Obligations do not exceed the Borrowing Base; (d) the currency in which payment is to be made under the requested Letter of Credit is U.S. Dollars; (e) the expiry date of the requested Letter of Credit occurs at least 1 Domestic Business Day prior to the last day of the Committed Term and all of the other terms, as well as the form of the requested Letter of Credit, are acceptable to LC Issuer; and (f) the issuance of the requested Letter of Credit would not cause all LC Obligations then outstanding to exceed any limit imposed by law or regulation upon LC Issuer. Promptly after the issuance of each Letter of Credit, LC Issuer shall give Agent notice of the issuance thereof and Agent shall give each Lender notice of such issuance. In determining whether to honor any request for a drawing under a Letter of Credit, LC Issuer shall have no obligation to any Lender other than to confirm that any certificates or other documents required to be delivered under Letter of Credit in connection with such drawing have been presented and appear on their face to comply with the requirements of the Letter of Credit.

               (iii) Borrowers jointly and severally agree to reimburse LC Issuer for any draw under each Letter of Credit as hereinafter provided and to pay to Agent, for the benefit of LC Issuer, the amount of all other liabilities and obligations payable to LC Issuer under or in connection with such Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right that a Borrower may have at any time against LC Issuer or any other Person. If LC Issuer shall pay any amount under a Letter of Credit, then Borrowers shall be jointly and severally obligated to pay to LC Issuer, in U.S. Dollars on the first Domestic Business Day following the date on which payment was made by LC Issuer under such Letter of Credit (the "Reimbursement Date"), an amount equal to the amount paid by LC Issuer under such Letter of Credit together with interest from and after the date of LC Issuer's payment under such Letter of Credit until payment in full is made by Borrowers at a variable rate per annum in effect from time to time hereunder for Revolver Loans constituting Base Rate Loans. Each Borrower assumes all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary thereof. The obligation of Borrowers to reimburse LC Issuer for any payment under any Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or any LC Documents; the existence of any claim, setoff, defense or other right which a Borrower may have at any time against a beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), LC Issuer, Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, any of the LC Documents, the transactions contemplated herein or any unrelated transaction; any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; payment by the LC Issuer under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the LC Issuer; or any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the LC Issuer. If any LC Obligations are not repaid in accordance with the applicable LC Reimbursement Agreement or this Section 2.3.1(iii), then Agent shall be authorized (but not required) to make a Settlement Loan in the amount of such payment and to disburse the proceeds thereof to the LC Issuer, and notwithstanding the occurrence or continuance of a Default or an Event of Default at the time of such payment, such Settlement Loan shall be subject to the provisions of
     Section 4.1.3 and the absolute obligations of Lenders to pay for their respective participating interests in such Settlement Loan.

               (iv) No Letter of Credit shall be extended or amended in any respect that is not solely ministerial, unless all of the conditions applicable for the issuance of a new Letter of Credit have been satisfied with respect to such Letter of Credit.

          2.3.2. Participations.

               (i) Immediately upon the issuance of any Letter of Credit by LC Issuer, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation in such Letter of Credit, equal to such Lender's Pro Rata share of the face amount thereof, and in all LC Obligations with respect thereto (other than amounts owing to LC Issuer under Section 3.2.4 hereof), and any security therefor or guaranty pertaining thereto; provided, however, that if LC Issuer shall have received written notice from a Lender on or before the Domestic Business Day immediately prior to the date of LC Issuer's issuance of a Letter of Credit that one or more of the conditions set forth in
     Section 11 or Section 2.3.1 is not then satisfied, LC Issuer shall have no obligation to issue (and shall not issue) the requested Letter of Credit or any other Letter of Credit until such notice is withdrawn in writing by that Lender or until the Required Lenders have effectively waived such condition in accordance with this Agreement. In no event shall LC Issuer be deemed to have notice or knowledge of the existence of any Default or Event of Default or the failure of any of the conditions in Section 11 or 2.3.1 to be satisfied prior to its receipt of such notice from a Lender.

               (ii) If LC Issuer makes any payment under a Letter of Credit and Borrowers do not repay or cause to be repaid the amount of such payment on the Reimbursement Date, LC Issuer shall promptly notify Agent, which shall promptly notify each Lender, of such payment and each Lender shall promptly (and in any event within 1 Domestic Business Day after its receipt of notice from Agent) and unconditionally pay to Agent, for the account of LC Issuer, in immediately available funds, the amount of such Lender's Pro Rata share of such payment, and Agent shall promptly pay such amounts to LC Issuer. If a Lender does not make its Pro Rata share of the amount of such payment available to Agent on a timely basis as herein provided, such Lender agrees to pay to Agent for the account of LC Issuer, forthwith on demand, such amount together with interest thereon at the Federal Funds Rate until paid. The failure of any Lender to make available to Agent for the account of LC Issuer such Lender's Pro Rata share of the LC Obligations shall not relieve any other Lender of its obligation hereunder to make available to Agent its Pro Rata share of the LC Obligations, but no Lender shall be responsible for the failure of any other Lender to make available to Agent its Pro Rata share of the LC Obligations on the date such payment is to be made.

               (iii) Whenever LC Issuer receives a payment from or on behalf of any LC Obligor on account of any LC Obligations as to which Agent has previously received for the account of and paid to LC Issuer payment from a Lender pursuant to this Section 2.3.2, LC Issuer shall promptly pay to Agent for the benefit of such Lender, such Lender's Pro Rata share of the amount of such payment received from or on behalf of Borrowers. Each such payment shall be made by LC Issuer on the Domestic Business Day on which LC Issuer receives immediately available funds pursuant to the immediately preceding sentence, if received prior to 11:00 a.m. on such Domestic Business Day, and otherwise on the next succeeding Domestic Business Day.

               (iv) Upon the request of any Lender, LC Issuer shall furnish to such Lender copies of any LC Documents and such other documentation as may be reasonably requested by such Lender.

               (v) The obligation of each Lender to make payments to Agent for the account of LC Issuer in connection with LC Issuer's payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with the terms and conditions of this Agreement under all circumstances and irrespective of whether or not any LC Obligor may assert or have any claim for any lack of validity or unenforceability of this Agreement, any of the LC Documents or any other Credit Documents; the existence of any Default or Event of Default; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; the surrender or impairment of any Collateral for any of the Obligations or the performance or observation of any of the terms of any of the Credit Documents; payment by the LC Issuer under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except for payment resulting from the gross negligence or willful misconduct of the LC Issuer; the existence of any claim, setoff, defense or other right that a Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the LC Issuer, any Lender or any other Person, whether in connection with this Agreement, any LC Documents, the transactions contemplated herein or any unrelated transaction; or any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the LC Issuer.

               (vi) Neither LC Issuer nor any of its officers, directors, employees or agents shall be liable to any Lender Group Member for any action taken or omitted to be taken under or in connection with any of the LC Documents except as a result of actual gross negligence or willful misconduct on the part of LC Issuer. LC Issuer does not assume any responsibility for any failure or delay in performance or breach by a Borrower or any other Person of any of its obligations under any of the LC Documents. LC Issuer does not make to Lenders any express or implied warranty, representation or guaranty with respect to the LC Obligations, the LC Documents, or any LC Obligor. LC Issuer shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of or any of the LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any of the Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of Borrowers, any other Obligor or any Account Debtor. In connection with its administration of and enforcement of rights or remedies under any of the LC Documents, LC Issuer shall be entitled to act, and shall be fully protected in acting upon, any certification, notice or other communication in whatever form believed by LC Issuer, in good faith, to be genuine and correct and to have been signed or sent or made by a proper Person. LC Issuer may consult with and employ legal counsel, accountants and other experts and to advise it concerning its rights, powers and privileges under the LC Documents and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advise given by such experts. LC Issuer may employ agents and attorneys-in-fact in connection with any matter relating to the LC Documents and shall not be liable for the negligence, default or misconduct of any such agents or attorneys-in-fact selected by LC Issuer with reasonable care. LC Issuer shall not have any liability to any Lender Group Member by reason of LC Issuer's refraining to take any action under any of the LC Documents without having first received written instructions from the Required Lenders to take such action.

          2.3.3. Cash Collateral Account. If any LC Obligations, whether or not then due or payable, shall for any reason exist (x) at any time when an Event of Default has occurred and is continuing, (y) on any date that Availability is less than zero, or (z) on or at any time after the Commitment Termination Date, then Borrowers shall, on demand by Agent or the Required Lenders, forthwith deposit with Agent, in cash, an amount equal to the maximum aggregate amount of all LC Obligations then outstanding. If Borrowers fail to make such deposit on the first Domestic Business Day following Agent's or the Required Lenders' demand therefor, Lenders may (and shall upon direction of the Required Lenders) advance such amount as Revolver Loans (whether or not an Out-of-Formula Condition is created thereby and irrespective of the occurrence of the Commitment Termination Date). Such cash (together with any interest accrued thereon) shall be held by Agent in the Cash Collateral Account and may be invested, as so directed by Agent in its discretion, in Cash Equivalents. Each Borrower hereby pledges to Agent and grants to Agent a security interest in all Cash

Collateral held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all Obligations, whether or not then due or payable. From time to time after cash is deposited in the Cash Collateral Account, Agent shall apply Cash Collateral then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrowers to either of Agent or any Lender with respect to the LC Obligations which may be then outstanding. No Borrower nor any other Person claiming by, through or under or on behalf of such Borrower shall have any right to withdraw any of the Cash Collateral held in the Cash Collateral Account, including any accrued interest, provided that upon termination or expiration of all Letters of Credit and the payment and satisfaction of all of the LC Obligations outstanding, any Cash Collateral remaining in the Cash Collateral Account shall be returned to Borrowers unless an Event of Default then exists (in which event Agent may apply such Cash Collateral to the payment of any other Obligations outstanding, as directed by Agent, with any surplus to be turned over to Borrowers).

          2.3.4. Indemnification.

               (i) In addition to any other indemnity which Borrowers may have to Agent, LC Issuer or any Lender under this Agreement or any of the other Credit Documents and without limiting such other indemnification provisions, Borrowers hereby agree jointly and severally to indemnify each of the Lender Group Indemnitees from and to defend and hold each of the Lender Group Indemnitees harmless against any and all Indemnified Claims that any one or more of them may (other than as the result of their own gross negligence or willful misconduct) incur or be subject to as a consequence, directly or indirectly, of (x) the issuance of, payment or failure to pay or any performance or failure to perform under any Letter of Credit or LC Documents, or (y) any suit, investigation or proceeding as to which any Lender Group Indemnitee may become a party to as a consequence, directly or indirectly, of the issuance of any Letter of Credit or payment or failure to pay thereunder or (z) any action, suit or other proceeding to recover, set aside or reclaim any amount paid by or on behalf of Borrowers, or from any proceeds of Collateral, to or for the benefit of any Lender Group Indemnitee on account of any of the LC Obligations. This indemnity shall survive payment in full of the Obligations and termination of the Revolver Commitments.

               (ii) Each Lender agrees to indemnify and defend each of the LC Issuer Indemnitees (to the extent that the LC Issuer Indemnitees are not reimbursed by Borrowers or any other Obligor, but without limiting the indemnification obligations of Borrowers under this Agreement), from and against, and to pay their Pro Rata share of, any and all Indemnified Claims that may be imposed on, incurred by or asserted against any of the LC Issuer Indemnitees in any way related to or arising out of (x) LC Issuer's administration or enforcement of rights or remedies under any of the LC Documents or any of the transactions contemplated therein (including costs and expenses which each Borrower is obligated to pay under Section 15.2 hereof), or (y) any Indemnified Claim against which each Borrower has indemnified LC Issuer Indemnitees pursuant to Section 2.3.4(i), provided that no Lender shall be liable to any of the LC Issuer Indemnitees for any of the foregoing to the extent that they result solely from the willful misconduct or gross negligence of such LC Issuer. This indemnity shall survive payment in full of the Obligations and termination of the Revolver Commitments.

SECTION  3.  INTEREST, FEES AND CHARGES

     3.1. INTEREST

          3.1.1. Rates of Interest. Each Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolver Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to the applicable rate indicated below:

               (i) for Revolver Loans made or outstanding as Base Rate Loans, the Applicable Margin plus the Alternate Base Rate in effect from time to time; or

               (ii) for Revolver Loans made or outstanding as Euro-Dollar Loans, the Applicable Margin plus the relevant Adjusted London Interbank Offered Rate for the applicable Interest Period selected by each Borrower in conformity with this Agreement.

     Upon determining the Adjusted London Interbank Offered Rate for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone and, if so requested by Borrowers, confirmed in writing. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rate of interest for all Revolver Loans bearing interest based upon the Alternate Base Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Alternate Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Alternate Base Rate becomes effective. Interest on each Revolver Loan shall accrue from and including the date on which such Revolver Loan is made, converted to a Revolver Loan of another Type or continued as a Euro-Dollar Loan to (but excluding) the date of any repayment thereof; provided, however, that, if a Revolver Loan is repaid on the same day made, one day's interest shall be paid on such Revolver Loan. The Alternate Base Rate on the date of this Agreement is 4.25% per annum and, therefore, the rate of interest in effect hereunder on such date, expressed in simple interest terms, is 5.25% per annum with respect to any portion of the Revolver Loans bearing interest as a Base Rate Loan.

          3.1.2. Conversions and Continuations.

               (i) Each Borrower may on any Domestic Business Day, subject to the giving of a proper Notice of Conversion/Continuation as hereinafter described, elect (A) to continue all or any part of a Euro-Dollar Loan by selecting a new Interest Period therefor, to commence on the last day of the immediately preceding Interest Period, or (B) to convert all or any part of a Revolver Loan of one Type into a Revolver Loan of another Type; provided, however, that no outstanding Revolver Loans, or any part thereof, may be converted into or continued as Euro-Dollar Loans when any Default or Event of Default exists. Any conversion of a Euro-Dollar Loan into a Base Rate Loan shall be made on the last day of the Interest Period for such Euro-Dollar Loan. Any conversion or continuation made with respect to less than the entire outstanding balance of the Revolver Loans, must be allocated among Lenders on a pro rata basis, and the Interest Period for such Revolver Loans converted into or continued as Euro-Dollar Loans shall be coterminous for each Lender.

               (ii)    Whenever Borrowers desire to convert or continue
     Revolver Loans under Section 3.1.2(i), Borrowers shall give Agent written notice (or telephonic notice promptly confirmed in writing) substantially in the form of Exhibit C ("Notice of Conversion/Continuation"), signed by an authorized officer of a Borrower, at least 1 Domestic Business Day before the requested conversion date, in the case of a conversion into Base Rate Loans, and at least 3 Domestic Business Days before the requested conversion or continuation date, in the case of a conversion into or continuation of Euro-Dollar Loans. Promptly after receipt of a Notice of Conversion/Continuation, Agent shall notify each Lender in writing of the proposed conversion or continuation. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Revolver Loans to be converted or continued, the date of such conversion or continuation (which shall be a Domestic Business Day) and whether the Revolver Loans are being converted into or continued as Euro-Dollar Loans (and, if so, the duration of the Interest Period to be applicable thereto) or Base Rate Loans. If, upon the expiration of any Interest Period in respect of any Euro-Dollar Loans Borrowers shall have failed to deliver the Notice of Conversion/Continuation, Borrowers shall be deemed to have elected to convert such Euro-Dollar Loans to Base Rate Loans.

          3.1.3. Interest Periods. In connection with the making or continuation of, or conversion into, each Borrowing of Euro-Dollar Loans, Borrowers shall select an interest period (each an "Interest Period") to be applicable to such Euro-Dollar Loan, which Interest Period shall commence on the date such Euro-Dollar Loan is made and shall end on a numerically corresponding day in the first, second, third or sixth month thereafter; provided, however, that:

               (i) the initial Interest Period for a Euro-Dollar Loan shall commence on the date of such Borrowing (including the date of any conversion from a Revolver Loan of another Type) and each Interest Period occurring thereafter in respect of such Revolver Loan shall commence on the date on which the next preceding Interest Period expires;

               (ii) if any Interest Period would otherwise expire on a day that is not a Domestic Business Day, such Interest Period shall expire on the next succeeding Domestic Business Day, provided that if any Interest Period in respect of Euro-Dollar Loans would otherwise expire on a day which is not a Domestic Business Day but is a day of the month after which no further Domestic Business Day occurs in such month, such Interest Period shall expire on the next preceding Domestic Business Day;

               (iii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Domestic Business Day of such calendar month;

               (iv) no Interest Period with respect to any portion of principal of any Revolver Loan shall extend beyond a date on which each Borrower is required to make a scheduled payment of such portion of principal;

               (v) no Interest Period shall extend beyond the last day of the Committed Term; and

               (vi) there shall be no more than 10 Interest Periods in effect at any one time.

          3.1.4. Interest Rate Not Ascertainable. If Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted London Interbank Offered Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or any Lender's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted London Interbank Offered Rate, then, and in any such event, Agent shall forthwith give notice (by telephone confirmed in writing) to Borrowers of such determination. Until Agent notifies Borrowers that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lenders to make Euro-Dollar Loans shall be suspended, and such affected Revolver Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Base Rate Loans.

          3.1.5. Default Rate of Interest. Interest shall accrue at the Default Rate (i) with respect to any portion of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) that is not paid on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) until paid in full; (ii) with respect to the principal amount of all of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) upon the earlier to occur of (x) a Borrower's receipt of notice from Agent of Required Lenders' election to charge the Default Rate based upon the existence of any Event of Default (which notice Agent shall send only with the consent or at the direction of the Required Lenders), whether or not acceleration or demand for payment of the Obligations has been made, or (y) the commencement by or against a Borrower of an Insolvency Proceeding; and (iii) with respect to the principal amount of any Out-of-Formula Loans for so long as any Out-of Formula Condition exists, whether or not demand for payment of such Out-of-Formula Loans has been made by Agent. To the fullest extent permitted by Applicable Law, the Default Rate shall apply and accrue on any judgment entered with respect to any of the Obligations and to the unpaid principal amount of the Obligations during the pendency of any Insolvency Proceeding of a Borrower. Each Borrower acknowledges that the cost and expense to Agent and Lenders attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for such added cost and expense.

     3.2. Fees. In consideration of Lenders' establishment of the Revolver Commitments in favor of each Borrower, and Agent's agreement to serve as Agent hereunder, Borrowers agree to pay the following fees:

          3.2.1. Unused Line Fee. Borrowers shall be jointly and severally obligated to pay to Agent, for the account of Lenders, (i) if the Average Revolver Facility Balance for any month (or portion thereof that this Agreement is in effect is 50% or more of the aggregate Revolver Commitments in effect on the first day of such month, a fee equal to 0.375% per annum of the amount by which the Average Revolver Facility Balance for such month (or such portion thereof) is less than the aggregate Revolver Commitments in effect on the first day of such month, or (ii) if the Average Revolver Facility Balance for any month (or portion thereof that this Agreement is in effect) is less than 50% of the aggregate Revolver Commitment in effect on the first day of such month, a fee equal to 0.500% per annum of the amount by which the Average Revolver Facility Balance for such month (or such portion thereof) is less than the aggregate Revolver Commitments in effect on the first day of such month. Such fee shall be paid by Borrowers or debited by Agent as of the first day of the following month; but if this Agreement is terminated on a day other than the first day of a month, then any such fee payable for the month in which termination shall occur shall be paid on the effective date of such termination.

          3.2.2. Audit and Appraisal Fees. Borrowers shall be jointly and severally obligated to reimburse Agent for all reasonable costs and expenses at any time incurred by Agent in connection with all audits and appraisals of any Obligor's books, records and Collateral and such other matters pertaining to any Obligor as Agent shall reasonably deem appropriate.

          3.2.3. General Provisions. All fees shall be fully earned by the identified recipient thereof pursuant to the foregoing provisions of this Agreement on the due date thereof and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to rebate, refund or proration. All fees provided for in Section 3.2 are and shall be deemed to be for compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

          3.2.4. LC Facility Fees. In consideration of the issuance of Letters of Credit by LC Issuer and the purchase of participating interests therein by Lenders, Borrowers jointly and severally agree to pay the following fees:

               (i) to Agent for the account of Lenders, for each Letter of Credit issued hereunder, a commitment fee at a per annum rate equal to the Applicable Margin for Euro-Dollar Loans times the daily average of the undrawn amount of such Letter of Credit. The foregoing fee shall be payable in arrears on the first day of each Fiscal Quarter and on the Commitment Termination Date. The rate at which the fee payable under this clause (i) is computed shall be increased by 2% per annum during any period in which the Default Rate shall be in effect;

               (ii) to Agent for the account of LC Issuer, all customary fees, expenses and other charges payable in connection with the issuance, modification or amendment of any Letter of Credit; and

               (iii) to Agent for the account of LC Issuer, a "fronting fee," which shall be equal to 0.125% of the face amount of each Letter of Credit issued by LC Issuer, and which shall be payable at the time of issuance of such Letter of Credit. The amount of such fee shall be subject to change at any time by LC Issuer.

     3.3. Computation of Interest and Fees. All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For purposes of computing interest and other charges hereunder, all Payment Items received by Agent and to be applied to the Obligations shall be deemed applied by Agent and Lenders to the Obligations (subject to final payment of such items) on the Domestic Business Day following the Domestic Business Day on which Agent receives such items.

     3.4. Reimbursement of Expenses. If (a) at any time or times regardless of whether or not an Event of Default then exists, Agent incurs legal or accounting fees or expenses or any other out-of-pocket costs or expenses in connection with
(i) the negotiation, preparation and execution of this Agreement or any of the other Credit Documents (including the negotiation, preparation or procurement of the Real Property Documentation), any amendment of or modification of this Agreement or any of the other Credit Documents; (ii) the administration of this Agreement, or any of the other Credit Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, an Obligor or any other Person) in any way relating to the Collateral, the perfection or priority or any of Agent's Liens the validity or enforceability of the Credit Documents or the validity, allowance or amount of any of the Obligations; (iv) any attempt to enforce any rights of Agent or any Lender or any Participant against any or all Obligors or any other Person which may be obligated to either of Agent or any Lender by virtue of this Agreement or any of the other Credit Documents, including the Account Debtors; (v) any inspection or audit with respect to any Obligor's books and records or any of the Collateral; (vi) any appraisal of any of the Collateral; or (vii) any attempt to verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon any Collateral;
(b) any Lender incurs any legal fees or expenses or any other out-of-pocket costs or expenses in connection with the negotiation, preparation and execution of this Agreement or any of the other Credit Documents; or (c) at any time an Event of Default exists, any Lender incurs legal or accounting fees or expenses or any other out-of-pocket costs or expenses in connection with any attempt to enforce any rights of such Lender against any or all Obligors or any other Person which may be obligated to such Lender by virtue of this Agreement or any of the other Credit Documents; then all such reasonable legal, accounting, and other costs and expenses shall be charged to Borrowers. All amounts chargeable to Borrowers under this Section 3.4 shall be Obligations secured by Collateral, shall be payable on demand to Agent for the account of Agent or Lenders, as the case may be.

     3.5. Bank Charges. Borrowers shall pay to Agent, on demand, any and all fees, costs or expenses which Agent pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrowers or any other Person on behalf of Borrowers by Agent of proceeds of Revolver Loans made by Lenders to each Borrower pursuant to this Agreement and (ii) the depositing for collection by Agent of any Payment Item received or delivered to Agent or any Lender on account of the Obligations. Each Borrower acknowledges and agrees that Agent may charge such costs, fees and expenses to Borrowers based upon Agent's good faith estimate of such costs, fees and expenses as they are incurred by Agent.

     3.6. Illegality. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a Euro-Dollar Loan or to give effect to its obligations as contemplated hereby with respect to a Euro-Dollar Loan or (ii) at any time such Lender determines that the making or continuance of any Euro-Dollar Loan has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then such Lender shall after such determination give Agent and Borrowers notice thereof and may thereafter (1) declare that Euro-Dollar Loans will not thereafter be made by such Lender, whereupon any request by Borrowers for a Euro-Dollar Loan shall be deemed a request for a Base Rate Loan unless such Lender's declaration shall be subsequently withdrawn (which declaration shall be withdrawn promptly after the cessation of the circumstances described in clause
(i) or (ii) above); and (2) require that all outstanding Euro-Dollar Loans made by such Lender be converted to Base Rate Loans, under the circumstances of clause (i) or (ii) of this Section 3.6 insofar as such Lender determines the continuance of Euro-Dollar Loans to be impracticable, in which event all such Euro-Dollar Loans shall be converted automatically to Base Rate Loans as of the date of a Borrower's receipt of the aforesaid notice from such Lender.

     3.7. Increased Costs. If, by reason of (a) the introduction of or any change (including any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (b) the compliance with any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

               (i) any Lender shall be subject after the date hereof to any Taxes, duty or other charge with respect to any Euro-Dollar Loan or its obligation to make Euro-Dollar Loans, or a change shall result in the basis of taxation of payment to any Lender of the principal of or interest on its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for Non-Excluded Taxes covered by Section 5.10 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 5.10(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise taxes, or taxes on overall capital or net worth, or branch taxes (in the case of such capital, net worth or branch taxes, imposed in lieu of overall net income taxes), of such Lender or its applicable lending office, branch, or any affiliate thereof); or

               (ii) any reserve (including any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender shall be imposed or deemed applicable or any other condition affecting its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans shall be imposed on such Lender or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Euro-Dollar Loans (except to the extent already included in the determination of the applicable Adjusted London Interbank Offered Rate for Euro-Dollar Loans), or there shall be a reduction in the amount received or receivable by such Lender, then such Lender shall, promptly after determining in good faith the existence or amount of any such increased costs for which such Lender seeks payment hereunder, give Borrowers notice thereof, describing in reasonable detail the nature and calculation of such increased cost, and Borrowers shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to Agent), pay to Agent for the account of such Lender, within 5 Domestic Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify such Lender against such increased costs. A certificate as to the amount of such increased cost, submitted to Borrowers by such Lender, shall be final, conclusive and binding for all purposes, absent manifest error and if determined in good faith.

     If any Lender shall advise Agent at any time that, because of the circumstances described hereinabove in this Section 3.7 or any other circumstances arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such market, the Adjusted London Interbank Offered Rate, as determined by Agent, will not adequately and fairly reflect the cost to such Lender of funding Euro-Dollar Loans, then, and in any such event:

               (i) Agent shall forthwith give notice (by telephone confirmed in writing) to Borrowers and the other Lenders of such event;

               (ii) Borrowers' right to request and such Lender's obligation to make Euro-Dollar Loans shall be immediately suspended and Borrowers' right to continue a Euro-Dollar Loan as such beyond the then applicable Interest Period shall also be suspended, until each condition giving rise to such suspension no longer exists; and

               (iii) such Lender shall make a Base Rate Loan as part of the requested Borrowing of Euro-Dollar Loans, which Base Rate Loan shall, for all purposes, be considered part of such Borrowing.

     For purposes of this Section 3.7, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

     3.8.  Capital Adequacy. If any Lender determines that after the date hereof
(a) the adoption of any Applicable Law regarding capital requirements for banks or bank holding companies or the subsidiaries thereof, (b) any change in the interpretation or administration of any such Applicable Law by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) compliance by such Lender or its holding company with any request or directive of any such Governmental Authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's and its holding company's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of such Lender's commitment to make the Revolver Loans pursuant hereto by any amount deemed by such Lender to be material:

               (i) Agent shall promptly, after its receipt of a certificate from such Lender setting forth such Lender's determination of such occurrence, give notice thereof to Borrowers and the other Lenders; and

               (ii) Borrowers shall pay to Agent, for the account of such Lender, as an additional fee from time to time, on demand, such amount as such Lender certifies to be the amount reasonably calculated to compensate such Lender for such reduction.

     A certificate of such Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to such Lender (including the basis for such Lender's determination of such amount), and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution method. For purposes of this Section 3.8 all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

     3.9. Funding Losses. Borrowers shall be jointly and severally obligated to compensate each Lender, upon such Lender's written request (which request shall set forth the basis for requesting such amounts and which request shall, absent manifest error, be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by such Lender to make or carry its Euro-Dollar Loans to the extent not recovered by such Lender in connection with the re-employment of such funds, but excluding any loss of profit or anticipated return in respect of the Applicable Margin), which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a Borrowing of, or conversion to or continuation of, Euro-Dollar Loans does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/ Continuation (whether or not withdrawn), (ii) if any repayment (including any conversions pursuant to Section 3.1.2 hereof) of any its Euro-Dollar Loans occurs on a date that is not the last day of an Interest Period applicable thereto, or (iii) if, for any reason, Borrowers default in their obligation to repay Euro-Dollar Loans when required by the terms of this Agreement. For purposes of this Section 3.9, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender. The calculations of all amounts payable to any Lender under this Section 3.9 shall be made as though such Lender had actually funded or committed to fund its Euro-Dollar Loan through the purchase for an underlying deposit in an amount equal to the amount of such Euro-Dollar Loan and having a maturity comparable to the relevant Interest Period for such Euro-Dollar Loan; provided, however, a Lender may fund its Euro-Dollar Loans in any manner it deems fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 3.9.

     3.10. Maximum Interest. Regardless of any provision contained in any of the Credit Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Agent or any Lender pursuant to the terms of this Agreement or any of the other Credit Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Credit Documents or the exercise by Agent of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Credit Documents, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Agent or any Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrowers be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate ("Excess"), each Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any Interest that has not otherwise accrued on the date of such acceleration, and neither Agent nor any Lenders intend to collect any unearned Interest in the event of any such acceleration. Each Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 3.1.1 of this Agreement, and the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Agent or any Lender hereunder or under any of the other Credit Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned Interest as and to the extent required by Applicable Law. By the execution of this Agreement, Borrowers covenant that (i) the credit or return of any Excess shall constitute the acceptance by Borrowers of such Excess, and (ii) no Borrower shall seek or pursue any other remedy, legal or equitable, against Agent or any Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent or any Lender, all Interest at any time contracted for, charged or received from Borrowers in connection with any of the Credit Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrowers, Agent and Lenders shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section
3.10 shall be deemed to be incorporated into every Credit Document (whether or not any provision of this Section is referred to therein). All such Credit Documents and communications relating to any Interest owed by Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this Section 3.10.

SECTION 4.   LOAN ADMINISTRATION

     4.1. Manner of Borrowing and Funding Revolver Loans. Borrowings under the Revolver Commitments established pursuant to Section 2.1 hereof shall be made and funded as follows:

           4.1.1. Notice of Borrowing.

               (i)     Whenever a Borrower desires to make a Borrowing under
     Section 2.1 of this Agreement (other than a Borrowing resulting from a conversion or continuation pursuant to Section 3.1.2), Remington shall give Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing request (a "Notice of Borrowing"), which shall be in the form of Exhibit D annexed hereto and signed by an authorized officer of Remington. Such Notice of

     Borrowing shall be given by Remington no later than 12:00 noon at the office of Agent designated by Agent from time to time (a) on the Domestic Business Day of the requested funding date of such Borrowing, in the case of Base Rate Loans, and (b) at least 3 Euro-Dollar Business Days prior to the requested funding date of such Borrowing, in the case of Euro-Dollar Loans. Notices received after 12:00 noon shall be deemed received on the next Domestic Business Day. The Revolver Loans made by each Lender on the Closing Date shall be made as Base Rate Loans and thereafter may be made or continued as or converted into Base Rate Loans or Euro-Dollar Loans. Each Revolver Loan (other than Settlement Loans) requested by Borrowers after the Closing Date shall be for an amount of $1,000,000 or integral multiples of $100,000 in excess of that amount, except for Revolver Loans deemed requested pursuant to clause (ii) of this Section 4.1.1. Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the Borrowing, (b) the date of Borrowing (which shall be a Domestic Business Day), (c) whether the Borrowing is to consist of Base Rate Loans or Euro-Dollar Loans, (d) in the case of Euro-Dollar Loans, the duration of the Interest Period to be applicable thereto, and (e) the account of Borrowers to which the proceeds of such Borrowing are to be disbursed. Borrowers may not request any Euro-Dollar Loans if a Default or Event of Default exists.

               (ii) Unless payment is otherwise timely made by Borrowers, the becoming due of any amount required to be paid with respect to any of the Obligations (whether as principal, accrued interest, fees or other charges, including the repayment of any LC Obligations) shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the due date of, and in an aggregate amount required to pay, such Obligations, and the proceeds of such Revolver Loans may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as Base Rate Loans. If Borrowers elect to establish one or more controlled disbursement accounts with any Lender that is a bank, then the presentation for payment of any check or other item of payment drawn on any such controlled disbursement account at a time when there are insufficient funds in such account to cover such check shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the date of such presentation and in an amount equal to the aggregate amount of the items presented for payment, and the proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account and shall bear interest as Base Rate Loans. Neither Agent nor any Lender shall have any obligation to Borrowers to honor any deemed request for a Revolver Loan on or after the Commitment Termination Date or when an Out-of-Formula Condition exists or would result therefrom or when any condition precedent in Section 11 hereof is not satisfied, but may do so in the discretion of Agent (or at the direction of the Required Lenders) and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolver Loan is funded after the Commitment Termination Date.

               (iii) As an accommodation to Borrowers, Agent and Lenders may permit telephonic requests for Borrowings and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrowers; provided, however, that Borrowers shall confirm each such telephonic request for a Borrowing of Euro-Dollar Loans or for a single Borrowing of Base Rate Loans in excess of $5,000,000 by delivery of the required Notice of Borrowing to Agent by facsimile transmission promptly, but in no event later than 5:00 p.m. on the same day. Unless Borrowers specifically direct Agent and Lenders in writing not to accept or act upon telephonic or electronic communications from Borrowers, neither Agent nor any Lender shall have any liability to Borrowers for any loss or damage suffered by Borrowers as a result of Agent's or any Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent or Lenders by Borrowers and neither Agent nor any Lender shall have any duty to verify the origin of any such communication or the identity or authority of the Person sending it.

           4.1.2. Fundings by Lenders. Subject to its receipt of notice from Agent of a Notice of Borrowing as provided in Sections 4.1.1(i) or 4.1.3(ii) (except in the case of a deemed request for a Revolver Loan as provided in Sections 4.1.1(ii) or 4.1.3(ii) hereof, in which event no Notice of Borrowing need be submitted), each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested by Borrowers and that each Borrower is entitled to receive under this Agreement. Agent shall promptly notify Lenders of each Notice of Borrowing. Each Lender shall deposit with Agent an amount equal to its Pro Rata share of the Borrowing requested by Borrowers at Agent's designated bank in immediately available funds not later than 2:00 p.m. on the date of funding of such Borrowing, unless Agent's notice to Lenders is received after 1:00 p.m. on the proposed funding date of a Base Rate Loan, in which event Lenders shall deposit with Agent their respective Pro Rata shares of the requested Borrowing on or before 11:00 a.m. of the next Domestic Business Day. Subject to its receipt of such amounts from Lenders, Agent shall make the proceeds of the Revolver Loans received by it available to Borrowers by disbursing such proceeds in accordance with Remington's disbursement instructions set forth in the applicable Notice of Borrowing. Unless Agent shall have been notified in writing by a Lender prior to 12:00 noon on the proposed funding date (in the case of Base Rate Loans) or by 2:00 p.m. at least 2 Domestic Business Days before the proposed funding date (in the case of Euro-Dollar Loans) that such Lender does not intend to deposit with Agent an amount equal such Lender's Pro Rata share of the requested Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent and Agent may in its discretion disburse a corresponding amount to each Borrower on the applicable funding date. If a Lender's Pro Rata share of such Borrowing is not in fact deposited with Agent, then, if Agent has disbursed to each Borrower an amount corresponding to such share, then such Lender agrees to pay, and in addition Borrowers agree to repay, to Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed by Agent to or for the benefit of Borrowers until the date such amount is paid or repaid to Agent, (a) in the case of Borrower, at the interest rate applicable to such Borrowing and (b) in the case of such Lender, at the Federal Funds Rate. If such Lender repays to Agent such corresponding amount, such amount so repaid shall constitute a Revolver Loan, and if both such Lender and Borrowers shall have repaid such corresponding amount, Agent shall promptly return to Borrowers such corresponding amount in same day funds. A notice from Agent submitted to any Lender with respect to amounts owing under this Section 4.1.2 shall be conclusive, absent manifest error.

           4.1.3. Settlement and Settlement Loans.

               (i) In order to facilitate the administration of the Revolver Loans under this Agreement, Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that settlement among them with respect to the Revolver Loans may take place on a periodic basis on dates determined from time to time by Agent (each a "Settlement Date"), which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in
     Section 11 of this Agreement have been met. On each Settlement Date, payment shall be made by or to each Lender in the manner provided herein and in accordance with the Settlement Report delivered by Agent to Lenders with respect to such Settlement Date so that, as of each Settlement Date and after giving effect to the transaction to take place on such Settlement Date, each Lender shall hold its Pro Rata share of all Revolver Loans and LC Obligations then outstanding. Agent shall request settlement with the Lenders on a basis not less frequently than once every 5 Domestic Business Days.

               (ii) Between Settlement Dates, Agent may request Wachovia to advance, and Wachovia may, but shall in no event be obligated to, advance to Borrowers out of Wachovia's own funds the entire principal amount of any Borrowing of Revolver Loans that are Base Rate Loans requested or deemed requested pursuant to this Agreement (any such Revolver Loan funded exclusively by Wachovia being referred to as a "Settlement Loan"). Each Settlement Loan shall constitute a Revolver Loan hereunder, shall be a Base Rate Loan and shall be subject to all of the terms, conditions and security applicable to other Revolver Loans, except that all payments thereon shall be payable to Wachovia solely for its own account. The joint and several obligation of Borrowers to repay such Settlement Loans to Wachovia shall be evidenced by the Settlement Note and the records of Wachovia. Agent shall not request Wachovia to make any Settlement Loan if (A) Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Section 11 hereof will not be satisfied on the requested funding date for the applicable Borrowing or (B) the requested Borrowing would exceed the amount of Availability on the funding date or would cause the then outstanding principal balance of all Settlement Loans to exceed $5,000,000. Wachovia shall not be required to determine whether the applicable conditions precedent set forth in Section 11 hereof have been satisfied or the requested Borrowing would exceed the amount of Availability on the funding date applicable thereto prior to making, in its sole discretion, any Settlement Loan. On each Settlement Date, or, if earlier, upon demand by Agent for payment thereof, the then outstanding Settlement Loans shall be immediately due and payable. As provided in Section 4.1.1(ii), Borrowers shall be deemed to have requested (without necessity of submitting any Notice of Borrowing) Revolver Loans to be made on each Settlement Date in the amount of all outstanding Settlement Loans and to have authorized Agent to cause the proceeds of such Revolver Loans to be applied to the repayment of such Settlement Loans and interest accrued thereon. Agent shall notify the Lenders of the outstanding balance of Settlement Loans prior to 12:00 noon on each Settlement Date and each Lender shall deposit with Agent an amount equal to its Pro Rata share of the amount of Revolver Loans deemed requested in immediately available funds not later than 1:00 p.m. on such Settlement Date, and without regard to whether any of the conditions precedent set forth in Section 11 are satisfied or the Commitment Termination Date has occurred. If any Settlement Loan is not repaid on the due date thereof, then on the second Domestic Business Day after Wachovia's request each Lender (other than Wachovia) shall purchase a participating interest in such Settlement Loan in an amount equal to its Pro Rata share of such Settlement Loan by transferring to Wachovia, in immediately available funds, the amount of such participation. The proceeds of Settlement Loans may be used solely for purposes for which Revolver Loans generally may be used in accordance with
     Section 2.1.3 hereof. If any amounts received by Wachovia in respect of any Settlement Loans are later required to be returned or repaid by Wachovia to Borrowers or any other Obligor or their respective representatives or successors-in-interest, whether by court order, settlement or otherwise, the other Lenders shall, upon demand by Wachovia with notice to Agent, pay to Agent for the account of Wachovia, an amount equal to each other Lender's Pro Rata share of all such amounts required to be returned by Wachovia.

           4.1.4. Disbursement Authorization. Each Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolver Loan requested by Borrowers, or deemed to be requested pursuant to Section 4.1.1 or Section 4.1.3(ii), as follows: (i) the proceeds of each Revolver Loan requested under
Section 4.1.1(i) shall be disbursed by Agent in accordance with the terms of the written disbursement letter from Borrowers in the case of the initial Borrowing, and, in the case of each subsequent Borrowing, by wire transfer to such bank account as may be agreed upon by a Borrower and Agent from time to time or elsewhere if pursuant to a written direction from a Borrower; and (ii) the proceeds of each Revolver Loan requested under

Section 4.1.1(ii) or Section 4.1.3(ii) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation. Any Revolver Loan proceeds received by Borrowers or in payment of any of the Obligations shall be deemed to have been received by Borrowers.

     4.2. Defaulting Lender. If any Lender shall, at any time, fail to make any payment to Agent or Wachovia that is required hereunder, Agent may, but shall not be required to, retain payments that would otherwise be made to such defaulting Lender hereunder and apply such payments to such defaulting Lender's defaulted obligations hereunder, at such time, and in such order, as Agent may elect in its sole discretion. With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make the full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate. The failure of any Lender to fund its portion of any Revolver Loan shall not relieve any other Lender of its obligation, if any, to fund its portion of the Revolver Loan on the date of Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Revolver Loan to be made by such Lender on the date of any Borrowing. Solely for purposes of voting or consenting to matters with respect to any of the Credit Documents, Collateral or any Obligations and determining a defaulting Lender's Pro Rata share of payments and proceeds of Collateral, a defaulting Lender shall not be deemed to be a "Lender" and such Lender's Revolver Commitment shall be deemed to be zero. The provisions of this Section 4.2 shall be solely for the benefit of the Lender Group and may not be enforced by Borrowers.

     4.3.  Special Provisions Governing Euro-Dollar Loans.

           4.3.1. Number of Euro-Dollar Loans. In no event may the number of Euro-Dollar Loans outstanding at any time to any Lender exceed 10.

           4.3.2. Minimum Amounts. Each Borrowing of Euro-Dollar Loans pursuant to Section 4.1.1(i), and each continuation of or conversion to Euro-Dollar Loans pursuant to Section 3.1.2 hereof, shall be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

           4.3.3. LIBOR Lending Office. Each Lender's initial LIBOR Lending Office is set forth opposite its name on the signature pages hereof. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender's LIBOR Lending Office, and to transfer any outstanding Euro-Dollar Loans to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of Borrowers for increased costs or expenses resulting solely from such designation or transfer. Increased costs or expenses resulting from a change in Applicable Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

     4.4. Borrowers' Representative. Each Borrower hereby irrevocably appoints Remington, and Remington agrees to act under this Agreement as, the agent and representative of itself and Factors for all purposes under this Agreement, including requesting Borrowings, selecting whether any Revolver Loan or portion thereof is to bear interest as a Base Rate Loan or a Euro-Dollar Loan, and receiving account statements and other notices and communications to Borrowers (or either of them) from Agent. Agent may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion/Continuation, disbursement instructions, reports, information, Borrowing Base Certificate or any other notice or communication made or given by Remington, whether in its own name, on behalf of either Borrower or on behalf of "the Borrowers," and Agent shall have no obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such Notice of Borrowing, Notice of

Conversion Continuation, instruction, report, information, Borrowing Base Certificate or other notice or communication, nor shall the joint and several character of Borrowers' liability for the Obligations be affected, provided that the provisions of this Section 4.4 shall not be construed so as to preclude either Borrower from directly requesting Borrowings or taking other actions permitted to be taken by "a Borrower" hereunder. All Revolver Loans disbursed to the account of either Borrower shall be deemed to have been made to and for the joint benefit of both Borrowers. Agent may maintain a single Loan Account in the name of "Remington Arms Company, Inc.," and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of such Borrower's liability for the Obligations.

     4.5. All Revolver Loans to Constitute One Obligation. The Revolver Loans shall constitute one general (and joint and several) obligation of Borrowers and shall be secured by Agent's Liens upon all of the Collateral except as may be otherwise expressly provided in any of the Credit Documents; provided, however, that each Agent and each Lender shall be deemed to be a creditor of each Borrower and the holder of a separate claim against each Borrower to the extent of any Obligations owed by Borrowers to Agent or such Lender.

SECTION  5.  PAYMENTS

     5.1. General Repayment Provisions. All payments (including all prepayments) of principal of and interest on the Revolver Loans, LC Obligations and other Obligations shall be made to Agent in U.S. Dollars without any offset or counterclaim and, with respect to payments made other than by application of balances in a Cash Collateral Account, in immediately available funds not later than 12:00 noon on the due date (and payment made after such time on the due date to be deemed to have been made on the next succeeding Domestic Business
Day). All payments received by Agent shall be distributed by Agent to Lenders, subject to the right of offset that Agent may have as to amounts otherwise to be remitted to a particular Lender by reason of amounts due Agent from such Lender under any of the Credit Documents.

     5.2.  Repayment of Revolver Loans.

           5.2.1. Payment of Principal. The outstanding principal amounts with respect to the Revolver Loans shall be repaid as follows:

               (i) Any portion of the Revolver Loans bearing interest as Base Rate Loans shall be paid by Borrowers to Agent, for the benefit of Lenders (or, in the case of Settlement Loans, for the sole benefit of Wachovia), unless timely converted to a Euro-Dollar Loan in accordance with this Agreement, upon (a) the Commitment Termination Date, (b) if a Cash Management Event occurs, the receipt by Agent, any Lender or any Obligor of any proceeds of Collateral, and (b) in the case of Settlement Loans, the earlier of Wachovia's demand for payment or on each Settlement Date with respect to all Settlement Loans outstanding on such date.

               (ii) Any portion of the Revolver Loans bearing interest as Euro-Dollar Loans shall be paid by Borrowers to Agent, for the benefit of Lenders, unless converted to a Base Rate Loan or continued as a Euro-Dollar Loan in accordance with this Agreement, upon the earlier to occur of (a) the last day of the Interest Period applicable thereto or (b) the Commitment Termination Date. In no event shall Borrowers be authorized to pay any Euro-Dollar Loan prior to the last day of the Interest Period applicable thereto unless (x) otherwise agreed in writing by Agent, a Cash Management Event shall occur, or Borrowers are otherwise expressly authorized or required by any provision of this Agreement to pay any Euro-Dollar Loan outstanding on a date other than the last day of the Interest Period applicable thereto, and (y) Borrowers pay to Agent, for the benefit of Lenders and concurrently with any prepayment of a Euro-Dollar Loan, the amount due Agent and Lenders under Section 3.9 hereof as a consequence of such prepayment.

               (iii) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if an Out-of-Formula Condition shall exist, Borrowers shall, on the sooner to occur of Agent's demand or the first Domestic Business Day after Borrowers have obtained knowledge of such Out-of-Formula Condition, repay the outstanding Revolver Loans that are Base Rate Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all Revolver Loans by an amount equal to such excess; and, if such payment of Base Rate Loans is not sufficient to eliminate the Out-of-Formula Condition, then Borrowers shall immediately either (a) deposit with Agent, for the benefit of Lenders, for application to any outstanding Revolver Loans bearing interest as Euro-Dollar Loans as the same become due and payable (whether at the end of the applicable Interest Periods or on the Commitment Termination Date), cash in an amount sufficient to eliminate such Out-of-Formula Condition to be held by Agent pending disbursement of same to Lenders, but subject to Agent's Lien thereon and rights of offset with respect thereto, or (b) pay the Revolver Loans outstanding as Euro-Dollar Loans to the extent necessary to eliminate such Out-of-Formula Condition and also pay to Agent for the benefit of Lenders any and all amounts required by Section 3.9 hereof to be paid by reason of the prepayment of a Euro-Dollar Loan prior to the last day of the Interest Period applicable thereto.

           5.2.2. Payment of Interest. Interest accrued on the Revolver Loans shall be due and payable on (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, with respect to any portion of a Revolver Loan bearing interest as a Base Rate Loan and (ii) with respect to any portion of a Revolver Loan bearing interest as a Euro-Dollar Loan, the earlier to occur of (a) the last day of the applicable Interest Period or (b) for a Euro-Dollar Loan having an Interest Period of 6 months, the date that is 3 months after the first day of such Interest Period and on the last day of such Interest Period. Accrued interest shall also be paid by each Borrower on the Commitment Termination Date. With respect to any Base Rate Loan converted into a Euro-Dollar Loan pursuant to
Section 3.1.2 on a day when interest would not otherwise have been payable with respect to such Base Rate Loan, accrued interest to the date of such conversion on the amount of such Base Rate Loan so converted shall be paid on the conversion date.

     5.3.  RESERVED.

     5.4. Prepayments. The following provisions shall govern Borrowers' rights and obligations with respect to prepayment of the Obligations (with the application of such prepayments to be governed by the provisions of Section 5.8 hereof):

           (a) Borrowers shall, concurrently with the receipt by any Obligor of any Net Disposition Proceeds from any sale or other disposition of Collateral (other than sales of Inventory in the Ordinary Course of Business of Remington and replacements of Equipment permitted pursuant to Section 8.4.2(ii)) make or cause to be made a mandatory prepayment of the Revolver Loans, provided that nothing herein shall be construed to authorize any disposition of Collateral except as expressly elsewhere authorized by this Agreement or the other Credit Documents; and

           (b) With respect to any condemnation awards or proceeds of insurance of the type required by Section 8.1.2(i), Borrowers shall prepay the Revolver Loan as and to the extent required by Section 8.1.2(ii).

     5.5. Payment of Other Obligations. Borrowers shall pay all costs, fees and charges pursuant to this Agreement as and when provided in Section 3.2 hereof, to Agent or to any other Person designated by Agent in writing. The balance of the Obligations requiring the payment of money, including the LC Obligations, shall be repaid by Borrowers to Agent, for the benefit of Agent or Lenders, as the case may be, as and when provided in the Credit Documents, or, if no date of payment is otherwise specified in the Credit Documents, on demand.

     5.6. Marshalling; Payments Set Aside Neither Agent nor any Lender shall be under any obligation to marshall any assets in favor of Borrowers or any other Obligor or against or in payment of any or all of the Obligations. To the extent that a Borrower makes a payment or payments to Agent or any Lender or any of such Persons receives payment from the proceeds of Collateral or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this
Section 5.6 shall survive any termination of the Revolver Commitments and payment in full of the Obligations.

     5.7.  Agent's Allocation of Payments and Collections.

           5.7.1. Allocation of Payments. All monies to be applied to the Obligations, whether such monies represent voluntary payments by one or more Obligors or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to Lenders, with each Lender to receive its Pro Rata share thereof, unless otherwise provided herein): (i) first, to Agent to pay any Indemnified Amount that has not been paid to Agent by Borrowers or Lenders, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans; (ii) second, to Agent to pay the amount of Extraordinary Expenses and amounts owing to Agent pursuant to Section 15.10 hereof that have not been reimbursed to Agent by Borrowers or Lenders, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans; (iii) third, to Agent to pay any fees due and payable to Agent, including fees payable to Agent pursuant to the Syndication Fee Letter; (iv) fourth, to Agent to pay principal and accrued interest on any portion of the Revolver Loans which Agent may have advanced on behalf of any Lender and for which Agent has not been reimbursed by such Lender or Borrowers; (v) fifth, to Wachovia to pay the principal and accrued interest on any portion of the Settlement Loans outstanding, to be shared with Lenders that have acquired and paid for a participating interest in such Settlement Loans; (vi) sixth, to the extent Wachovia has not received from any Lender payment as required by Section 2.3.2(ii) hereof, to Wachovia to pay all such required payments from each such Lender; (vii) seventh, to each Lender for any Indemnified Amount that such Lender has paid to Agent and any Extraordinary Expenses that such Lender has reimbursed to Agent, to the extent that such Lender has not been reimbursed from Obligors therefor; (viii) eighth, to Lenders for any Indemnified Amount and any Extraordinary Expenses that have not been paid to them by Obligors; (ix) ninth, to LC Issuer to pay principal and interest with respect to the LC Obligations (or to the extent any of the LC Obligations are contingent and an Event of Default then exists, deposited in the Cash Collateral Account to provide security for the payment of the LC Obligations), which payment shall be shared with the Lenders in accordance with Section 2.3.2(iii) hereof; (x) tenth, to Lenders in payment of the unpaid principal and accrued interest in respect of the Revolver Loans (other than Settlement Loans), with each Lender to receive therefrom its Pro Rata share or a share on such other basis as may be agreed upon in writing by Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of Borrowers); and (xi) eleventh, to Lenders in payment of the unpaid principal and accrued interest in respect of any other Obligations then outstanding, including Hedging Agreements with Lenders or their Affiliates, with each Lender to receive therefrom its ratable share or a share on such other basis as may be agreed upon in writing by Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of Borrowers). The allocations set forth in this Section 5.7 are solely to determine the rights and priorities of Agent and Lenders as among themselves and may be changed by Agent and Lenders without notice to or the consent or approval of Borrowers or any other Person.

           5.7.2. Erroneous Allocation. Agent shall not be liable for any allocation or distribution of payments made by it in good faith and, if any such allocation or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to which payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which such other Lenders are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In no event shall Borrowers or any other Obligor be deemed to be a beneficiary of this Section 5.7.2 or authorized to enforce any of the provisions of this Section 5.7.2, and nothing in this Section 5.7.2 shall be construed to affect Agent's or any Lender's recourse against Borrowers or any other Obligor with respect to the Obligations.

     5.8.  APPLICATION OF PAYMENTS AND COLLECTIONS.

           5.8.1. Application of Prepayments. Except as otherwise expressly provided in this Agreement, Agent shall be authorized to apply any prepayments, whether voluntary or mandatory, to such of the then outstanding Obligations as Agent may elect in its sole discretion, provided that, if at the time of Agent's receipt of any prepayment any Default or Event of Default exists, such prepayment shall be applied to the outstanding Obligations and allocated among Agent and Lenders as and to the extent provided in Section 5.7 hereof.

           5.8.2. Waiver of Application. Except that to the extent that the manner of application to the Obligations of any payments or proceeds of Collateral is expressly governed by other provisions of this Agreement or any of the other Credit Documents, each Borrower irrevocably waives the right to direct the application of any and all payment and collections at any time or times hereafter received by either of Agent or any Lender from or on behalf of each Borrower, and each Borrower does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by either of Agent or any Lender against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records; provided, however, that at any time that a Default or Event of Default exists, all payments and proceeds of Collateral shall be allocated and applied in accordance with the provisions of Section 5.7 hereof.

           5.8.3. Credit Balance. If as a result of collections of Accounts as authorized by Section 8.2.5 a credit balance exists in favor of Borrowers, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times. Agent may, at its option, offset such credit balance against any of the Obligations upon and after the occurrence of an Event of Default.

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     5.9.  REVOLVER LOAN ACCOUNTS; THE REGISTER; ACCOUNT STATED.

           5.9.1. Revolver Loan Accounts. Each Lender shall maintain in accordance with its usual and customary practices an account or accounts (a "Revolver Loan Account") evidencing the Debt of Borrowers to such Lender resulting from each Revolver Loan owing to such Lender from time to time, including the amount of principal and interest payable to such Lender from time to time hereunder and under each Note payable to such Lender.

           5.9.2. The Register. Agent shall maintain a register (the "Register") which shall include a master account and a subsidiary account for each Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of each Revolver Loan comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from Borrowers to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by Agent from Borrowers or any other Obligor and each Lender's share thereof. The Register shall be available for inspection by Borrowers or any Lender at the offices of Agent at any reasonable time and from time to time upon reasonable prior notice.

           5.9.3. Entries Binding. The entries made in the Register and each Revolver Loan Account shall be admissible in any action or proceeding relating to any of the Credit Documents and, absent manifest error, shall constitute rebuttably presumptive evidence of the information contained therein, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument; provided, however, that if a copy of information contained in the Register or any Revolver Loan Account is provided to any Obligor, or any Obligor inspects the Register or any Revolver Loan Account, at any time or from time to time, then the information contained in the Register or the Revolver Loan Account, as applicable shall be conclusive and binding on such Obligor for all purposes absent manifest error, unless such Obligor notifies Agent in writing within 30 days after such Obligor's receipt of such copy or such Obligor's inspection of the Register or Revolver Loan Account of its intention to dispute the information contained therein.

     5.10. GROSS UP FOR TAXES; WITHHOLDING TAX EXEMPTION.

           5.10.1. Tax Gross Up. Except as provided below in this Section 5.10, all payments made by Borrowers under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other Taxes or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) Taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, (ii) all franchise, branch, and doing business Taxes or (iii) Taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (a) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (b) by reason of any connection between the jurisdiction imposing such Tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Agreement or the Notes. If any such non-excluded Taxes or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to Agent or any Lender hereunder or under the Notes, the amounts so payable to Agent or such Lender shall be increased to the extent necessary to yield to Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes; provided, however, that Borrowers shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of Section 5.10.2. Whenever any Non-Excluded Taxes are payable by Borrowers, as promptly as possible thereafter Borrowers shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by Borrowers showing payment thereof. If Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fail to remit to Agent the required receipts or other required documentary evidence, Borrowers shall indemnify Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure. The agreements in this Section 5.10.1 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

           5.10.2. Withholding Tax Exemption. Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

               (X) (i) on or before the date of any payment by Borrowers under this Agreement or the Notes to such Lender, deliver to Borrowers and Agent
     (A) 2 duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8BEN or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

               (ii) deliver to Borrowers and Agent 2 further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrowers; and

               (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by Borrowers or Agent; or

               (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code and that is relying on the exemption under Section 881(c) of the Code, (i) represent to Borrowers (for the benefit of Borrowers and Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agree to furnish to Borrowers on or before the date of any payment by Borrowers, with a copy to Agent, (A) a certificate substantially in the form of Exhibit I hereto (any such certificate a "U.S. Tax Compliance Certificate") and (B) 2 accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Agreement (and to deliver to Borrowers and Agent 2 further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by Borrowers or Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by Borrowers, to provide to Borrowers (for the benefit of Borrowers and Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement;

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unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises Borrowers and Agent. Each Person that shall become a Lender or a Participant pursuant to
Section 14 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section 5.10.2, provided that in the case of a Participant the obligations of such Participant pursuant to this Section 5.10.2 shall be determined as if the Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

     5.11. CERTAIN RULES RELATING TO THE PAYMENT OF ADDITIONAL AMOUNTS.

           5.11.1. Upon the request, and at the expense, of Borrowers, each Lender to which any Borrower is required to pay any additional amount pursuant to Section 5.10, and any Participant in respect of whose participation such payment is required, shall reasonably afford Borrowers the opportunity to contest, and reasonably cooperate with Borrowers in contesting, the imposition of any Non-Excluded Tax giving rise to such payment; provided that (i) such Lender shall not be required to afford Borrowers the opportunity to so contest unless Borrowers shall have confirmed in writing to such Lender their obligation to pay such amounts pursuant to this Agreement and (ii) Borrowers shall reimburse such Lender for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with Borrowers in contesting the imposition of such Non-Excluded Tax.

           5.11.2. If a Lender changes its applicable lending office (other than pursuant to Section 5.11.3 below) and the effect of the change, as of the date of the change, would be to cause Borrowers to become obligated to pay any additional amount under Section 5.10, Borrowers shall not be obligated to pay such additional amount.

           5.11.3. If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by Borrowers pursuant to Section 5.10, such Lender shall promptly notify Borrowers and Agent and shall take such steps as may reasonably be available to it and acceptable to Borrowers to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans held by such Lender at another lending office, or through another branch or an affiliate, of such Lender); provided that such Lender shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless Borrowers agree to reimburse such Lender for the reasonable incremental out-of-pocket costs thereof).

           5.11.4. If Borrowers shall become obligated to pay additional amounts pursuant to Section 5.10 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under Section 5.10, Borrowers shall have the right, for so long as such obligation remains, (x) with the assistance of Agent, to seek one or more substitute Lenders reasonably satisfactory to Agent and Borrowers to purchase the affected Loan, in whole or in part, at an aggregate price no less than such Loan's principal amount plus accrued interest, fees and expenses, and assume the affected obligations under this Agreement, or (y) upon at least 4 Business Days irrevocable notice to Agent, to prepay the affected Loan, in whole or in part without premium or penalty. In the case of the substitution of a Lender, Borrowers, Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and

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Acceptance pursuant to Section 14.3 to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender. In the case of a prepayment of an affected Loan, the amount specified in the prepayment notice shall be due and payable on the date specified therein, together with any accrued interest, fees and expenses to such date on the amount prepaid. No such substitution or prepayment shall affect the obligation of Borrowers to pay the relevant additional amounts pursuant to Section 5.10 with respect to the period prior to such substitution or prepayment, as the case may be.

           5.11.5. The obligations of a Lender or Participant under this Section
5.11 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     5.12. NATURE AND EXTENT OF EACH BORROWER'S LIABILITY.

           5.12.1. Joint and Several Liability. Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by the other Borrower of, all of the Revolver Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any Revolver Loans or other extensions of credit hereunder or the amount of such Revolver Loans received or the manner in which Agent or any Lender accounts for such Revolver Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Revolver Loans to one Borrower inure to the mutual benefit of both Borrowers and that Agent and Lenders are relying on the joint and several liability of Borrowers in extending the Revolver Loans and other financial accommodations hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Revolver Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.

           5.12.2. Unconditional Nature of Liability. Each Borrower's joint and several liability hereunder with respect to, and guaranty of, the Revolver Loans and other Obligations shall, to the fullest extent permitted by Applicable Law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or any Lender with respect to any provision of any instrument evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by the other Borrower and delivered to Agent or any Lender, (iv) the failure by Agent to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations or Agent's release of any Collateral or of its Liens upon any Collateral, (v) Agent's or Lenders' election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any Obligor for the payment of any of the Obligations, (viii) any amendment or modification of any of the Credit Documents or waiver of any Default or Event of Default thereunder, (ix) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (x) the disallowance of all or any portion of Agent's or any Lender's claims for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, or (xi) any other circumstance that might constitute a legal or equitable discharge or defense of a Borrower. After the occurrence and during the continuance of any Event of Default, Agent may proceed directly and at once, without notice to any Obligor, against any or all of Obligors to collect and recover all or any part of the Obligations, without first proceeding against any other Obligor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower, to the fullest extent permitted by Applicable Law, waives any provision that might otherwise require Agent under Applicable Law to pursue or exhaust its remedies against any Collateral or any other Obligor before pursuing such Borrower. Each Borrower consents and agrees that Agent shall be under no obligation to marshal any assets in favor of any such Borrower or against or in payment of any or all of the Obligations.

           5.12.3. No Reduction in Liability for Obligations. No payment or payments made by an Obligor or received or collected by Agent from an Obligor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement, each of which shall remain jointly and severally liable for the payment and performance of all Revolver Loans and other Obligations until the Obligations are paid in full and this Agreement is terminated.

           5.12.4. Contribution. Each Borrower is unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement. If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower's Collateral that are applied to the Obligations exceeds the aggregate amount of Revolver Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an "Accommodation Payment"), then the other Borrower (the "Contributing Borrower") shall be obligated to make contribution to such Borrower (the "Paying Borrower") in an amount equal to (A) the product derived by multiplying the sum of each Accommodation Payment of the Paying Borrower by the Allocable Percentage of the Contributing Borrower less (B) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower's recovery of contribution hereunder from the other Borrower shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of both Borrowers. As used herein, the term "Allocable Percentage" shall mean, on any date of determination thereof, a fraction the denominator of which shall be 2 and the numerator of which shall be 1.

           5.12.5. Subordination. Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Obligor, and any successor or assign of any other Obligor, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the payment in full of all of the Obligations.

SECTION 6.  COMMITTED TERM AND TERMINATION OF COMMITMENTS

     6.1. Committed Term of Revolver Commitments. Subject to each Lender's right to cease making Revolver Loans or other extensions of credit hereunder to Borrowers when any of the conditions precedent set forth in Section 11.2 are not satisfied (provided that such Lender has complied with the provisions of Section 4.1.2) or upon termination of the Revolver Commitments as provided in Section
6.2 hereof, the Revolver Commitments shall be in effect for the Committed Term.

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     6.2.  TERMINATION.

           6.2.1. Termination by Agent. Agent may (and upon the direction of the Required Lenders, shall) terminate the Revolver Commitments without notice at any time that an Event of Default exists; provided that the Revolver Commitments shall automatically terminate as provided in Section 12.2 hereof.

           6.2.2. Termination by Borrowers. Upon at least 10 Domestic Business Days prior written notice to Agent, Borrowers may, at their option, terminate the Revolver Commitments; provided, that no such termination by Borrowers shall be effective until Borrowers have satisfied all of the Obligations and executed in favor of and delivered to Agent and each Lender a general release of all Indemnified Claims that each Borrower may have against either of Agent or any Lender. Any notice of termination given by Borrowers shall be irrevocable unless Agent otherwise agrees in writing. Borrowers may elect to terminate the Revolver Commitments in their entirety only. No section of this Agreement, Type of Revolver Loan available hereunder or Revolver Commitment may be terminated by Borrowers singly.

           6.2.3. Effect of Termination. On the effective date of termination of the Revolver Commitments by Agent or by Borrowers, all of the Obligations shall be immediately due and payable and Lenders shall have no obligation to make any Revolver Loans or issue any Letter of Credit. All undertakings, agreements, covenants, warranties and representations of each Borrower contained in the Credit Documents shall survive any such termination and Agent shall retain its Liens in Collateral and all of its rights and remedies under the Credit Documents notwithstanding such termination until Borrowers have satisfied the Obligations to Agent and Lenders, in full. For purposes hereof, the Obligations shall not be deemed to have been satisfied until all Obligations for the payment of money have been paid to Agent in same day funds and all Obligations that are at the time in question contingent (including all LC Obligations that exist by virtue of an outstanding Letter of Credit) have been fully cash collateralized in favor and to the satisfaction of Agent or Agent has received as beneficiary a direct pay letter of credit in form and from an LC Issuer acceptable to Agent (based upon Agent's customary criteria for determining the acceptability to it of such LC Issuers) and providing for direct payment to Agent of all such contingent Obligations at the time they become fixed. Notwithstanding the payment in full of the Obligations, Agent shall not be required to terminate its security interests in any of the Collateral unless, with respect to any loss or damage Agent may incur as a result of the dishonor or return of any Payment Items applied to the Obligations, Agent shall have received either (i) a written agreement, executed by Borrowers and any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such loss or damage; or (ii) such monetary reserves and Liens on Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent from any such loss or damage. All obligations of Borrowers to indemnify Agent and each Lender pursuant to this Agreement shall in all events survive any termination of the Revolver Commitments.

SECTION 7.   COLLATERAL

     7.1. Collateral for Obligations. The prompt payment and performance of all of the Obligations shall be secured by the Liens granted to Agent for the benefit of the Lender Group pursuant to the Security Documents, to the extent provided in the Security Documents, including the Liens created by the Mortgages upon all Real Estate and the Liens created under the Borrower Security Agreement and the Guarantor Security Agreements.

     7.2. Real Estate as Collateral. On or before April 25, 2003, each Borrower shall, and shall cause each Obligor to, execute and deliver to Agent all Mortgages that such Borrower or Obligor is requested by

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Agent to execute with respect to the Real Estate, after first complying with the provisions of Sections 10.1.11 through 10.1.13 and obtaining and delivering to Agent all other Real Property Documentation.

     7.3 Commercial Tort Claims. Within 30 days after a Borrower or a Guarantor makes a filing or appearance in court as a claimant with respect to a Commercial Tort Claim (as defined in the UCC) for damages equal to or exceeding $100,000 (and if no dollar amount of recovery is expressly set forth in a filing, such amount shall be the amount such Borrower or such Guarantor in good faith believes to be the amount of recoverable damages), Borrowers shall send to Agent and Lender written notice, signed by such Borrower or such Guarantor, containing the following: (i) an identification of the parties involved, the amount claimed for damages by such Borrower or such Guarantor, and the events that gave rise to such Commercial Tort Claim, and (ii) a grant of a security interest in such Commercial Tort Claim in favor of Agent for the benefit of the Lender Group. Agent shall be authorized to amend any UCC-1 financing statements, without further authorization by such Borrower or such Guarantor, in order to include an identification of such Commercial Tort Claim as part of the Collateral.

     7.4. Lien Perfection; Further Assurances. Promptly after Agent's request therefor, each Borrower shall execute and deliver to Agent such instruments, assignments or documents as are necessary under the UCC or other Applicable Law to perfect Agent's Liens in any of the Collateral, and shall take such other action as may be requested by Agent to enable Agent to obtain "control" (within the meaning of Revised Article 9 of the UCC) with respect to any Collateral consisting of investment property, a Deposit Account, electronic chattel paper or letter of credit rights having an individual value in excess of $25,000 or having an aggregate value of $250,000 or less, or give effect to or carry out the intent and purposes of this Agreement or any of the Security Documents.

SECTION  8.  COLLATERAL ADMINISTRATION

     8.1.  GENERAL PROVISIONS.

           8.1.1. Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrowers at one or more of the business locations of Borrowers set forth in Schedule 8.1.1 hereto and shall not be moved therefrom, without the prior written approval of Agent, except that in the absence of an Event of Default and acceleration of the maturity of the Obligations in consequence thereof, Remington may have Inventory, Equipment or any record relating to Collateral at locations in the United States as long as (i) with respect to any location other than as set forth in Schedule 8.1.1 at which Inventory in an aggregate amount of $2,500,000 or more (or $175,000 or more per location) and Equipment (if any) in an aggregate amount of $2,500,000 or more (or $175,000 or more per location) is located, Borrowers shall have obtained a Lien Waiver, and (ii) with respect to any other location, Borrowers shall have given Agent at least 10 days prior written notice of such location prior to moving Collateral to such location, and
(iii) make sales or other dispositions of Collateral to the extent authorized by
Section 10.2.9 hereof.

           8.1.2.  Insurance of Collateral; Condemnation Proceeds.

               (i) Borrowers shall maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks in such amounts and with such insurance companies as are satisfactory to Agent and with an insurance company with a Best's rating of "A" or better and a financial size category of not less than XII. All proceeds payable under each such policy shall be payable to Agent for application to the Obligations. Borrowers shall deliver the originals or certified copies of such policies to Agent with satisfactory lender's loss payable endorsements

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reasonably satisfactory to Agent, naming Agent as sole lender's loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of a Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If the Borrowers fail to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge Borrowers therefor. Borrowers agree to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. For so long as no Event of Default exists, Borrowers shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by Borrowers provided that all proceeds thereof are applied in the manner specified in this Agreement, and Agent agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim. At any time that an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims and Agent shall have all rights and remedies with respect to such policies of insurance as are provided for in this Agreement and the other Credit Documents.

               (ii)    Any proceeds of insurance referred to in this Section
8.1.2 and any condemnation awards that are paid to Agent in connection with a condemnation of Collateral shall be paid to Agent and applied first to the payment of the Revolver Loans and then to any other Obligations outstanding, provided that if requested by Borrowers in writing within 30 days after Agent's receipt of such proceeds relating to Equipment or Real Estate and if no Default or Event of Default exists, Borrowers may apply such proceeds to repair or replace the damaged or destroyed Equipment or Real Estate so long as (1) such repair or replacement is promptly undertaken and concluded, (2) the repaired or replaced Property is at all times free and clear of Liens other than Permitted Liens and permits Borrowers to resume productivity comparable to Borrowers' productivity levels prior to the loss, and (3) the amount of proceeds from any single casualty affecting Equipment or Real Estate does not exceed $2,500,000.

           8.1.3. Protection of Collateral. All reasonable costs and expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping of the Collateral, all Taxes imposed under any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Agent to any Person to realize upon the Collateral shall be borne and paid by Borrowers. If the Borrowers fail to pay promptly any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge Borrowers therefor. Neither Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at each Borrower's sole risk.

           8.1.4. Defense of Title to Collateral. Borrowers shall at all times jointly and severally defend their respective title to the Collateral and Agent's Liens therein against all Persons and all claims and demands whatsoever.

     8.2.  ADMINISTRATION OF ACCOUNTS.

           8.2.1. Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent with each Borrowing Base Certificate to be delivered pursuant to Section 8.5, or on such other periodic basis as Agent shall request a sales and collections report for the preceding period, in form satisfactory to Agent. Each

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Borrower shall also provide to Agent, in form acceptable to Agent, a detailed aged trial balance of its Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Agent's request therefor, copies of proof of delivery and the original copy of all documents, including repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request. In addition, if Accounts of a Borrower in an aggregate face amount in excess of $1,000,000 cease to be Eligible Accounts, in whole or in part, Borrowers shall notify Agent of such occurrence promptly (and in any event within 2 Domestic Business Days) after a Borrower's having obtained knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. Each Borrower shall deliver to Agent, upon Agent's request, copies of invoices or invoice registers related to all of its Accounts.

           8.2.2. Discounts, Disputes and Returns. If a Borrower grants any discounts, allowances or credits (including co-operative advertising and volume rebates) that are not shown on the face of the invoice for the Account involved, Borrowers shall report such discounts, allowances or credits, as the case may be to Agent as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $1,000,000 are in dispute between a Borrower and any Account Debtor, or if any returns are made in excess of $1,000,000 with respect to any Accounts owing from an Account Debtor, such Borrower shall provide Agent with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute or return, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Accounts of a Borrower upon such terms and conditions as Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorney's fees, to Borrowers.

           8.2.3. Taxes. If an Account of a Borrower includes a charge for any Taxes payable to any governmental taxing authority, Agent may, in its sole discretion, after notice to Borrower, to pay the amount thereof to the proper taxing authority for the account of Borrowers and to charge Borrowers therefor; provided, however, that neither Agent nor any Lenders shall be liable for any Taxes that may be due by a Borrower.

           8.2.4. Account Verification. Whether or not a Default or an Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or a Borrower to verify the validity, amount or any other matter relating to any Accounts of a Borrower by mail, telephone, telegraph or otherwise. Each Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

           8.2.5. Lockbox; Collateral Reserve Account; Control Agreements. (i) On or before the Closing Date, each Borrower and each Guarantor shall establish and continually maintain with Agent one or more Collateral Reserve Accounts and shall join with Agent in executing Deposit Account Control Agreements with each depository bank other than Wachovia (so that all such depository banks become Approved Depositories) into which is deposited an aggregate amount in excess of $25,000 of cash and Payment Items which such Borrower or Guarantor has or may at any time hereafter receive in full or partial payment for any Inventory, in respect of any Borrower's or Guarantor's Accounts, Chattel Paper or General Intangibles. In addition, each Borrower and each Guarantor receiving any Net Disposition Proceeds which are required to be applied to prepayment of the Revolver Loans pursuant to Section 5.4(a) shall (or shall cause each other Person receiving such Net Disposition Proceeds to) promptly remit all such proceeds to Agent. In the event that any cash or Payment Items are inadvertently received by an Obligor or any other Person, other than in accordance with the terms of this Agreement, such Obligor or other Person shall be deemed to hold the

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same in trust for the benefit of Agent and shall promptly forward them to Agent or another Approved Depository. Subject to the provisions of clauses (ii) and
(iii) below, all amounts held by Approved Depositories may be transferred to the operating account of a Borrower or a Guarantor in the Ordinary Course of Business.

               (ii) If at any time a Cash Management Event (as defined below) occurs, each Borrower and each relevant Guarantor shall promptly open a lockbox with Agent (in either case, a "Lockbox") (or at the option of Agent, Agent shall be given exclusive control of the existing lockbox or lockboxes), in either case, "Lockbox") and Agent shall notify Wachovia and all other Approved Depositories to remit balances in Deposit Accounts maintained by them to Agent. Agent agrees not to exercise its exclusive control over any such Deposit Accounts except after and during the continuance of a Cash Management Event. Agent also agrees, upon Borrowers' written request, to notify Wachovia and all other Approved Depositories to remit balances in Deposit Accounts maintained by them to Borrowers after the occurrence of a Cash Management Reinstatement Event (as defined below, unless a subsequent Cash Management Event shall occur, whereupon Agent shall notify Wachovia and all other Approved Depositories to remit balances in Deposit Accounts maintained by them to Agent). Agent shall remove from all Lockboxes, and shall deposit to a Collateral Reserve Account promptly after receipt, all cash and Payment Items received from Account Debtors and all amounts received from Approved Depositories and, subject to clause (iii) below, Agent shall apply the proceeds thereof against the Obligations in accordance with the terms of this Agreement, with remaining collected amounts in each Collateral Reserve Account to be transferred by Agent to the operating account of a Borrower, provided that Net Deposition Proceeds shall be held subject to the provisions of Section 5.4. As used herein, the term "Cash Management Event" shall mean the occurrence or existence of any of the following events or conditions: (x) Availability on any date shall be less than $12,500,000 (whether or not Availability shall thereafter equal or exceed such amount); (y) there shall occur any event or condition that has had or could reasonably be expected to have a Material Adverse Effect, as determined in the reasonable judgment of Agent or the Required Lenders; or (z) an Event of Default shall exist and Agent or the Required Lenders shall have, in its or their sole discretion, elected to enforce, collect and receive all amounts owing with respect to the Accounts and/or other Collateral. As used herein, the term "Cash Management Reinstatement Event" shall mean the occurrence or existence of the following events or conditions after a Cash Management Event has occurred: (i) Availability shall have been not less than $17,500,000 for a period of 90 consecutive days after the occurrence of a Cash Management Event and (ii) during such 90-day period no event or condition shall exist which would constitute a Cash Management Event.

               (iii) At any time that an Event of Default exists, Agent may at any time in its sole credit judgment, and shall if requested to do so in writing by the Required Lenders, direct Account Debtors to make payments with respect to any or all of the Accounts, Chattel Paper and General Intangibles of Borrowers and Guarantors directly to Agent, and the Account Debtors are hereby authorized and directed to do so by Borrowers and Guarantors upon Agent's direction, and the funds so received shall be deposited in a Collateral Reserve Account, and all amounts in a Collateral Reserve Account during the existence of any such Event of Default may be applied by Agent to the Obligations in accordance with the provisions of this Agreement.

     8.3.  ADMINISTRATION OF INVENTORY.

           8.3.1. Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory and shall furnish Agent and Lenders inventory reports respecting such Inventory in form and detail satisfactory to Agent and Lenders at such times as Agent and Lenders may request, but so long as no Default or Event of Default exists, no more frequently than once each week. Each Borrower shall either (i) conduct a physical inventory of its Inventory, or (ii) maintain a program of cycle counting of Inventory

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(which program is acceptable to, and has been certified by, its certified public accountants), in each case as often as Agent may request but so long as no Default or Event of Default exists, no more frequently than once each Fiscal Year, and shall provide to Agent and Lenders a report based on each such physical inventory promptly thereafter, together with such supporting information as Agent shall request.

           8.3.2. Returns of Inventory. No Borrower shall return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the Ordinary Course of Business of such Borrower;
(ii) no Default or Event of Default exists at the time of such return or would result therefrom; (iii) the return of such Inventory will not result in an Out-of-Formula Condition; and (iv) any payments received by a Borrower in connection with any such return are promptly turned over to Agent for application to the Obligations.

     8.4. ADMINISTRATION OF EQUIPMENT.

           8.4.1. Records and Schedules of Equipment. Each Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with Section
8.4.2 hereof, and shall furnish Agent and Lenders with a current schedule containing the foregoing information on an annual basis and, at any time that a Default or Event of Default exists as and when requested by Agent (but in no event more frequently than 4 times per calendar year). Promptly after request therefor by Agent, each Borrower shall deliver to Agent and Lenders any and all evidence (if any) of ownership of any of the Equipment.

           8.4.2. Dispositions of Equipment. No Borrower shall sell, lease or otherwise dispose of or transfer any of its Equipment or any part thereof without the prior written consent of Agent; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions which, in the aggregate as to Borrowers during any consecutive 12-month period, have a fair market value or book value, whichever is more, of $2,000,000 or less, provided that all Net Disposition Proceeds thereof are remitted to Agent for application to the Obligations; (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrowers shall have given Agent at least 10 days prior written notice of any such disposition that involves Equipment having a fair market value or book value, whichever is more, of $500,000 or more; and (iii) dispositions authorized by Section 10.2.9(ii), provided that all Net Disposition Proceeds thereof are remitted to Agent for application to the Obligations.

           8.4.3. Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. No Borrower will permit any of its Equipment to become affixed to any real Property leased to each Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Agent, and no Borrower will permit any of its Equipment to become an accession to any personal Property that is subject to a Lien unless the Lien is a Permitted Lien (other than a Purchase Money Lien).

           8.4.4. Appraisals. Agent reserves the right, exercisable from time to time hereafter in Agent's credit judgment, to require each Borrower and each Guarantor to obtain, and each Borrower and each Guarantor shall promptly obtain, at each Borrower's expense, appraisals or updates to existing appraisals being

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obtained in connection with the execution and delivery of this Agreement, reflecting then current values of the Equipment; provided, however, that unless a Default or Event of Default exists, not more than one such appraisal annually shall be conducted at Borrowers' expense. Nothing herein shall be construed to prohibit Agent from obtaining any such appraisal, either directly or through any Agent Professional, and charging the cost of any such appraisal to Borrowers, subject to the limitations hereinabove set forth when no Default or Event of Default exists.

     8.5. Borrowing Base Certificates. Borrowers shall deliver to Agent a Borrowing Base Certificate each month, on the 15th day of such month, in which the Borrowing Base shall be calculated as of the last day of the immediately preceding month (each a "Monthly Borrowing Base Certificate"); provided, however, that (i) if on any date Availability (as reflected in a Borrowing Base Certificate or as independently determined by Agent) is less than $12,500,000, then Agent may also require Borrowers to deliver (a) Borrowing Base Certificate on or before the third Domestic Business Day of each week, in which the Borrowing Base shall be calculated as of the last day of the immediately preceding week (each a "Weekly Borrowing Base Certificate"); and (ii) if on any date Availability is less than $8,000,000 or the aggregate amount of outstanding Revolver Loans exceeds the Formula Amount as shown on the last Borrowing Base Certificate or as otherwise calculated by Agent, then, without limiting any other right or remedy of Agent or Lenders hereunder as a consequence of any such Out-of-Formula Condition, Agent may also require Borrowers to deliver to Agent a Borrowing Base Certificate on each Domestic Business Day (each a "Daily Borrowing Base Certificate"); and provided further, however, that, if Agent shall require Borrowers to submit Borrowing Base Certificates more frequently than once a month, the calculations shown in each Daily Borrowing Base Certificate or Weekly Borrowing Base Certificate, as applicable, need show only changes in the Accounts and the components of the Accounts (for the avoidance of doubt the other components of the Borrowing Base shall be adjusted at the time of and reflected on each subsequent Monthly Borrowing Base Certificate). All calculations of Availability in connection with the preparation of any Borrowing Base Certificate shall originally be made by Borrowers and certified to Agent, provided that Agent shall have the right to review and adjust, in the exercise of its credit judgment, any such calculation (i) to reflect its reasonable estimate of any decline in value of Collateral described therein, (ii) to the extent that such calculation is not made by Borrowers in accordance with this Agreement, and (iii) to the extent that such calculation does not accurately reflect the amount of the Availability Reserve. In no event shall the Borrowing Base on any date be deemed to exceed the amount of the Borrowing Base shown on the Borrowing Base Certificate last received by Agent prior to such date, as such Borrowing Base Certificate may be adjusted by Agent as herein authorized.

     8.6. Collateral Reporting. Borrowers shall deliver to Agent (i) together with the Borrowing Base Certificate to be delivered pursuant to Section 8.5, a Schedule of Accounts, inventory and consigned inventory reports, and (ii) on or before the 15th day of each month, a summary of accounts payable, each in form and detail satisfactory to Agent and Lenders. Each such report or summary shall include all supporting documentation requested by Agent and Lenders.

     8.7.  Payment of Charges. All amounts  chargeable to Borrowers  under this
Section 8 shall be Obligations secured by all of the Collateral and shall be payable on demand.

SECTION 9.   REPRESENTATIONS AND WARRANTIES

     9.1. General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Revolver Commitments, each Borrower warrants and represents to Agent and Lenders that:

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           9.1.1.   Organization and Qualification. Each Borrower and each of
its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation or limited liability company in each state or jurisdiction listed on Schedule 9.1.1 hereto and in all other states and jurisdictions in which the failure of such Borrower or any of its Subsidiaries to be so qualified could reasonably be expected to have a Material Adverse Effect.

           9.1.2. Power and Authority. Each Borrower and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Credit Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Credit Documents have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of any of the holders of Equity Interests of any Obligor; (ii) contravene the Organization Documents of any Obligor; (iii) violate, or cause any Obligor to be in default under, any provision of any Applicable Law, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Obligor; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Obligor is a party or by which it or its Properties may be bound or affected, to the extent that any such breach or default could reasonably be expected to have a Material Adverse Effect; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Obligor.

           9.1.3. Legally Enforceable Agreement. This Agreement is, and each of the other Credit Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Obligor party thereto enforceable against such Obligor in accordance with the respective terms of such Credit Documents, except as the enforceability thereof may be limited by laws relating to Insolvency Proceeding or other similar laws of general application affecting the enforcement of creditors' rights generally or by general equitable principles.

           9.1.4. Capital Structure. As of the date hereof, Schedule 9.1.4 hereto states (i) the correct name of each Subsidiary, its jurisdiction of organization and the percentage of its Equity Interest having voting powers owned by each Person, (ii) the name of each corporate Affiliate of each Borrower and the nature of the affiliation and (iii) the number of authorized and issued Equity Interests (and treasury shares) of each Borrower and each of its Subsidiaries. Each Borrower has good title to all of the shares it purports to own of the Equity Interests of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Equity Interests have been validly issued in accordance with all Applicable Law and are fully paid and non-assessable.

           9.1.5. Corporate Names. During the 5-year period preceding the date of this Agreement, no Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on Schedule
9.1.5 hereto. Except as set forth on Schedule 9.1.5, no Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

           9.1.6. Business Locations; Agent for Process. As of the date hereof, the chief executive office and other places of business of each Borrower and each of its Subsidiaries are as listed on Schedule 8.1.1 hereto. During the 5-year period preceding the date of this Agreement, no Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on Schedule 8.1.1. Except as shown on Schedule
8.1.1 on the date hereof, no Inventory of a Borrower having an

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aggregate Value in excess of $175,000 per location or $2,500,000 for all locations is stored with a bailee, warehouseman or similar Person from whom a Lien Waiver has not been obtained nor is any Inventory consigned to any Person.

           9.1.7. Title to Properties; Priority of Liens. Each Borrower and each of its Subsidiaries has good and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its material items of personal Property, including all Property reflected in the financial statements referred to in
Section 9.1.9 or delivered pursuant to Section 10.1.3, in each case free and clear of all Liens except Permitted Liens and Liens claimed with respect to Debt that is being Properly Contested. Each Borrower has paid or discharged, and has caused each of its Subsidiaries to pay and discharge, all lawful claims which, if unpaid, could reasonably be expected to become a Lien against any Properties of such Borrower or such Subsidiary that is not a Permitted Lien. The Liens granted to Agent under the Security Documents are first priority Liens, subject only to those Permitted Liens which are expressly permitted by the terms of the Credit Documents to have priority over the Liens of Agent.

           9.1.8. Accounts. Agent may rely, in determining which Accounts of a Borrower are Eligible Accounts, on all statements and representations made by such Borrower with respect to any Accounts. Unless otherwise indicated in writing to Agent, with respect to each Account of a Borrower, such Borrower warrants that:

               (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

               (ii) It arises out of a completed, bona fide sale and delivery of goods by such Borrower in the Ordinary Course of its Business and substantially in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between such Borrower and the Account Debtor;

               (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

               (iv) Such Account, and Agent's security interest therein, is not, and will not (by voluntary act or omission of such Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition, except offsets for advertising allowances and disputes resulting in returned goods where the amount in controversy is reasonably determined by Agent to be immaterial, and each such Account is absolutely owing to such Borrower and is not contingent in any respect or for any reason;

               (v) The contract under which such Account arose does not condition or restrict such Borrower's right to assign to Agent the right to payment thereunder unless such Borrower has obtained the Account Debtor's consent to such Collateral assignment or complied with any conditions to such assignment (regardless of whether under the UCC or other Applicable Law any such restrictions are ineffective to prevent the grant of a Lien upon such Account in favor of Agent);

               (vi) Such Borrower has not made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by such Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts and Borrowing Base Certificates submitted to Agent pursuant to this Agreement;

               (vii) To the best of such Borrower's knowledge, there are no facts, events or occurrences which are reasonably likely to impair the validity or enforceability of any of its Accounts or reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Agent with respect thereto;

               (viii) To the best of such Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

               (ix) To the best of such Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder and which are reasonably likely to result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

           9.1.9. Financial Statements. Except as disclosed on Schedule 9.1.9, the Consolidated balance sheets of Borrowers and such other Persons described therein (including the accounts of all Subsidiaries of Borrowers for the respective periods during which a Subsidiary relationship existed) as of September 30, 2002, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the Consolidated financial positions of each Borrower and such Persons at such dates and the results of each Borrower's operations for such periods. Since September 30, 2002, except for the Special Distribution, there has been no material adverse change in the condition, financial or otherwise, of either Borrower and such other Persons as shown on the Consolidated financial statements as of such date.

           9.1.10. Full Disclosure. All information, other than financial projections, pro forma information and forward looking statements, which has been or is hereafter made available to Agent or any of Lenders by or on behalf of either Borrower or any of their representatives in connection with this Agreement, when taken as a whole with the Company's public filings with the Securities and Exchange Commission, is and will be complete and correct in all material respects as of the date made available to Agent or Lenders and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading and (ii) all financial projections, estimates, pro forma information and forward looking statements concerning Borrowers and their Subsidiaries that have been or are hereafter made available to Agent or any of Lenders have been or will be prepared in good faith based upon reasonable assumptions.

           9.1.11. Solvent Financial Condition. Each Obligor is now Solvent and, after giving effect to the Revolver Loans to be made and each Letter of Credit to be issued hereunder and the consummation of the other transactions described in the Credit Documents, each Obligor will be and remain Solvent.

           9.1.12. Surety Obligations. Except as set forth on Schedule 9.1.12 hereto on the date hereof, no Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

           9.1.13. Taxes. The federal tax identification number of each Borrower and each of its Subsidiaries is as shown on Schedule 9.1.13 hereto. Each Borrower and each of its Subsidiaries has filed all federal, state, municipal, local, and foreign tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent that such Taxes are being Properly Contested and except where the same could not reasonably be expected to have a Material Adverse Effect. The provision for Taxes on the books of each Borrower and each of its Subsidiaries is appropriate in accordance with GAAP for all years not closed by applicable statutes, and for its current Fiscal Year.

           9.1.14. Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement or any of the other Credit Documents, other than placement fees payable solely by Borrowers (and not by any Lender Group Member) in connection with the issuance of the New Senior Notes.

           9.1.15. Intellectual Property. Each Borrower and each of its Subsidiaries owns, or has the legal right to use, the Intellectual Property necessary for the conduct of its business as currently conducted except for those in respect of which the failure to own or have such legal right to use could not be reasonably expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does either Borrower know of any such claim, and to the knowledge of the Borrowers, the use of such Intellectual Property by each Borrower and each of its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

           9.1.16. Governmental Approvals. Each Borrower and each of its Subsidiaries has, and is in good standing with respect to, all Governmental Approvals necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except to the extent any failure to have or obtain such Governmental Approvals or to be in good standing could not reasonably be expected to have a Material Adverse Effect.

           9.1.17. Compliance with Laws. Each Borrower and each of its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law (except to the extent that any such noncompliance with Applicable Law could not reasonably be expected to have a Material Adverse Effect) and there have been no citations, notices or orders of noncompliance issued to a Borrower or any of its Subsidiaries under any such law, rule or regulation, other than as could not reasonably be expected to have a Material Adverse Effect. No Inventory has been produced, stored, distributed or sold in violation of the FLSA and Gun Control Laws. With respect to matters arising under any Environmental Laws, the representations and warranties contained in
Section 9.1.30 are true and correct on the date hereof.

           9.1.18. Restrictions. No Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could be reasonably expected to have a Material Adverse Effect. Except as set forth on Schedule 9.1.18 hereto, no Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement (other than this Agreement and the Senior Note Indenture) which restricts its right or ability to incur Debt, none of which prohibit the execution of or compliance with this Agreement or the other Credit Documents by any Borrower or any of its Subsidiaries, as applicable.

           9.1.19. Litigation. Except as set forth on Schedule 9.1.19 hereto, there are no actions, suits, or proceedings pending on the date hereof, or to the knowledge of either Borrower, threatened on the date hereof, against or affecting either Borrower or any of its Subsidiaries, or the business, operations, Properties, profits or condition of either Borrower or any of its Subsidiaries, which, is reasonably likely to be determined adversely to either Borrower or any of its Subsidiaries, and, if so determined, could reasonably be expected to have a Material Adverse Effect. To the knowledge of Borrowers, no Borrower nor any of its Subsidiaries is in default on the date hereof with respect to any order, writ, injunction, judgment, decree or rule of any court, Governmental Authority or arbitration board or tribunal.

           9.1.20. No Defaults. No Default or Event of Default exists at the time of, or would result from, the funding of any Revolver Loan or other extension of credit. No Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes or which with the passage of time or the giving of notice or both would constitute a default, under any Material Contract or in the payment of any Debt of such Borrower or any of its Subsidiaries to any Person for Money Borrowed in an aggregate amount exceeding $2,500,000.

           9.1.21. Leases. Schedule 9.1.21 hereto is a complete listing of all material capitalized and operating leases of each Borrower and each of its Subsidiaries on the date hereof. Each Borrower and each of its Subsidiaries is in substantial compliance with all of the terms of each of its respective capitalized and operating leases and no fact or situation exists upon which the lessor under any such lease could terminate same or declare such Borrower or any of its Subsidiaries in default thereunder, except to the extent that such termination or default could not reasonably be expected to have a Material Adverse Effect.

           9.1.22. Pension Plans. Except as disclosed on Schedule 9.1.22 hereto, no Borrower nor any of its Subsidiaries has any Plan on the date hereof. Each Borrower and each of its Subsidiaries is in substantial compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan, except where failure to so comply could not reasonably be expected to have a Material Adverse Effect. No fact or situation that is reasonably likely to result in a material adverse change in the financial condition of each Borrower or any of its Subsidiaries exists in connection with any Plan. No Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan, which liability could reasonably be expected to have a Material Adverse Effect or result in the imposition of any Lien that is not a Permitted Lien.

           9.1.23.  RESERVED.

           9.1.24. Labor Relations. Except as described on Schedule 9.1.24 hereto, no Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement on the date hereof. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of a Borrower or any of its Subsidiaries' employees, or, to each Borrower's knowledge, any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

           9.1.25. Investment Company Act; Public Utility Holding Company Act. No Obligor is an "investment company" within the meaning of the Investment Company Act of 1940, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

           9.1.26. Margin Stock. No Borrower nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

           9.1.27. Investments. As of the date of this Agreement, no Borrower nor any of its Subsidiaries owns any Equity Interests or other than those disclosed on Schedule 9.1.27 hereto.

           9.1.28. Bank Accounts. As of the date of this Agreement, no Borrower nor any of its Subsidiaries has any bank accounts other than those disclosed on
Schedule 9.1.28.

           9.1.29. Mergers and Acquisitions. During the period of 48 months immediately preceding the month in which the Closing Date occurs, no Borrower has merged with or into, or acquired all or substantially all of the assets of or Equity Interests in, any Person.

           9.1.30. Environmental Representations and Warranties. Except as is otherwise set forth on Schedule 9.1.30 attached hereto:

               (a) no Contamination is present at, on or under any of the Real Estate which could be reasonably expected to have a Material Adverse Effect and no Contamination is being discharged or emitted from any of the Real Estate onto any surrounding or adjacent areas which could be reasonably expected to have a Material Adverse Effect;

               (b) except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, all activities and operations at all of the Real Estate have been and are being conducted in compliance with all Environmental Laws, and each Obligor has obtained all permits, licenses, consents and approvals required under the Environmental Laws for the conduct of operations and activities at all of the Real Estate, and all such permits, licenses, consents and approvals are in full force and effect;

               (c) no parcel of the Real Estate has ever been used to generate, manufacture, refine, transport, handle, transfer, produce, treat, store, dispose of or process any Regulated Substances, except in compliance with all Environmental Laws and in such a manner that no Contamination has been released on or under any of the Real Estate which could be reasonably expected to have a Material Adverse Effect;

               (d) no leaking underground or aboveground storage tanks subject to regulation under any Environmental Laws are, or to the best of each Borrower's knowledge, have been, located on or under any of the Real Estate;

               (e) no levels of radon that require treatment under Applicable Law, (including applicable health and safety regulation) containing or producing products are present in the existing structures on any of the Real Estate. If at any time during the term of this Agreement, amounts of radon that require treatment under Applicable Law (including applicable health and safety regulation) are detected in any structures on any of the Real Estate, each Borrower agrees, at its sole expense, to take all actions necessary to reduce such radon gas to acceptable levels;

               (f) no civil, administrative or criminal proceeding is pending or, to either Borrower's knowledge, threatened against any Obligor relating to the condition of or activities at any of the Real Estate, nor has any notice of any violation or potential liability under any Environmental Laws been received, nor has either Borrower reason to believe such notice will be received or proceedings initiated, nor has any Obligor entered into any consent, decree or judicial order or settlement affecting any of the Real Estate, nor has any Obligor or any of the Real Estate been the subject of any other administrative or judicial order or decree;

               (g) no parcel of the Real Estate is listed or proposed for listing on the National Priorities List pursuant to Section 9605 of CERCLA, or on the Comprehensive Environmental Response, Compensation and Liability Information System or on any similar state or local list of sites requiring investigation or remediation;

               (h) no portion of any of the Real Estate constitutes a wetland or coastal zone, as defined by the applicable Environmental Laws;

               (i) no Environmental Lien has been filed with respect to any of the Real Estate or any other assets of an Obligor, and no Lien has been attached to any revenues or Property owned by an Obligor and located in a state where any of the Real Estate is located, for damages or cleanup, response or removal costs, under any Environmental Laws, or arising from an intentional or unintentional act or omission in violation thereof by an Obligor, or any previous owner or operator of the Real Estate;

               (j) no Contamination has been discharged or emitted in violation of any applicable Environmental Laws from any of the Real Estate into waters on, under or adjacent to the Real Estate, or onto lands from which Regulated Substances might seep, flow or drain into such waters; and

               (k) to the best of each Borrower's knowledge, no report, analysis, study or other document prepared by or for any Person exists stating that any Contamination has been, or currently is, located upon or under any of the Real Estate, other than as disclosed in documents delivered to Agent prior to the Closing Date.

     9.2. Reaffirmation of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Credit Documents shall be deemed to be reaffirmed by each Borrower upon each delivery of a Notice of Borrowing to Agent in accordance with Section 4.1 of this Agreement, except for changes in the nature of each Borrower's or, if applicable, any of its Subsidiaries' business or operations that may occur after the date hereof in the Ordinary Course of Business so long as Agent has consented to such changes or such changes are not violative of any provision of this Agreement. Notwithstanding the foregoing, representations and warranties which by their terms are applicable only to a specific date shall be deemed made only at and as of such date.

     9.3. Survival of Representations and Warranties. All representations and warranties of Borrowers contained in this Agreement or any of the other Credit Documents shall survive the execution, delivery and acceptance thereof by Agent, Lenders, Borrowers and any other party thereto and the closing of the transactions described therein or related thereto.

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

SECTION 10.  COVENANTS AND CONTINUING AGREEMENTS

     10.1. Affirmative Covenants. For so long as there are any Revolver Commitments outstanding and thereafter until payment in full of the Obligations (except for contingent obligations of Borrowers under indemnifications that survive termination of the Revolver Commitments), each Borrower covenants that, unless otherwise consented to by the Required Lenders in writing, it shall and shall cause each of its Subsidiaries to:

           10.1.1. Visits and Inspections. Permit representatives of Agent and each Lender, from time to time, as often as may be reasonably requested, but only during normal business hours and (except when a Default or Event of Default exists) upon reasonable prior notice, to visit and inspect the Properties of each Borrower and each of its Subsidiaries, inspect its books and records, and discuss with its officers, employees and independent accountants, each Borrower's and each Subsidiary's business, financial condition, business prospects and results of operations and permit Agent to audit and make extracts from their books and records and to be accompanied by Lenders in connection therewith.

           10.1.2. Notices. Notify Agent and Lenders in writing, promptly after each Borrower's obtaining actual knowledge thereof, (i) of the commencement of any litigation affecting any Obligor or any of its Properties, whether or not the claims asserted in such litigation are considered by each Borrower to be covered by insurance, and of the institution of any administrative proceeding, to the extent that such litigation or proceeding, if determined adversely to such Obligor, could reasonably be expected to have a Material Adverse Effect;
(ii) of any material labor dispute to which any Obligor may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound;
(iii) of any material default by any Obligor under or termination of any Material Contract or any note, indenture, credit agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Debt of such Obligor exceeding $1,000,000; (iv) of any Default or Event of Default; (v) of any default by any Person under any note or other evidence of Debt payable to an Obligor in an amount exceeding $1,000,000; (vi) of any judgment against any Obligor in an amount exceeding $1,000,000; (vii) of the assertion by any Person of any Intellectual Property Claim against any Obligor, the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (viii) of any violation or asserted violation of ERISA, any Gun Control Law, OSHA, the Fair Labor Standards Act, or any Environmental Law, the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (ix) of any unauthorized release of Regulated Substances or any Contamination by an Obligor or on any Property owned or occupied by an Obligor, to the extent that any such unauthorized release of Regulated Subsidiaries or any Contamination could reasonably be expected to have a Material Adverse Effect; and (x) of any termination or cancellation of, or any materially adverse modification or change in the business relationship between either Borrower and any customer or group of customers whose purchases individually or in the aggregate are material to the business of either Borrower, or of any similar condition or state of facts or circumstances which is reasonably likely to have a Material Adverse Effect.

           10.1.3. Financial and Other Information. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and to be furnished to Agent and Lenders the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless each Borrower's certified public accountants concur in any change therein, such change is disclosed to Agent and is consistent with GAAP and, if required by the Required Lenders, the financial covenants set forth in Section 10.3 are amended in a manner requested by the Required Lenders to take into account the effects of such change):

                                     - 78 -

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               (i)     as soon as available, and in any event within 90 days
     after the close of each Fiscal Year, the audited balance sheet of Remington and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related audited consolidated statements of operations, changes in stockholders' equity and cash flows for such Fiscal Year, certified without material qualification by PriceWaterhouse Coopers LLP or any other a firm of independent certified public accountants of recognized national standing selected by Borrowers but reasonably acceptable to Agent (except for a qualification for a change in accounting principles with which the accountant concurs), and setting forth in each case in comparative form the corresponding Consolidated figures for the preceding Fiscal Year and an unaudited schedule detailing the eliminating entries that comprise the Consolidated financial statements;

               (ii) as soon as available, and in any event within 50 days after the end of each Fiscal Quarter hereafter, including the last Fiscal Quarter of Borrowers' Fiscal Year, the unaudited interim balance sheet of Remington and its Consolidated Subsidiaries as at the end of such Fiscal Quarter and the related unaudited Consolidated statements of operations, changes in stockholders' equity and cash flows of Remington and its Consolidated Subsidiaries for such Fiscal Quarter and the portion of the Fiscal Year through the end of such Fiscal Quarter, setting forth, in the case of each such consolidated balance sheet and such consolidated statements of operations and cash flows in comparative form the figures for the corresponding period of the previous Fiscal Year, certified by the principal financial officer of each Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Remington and its Consolidated Subsidiaries for such Fiscal Quarter and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes and an unaudited schedule detailing the eliminating entries that comprise the Consolidated financial statements;

               (iii) as soon as available, and in any event within 30 days after the end of each month hereafter, including the last month of Borrowers' Fiscal Year, the unaudited interim balance sheet of Remington and its Consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of operations, changes in stockholders' equity and cash flows of Remington and its Consolidated Subsidiaries for such month and the portion of the Fiscal Year through the end of such month, setting forth, in the case of each such Consolidated balance sheet and such Consolidated statements of operations and cash flows in comparative form the figures for the corresponding period of the previous Fiscal Year, certified by the principal financial officer of each Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrowers and their Consolidated Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

               (iv) promptly, and in any event within 15 days, after the sending or filing thereof, as the case may be, copies of any regular, periodic and special reports or registration statements which a Borrower files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or any national securities exchange;

               (v) promptly upon request of Agent, copies of any annual report to be filed in accordance with ERISA in connection with each Plan; and

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               (vi)    such other data and information (financial and otherwise)
     as Agent, from time to time, may reasonably request, bearing upon or related to the Collateral or any Obligor's financial condition or results of operations.

           Concurrently with the delivery of the financial statements described in clause (i) of this Section 10.1.3, Borrowers shall deliver to Agent and Lenders a certificate of the independent certified public accountants reporting on such financial statements stating that in making the audit necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this Section 10.1.3, or more frequently if requested by Agent or any Lender during any period that a Default or Event of Default exists, Borrowers shall cause to be prepared and furnished to Agent and Lenders a Compliance Certificate executed by the chief financial officer of each Borrower.

           10.1.4. Landlord and Storage Agreements. Provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, in each case between each Borrower and any mortgagee or any landlord, warehouseman, bailee or processor which owns any premises at which Collateral with a value in excess of $175,000 may, from time to time, be kept; and make a diligent and good faith effort to obtain with respect to any such premises at which Collateral is stored or located a Lien Waiver, duly executed in favor of Agent.

           10.1.5. Projections. No later than 60 days after the beginning of each Fiscal Year, provide Agent with Consolidated (for Remington and its Consolidated Subsidiaries) Projections as at the end of and for each month of such Fiscal Year.

           10.1.6. Taxes. Pay and discharge all Taxes on it, its income, business and Properties prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested. Upon Agent's request, Borrowers shall provide to Agent proof of the payment of or deposit for all federal excise taxes.

           10.1.7. Compliance with Laws. Comply with all Applicable Law, including ERISA, all Environmental Laws, OSHA, FLSA, the Gun Control Laws and all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and obtain and keep in force any and all Governmental Approvals necessary to the ownership of its Properties or to the conduct of its business, to the extent that any such failure to comply, obtain or keep in force could be reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any unauthorized release of any Regulated Substances or any Contamination shall occur at or on any of the Properties of a Borrower or any of its Subsidiaries, Borrowers shall, or shall cause the applicable Subsidiary to, act promptly to investigate and report to Agent and, to the extent required under applicable Environmental Laws, to all appropriate Governmental Authorities, and to take appropriate remedial action to remediate, such unauthorized release of any Regulated Substances or any Contamination, whether or not ordered or otherwise directed to do so by any Governmental Authority (unless and to the extent such action is being undertaken by Sellers or any Affiliate of Sellers pursuant to Sellers' indemnification obligations to either Borrower).

           10.1.8. Insurance. In addition to the insurance required herein with respect to Collateral, maintain and cause each Obligor to maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, business interruption, larceny, embezzlement, or other criminal misappropriation insurance) and in

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such amounts as is customary for companies of established repute engaged in the same or similar business as Borrowers.

           10.1.9. Compliance with LC Documents. Comply, and cause each of the other LC Obligors to comply, with each of the LC Documents.

           [10.1.10. RESERVED.]

           10.1.11. Surveys. Furnish to Agent, as soon as practicable, but in any event no later than 90 days after the Closing Date, maps or plats of an as-built survey of the sites of the Real Estate, each parcel of the Real Estate owned by an Obligor, which shall be certified to Agent and the title insurance company referred to in Section 10.1.12 (the "Title Company") in a manner reasonably satisfactory to them, dated the date that is after the Closing Date, by an independent professional licensed land surveyor reasonably satisfactory to Agent and the Title Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be shown on such maps, plats or surveys the following: (i) the locations on such sites of all buildings, structures and other improvements and the established building set back lines, (ii) the lines of streets abutting the sites and widths thereof; (iii) all access and other easements appurtenant to the sites necessary to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and over hanging projections and similar encumbrances affecting the sites, whether recorded, apparently from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and
(vi) if the site is described as being on a filed map, a legend relating the survey to said map.

           10.1.12. Title Insurance Policy. Furnish to Agent, as soon as practicable, but in any event no later than 90 days after the date hereof, in respect of each parcel of the Real Estate owned by an Obligor, a mortgagee's title policy (or policies) or marked-up unconditional binders for such insurance, to be dated the date of recording of each Mortgage. Each such policy shall (i) be in an amount reasonably satisfactory to Agent and Lenders; (ii) ensure that each Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except Permitted Liens;
(iii) name Agent as the insured thereunder; (iv) be in the form of an ALTA Loan Policy; (v) contain such endorsements and affirmative coverage as Agent may reasonably request; and (vi) be issued by the Title Company. Borrowers shall give Agent evidence reasonably satisfactory to Agent that all premiums in respect of each such policy, and all charges for mortgage recording taxes, if any, have been paid.

           10.1.13. Flood Insurance. Furnish to Agent as soon as practicable, but in any event no later than 90 days after the Closing Date, (i) a policy of flood insurance which (A) covers any parcel of improved Real Estate of an Obligor located in a flood hazard area, (B) is written in an amount that is not less than the outstanding principal amount of the indebtedness secured by a Mortgage on such Real Estate and that is reasonably allocable to such Real Estate or the maximum limit of coverage made available with respect to the particular type of property under the Flood Disaster Protection Act of 1973, whichever is less, and (C) has a term ending not later than 90 days after the last day of the Committed Term, and (ii) confirmation that each Obligor has received a notice from Agent required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors.

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           10.1.14. Copyright Security Agreement. Furnish to Agent, no later than 60 days after the Closing Date, a security agreement pursuant to which Brands grants to Agent for the benefit of the Lender Group a Lien upon all United States copyrights owned by Brands, in form and substance acceptable to Agent.

     10.2. Negative Covenants. For so long as there are any Revolver Commitments outstanding and thereafter until payment in full of the Obligations (except for contingent obligations of Borrowers under indemnifications that survive termination of the Revolver Commitments), each Borrower covenants that, unless the Required Lenders have first consented thereto in writing, it shall not and shall not permit any of its Subsidiaries to:

          10.2.1. Fundamental Changes. Merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up its affairs or dissolve itself, or sell all or substantially all of its assets or business, in each case whether in a single transaction or a series of related transactions, except (i) any Subsidiary of a Borrower may be merged or consolidated with or into such Borrower (provided that such Borrower shall be the continuing or surviving corporation and, after giving effect to any such merger or consolidation, such Borrower shall be in compliance with all of the other terms of this Agreement) or into any one or more Wholly Owned Subsidiaries of such Borrower which are Guarantors (provided that the Wholly Owned Subsidiary or Wholly Owned Subsidiaries shall be the continuing or surviving corporation); (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets or business (upon voluntary liquidation or otherwise) to a Borrower or any Wholly Owned Subsidiary of such Borrower that is a Guarantor; (iii) any Foreign Subsidiary of a Borrower may be merged or consolidated with or into any one or more Wholly Owned Foreign Subsidiary of such Borrower and any Foreign Subsidiary of such Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets or business (upon voluntary liquidation or otherwise) to any Wholly Owned Foreign Subsidiary; and (iv) in the case of any Subsidiary, as permitted by Section 10.2.9.

           10.2.2. Loans. Make any loans or other advances of money to any Person other than loans and advances of the types described in clauses (d), (e),
(f), (g), (h), (i), (l), (m), (n) (o) and (q) in the definition of Restricted Investment.

           10.2.3. Permitted Debt. Create, incur, assume, guarantee or suffer to exist (A) in the case of Factors, any Debt other than the Obligations, Debt owing to Remington pursuant to the Factoring Documents in connection with the purchase by Factors from Remington of Accounts of Remington, subject in all events to the Liens in favor of Agent, Debt arising from a guaranty of the New Senior Notes or of Subordinated Debt of Remington that is permitted in Section 10.2.3(ii), and other Debt not to exceed $100,000 in the aggregate at any time outstanding; (B) in the case of Brands, any Debt other than the Obligations, Debt owing under License Agreements entered into by Brands, as licensor, in the Ordinary Course of Business, Debt arising from a guaranty of the New Senior Notes or of Subordinated Debt of Remington that is permitted by Section 10.2.3(ii) and other Debt not to exceed $100,000 at any time outstanding; and
(C) in the case of Remington and any Subsidiary of Remington other than Factors and Brands, any Indebtedness other than Debt evidenced by the New Senior Notes and the following Indebtedness:

               (i)     the Obligations;

               (ii) Subordinated Debt existing on the Closing Date (including Debt evidenced by the Existing Subordinated Notes) and Subordinated Debt incurred after the Closing Date to the extent that, after giving effect thereto, no Default or Event of Default exists;

               (iii) Debt arising under Hedging Agreements permitted by this Agreement;

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               (iv)    Purchase Money Debt to the extent that it is Permitted
     Purchase Money Debt;

               (v) Debt for Money Borrowed by Remington (other than the Obligations, Permitted Purchase Money Debt, Debt evidenced by the New Senior Notes and Subordinated Debt permitted by this Agreement), but only to the extent that such Debt is outstanding on the date of this Agreement and is not to be satisfied on or about the Closing Date from the proceeds of the initial Revolver Loans hereunder;

               (vi) Debt arising from guaranties in connection with up to an aggregate principal amount of $5,000,000 of Debt outstanding at any time incurred by directors, officers, employees, managers or consultants of or to Holding or Remington in connection with any Management Subscription Agreement, and any refinancings, refundings, extensions or renewals thereof;

               (vii) Debt in respect of loans made by either Borrower or any Subsidiary to either Borrower or any Subsidiary to the extent that such loans do not constitute Restricted Investments;

               (viii) Debt assumed or incurred in connection with Acquisitions to the extent permitted pursuant to Section 10.2.13;

               (ix) any renewal or refinancing of Debt for Money Borrowed that is otherwise permitted to be incurred or to exist by any of the foregoing provisions of this Section 10.2.3, provided that such refinancing is in an aggregate principal amount that does not exceed the aggregate principal amount of the Debt plus interest and premiums being renewed or refinanced, the refinancing Debt has a later or equal final maturity and a longer or equal weighted average life than the Debt being renewed or refinanced, the refinancing Debt does not bear a rate of interest that exceeds a market rate (as determined in good faith by a Senior Officer) as of the date of such renewal or refinancing, the refinancing Debt is subordinated to the same extent as the Debt for Money Borrowed to the extent that such Debt for Money Borrowed is itself subordinate to the Obligations, the covenants contained in any instrument or agreement relating to the refinancing Debt are no less favorable to Borrowers (as determined in good faith by a Senior Officer) than those relating to the Debt being renewed or refinanced, and at the time of and after giving effect to such renewal or refinancing, no Default or Event of Default shall exist; and

               (x) Indebtedness not included in any of the foregoing provisions of this Section 10.2.3 which is not secured by a Lien and does not exceed at any time, in the aggregate, the sum of $10,000,000.

None of the provisions of this Section 10.2.3 that authorize any Obligor to incur any Debt shall be deemed to override, modify or waive any of the provisions of Section 10.3, which shall constitute an independent and separate covenant and obligation of each Borrower.

           10.2.4. Affiliate Transactions. Enter into, or be a party to any transaction with any Affiliate or stockholder, except:

               (i) the transactions expressly permitted by the Credit Documents, including Sections 10.2.3(vi), 10.2.7 and 10.2.12 hereof;

               (ii)    payment of customary directors' fees and indemnities;

               (iii) transactions with Affiliates that were consummated prior to the date hereof and have been disclosed to Agent prior to the Closing Date;

               (iv) loans and advances to Affiliates and officers and directors of Affiliates that are expressly permitted by
           Section 10.2.2 hereof;

               (v) agreements with CD&R and BRS for the rendering of management consulting or financial advisory services to either or both Borrowers for compensation not to exceed as to both Borrowers and their Subsidiaries $1,000,000 in the aggregate in any Fiscal Year, plus reasonable out-of-pocket expenses provided that no such compensation shall be paid at a time when a Default or Event of Default exists or if a Default or Event of Default would occur as a result of the payment thereof;

               (vi) entering into or performing any consulting, management or employment agreements or other compensation arrangements with (A) an officer or employee of a Borrower, Holding or any of their respective Subsidiaries that provides for annual aggregate base compensation less than or equal to $750,000 for each such officer or employee or
           (B) a director of a Borrower, Holding or any of their respective Subsidiaries that provides for annual aggregate compensation less than or equal to $50,000 plus expenses for each such director in such capacity;

               (vii) entering into, making payments pursuant to and otherwise performing an indemnification and contribution agreement in favor of CD&R, C&D Fund IV, BRS, BRS Fund II, the Affiliates thereof and each person who becomes a director, officer or employee of Holding, Remington or any of their respective Subsidiaries, in respect of liabilities (A) arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable securities laws or otherwise, in connection with any offering of securities by Holding, Remington or any of their respective Subsidiaries, (B) incurred to third parties for any action or failure to act of Borrowers or any of their respective Subsidiaries, predecessors or successors, (C) arising out of the performance by CD&R or BRS of management consulting or financial advisory services provided to Holding, Remington or any of their respective Subsidiaries, (D) arising out of the fact that any indemnitee was or is a director, officer or employee of Holding, Remington or any of their respective Subsidiaries, or is or was serving at the request of any such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise or (E) to the fullest extent permitted by Delaware or other applicable state law, out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of Holding, Remington or any of their respective Subsidiaries;

               (viii) other transactions that are (A) permitted by the Credit Documents, and (B) entail terms no less favorable to such Borrower or such Subsidiary, as the case may be, than would obtain in a comparable arm's length transaction with a Person which is not an Affiliate. For purposes of this Section 10.2.4(viii), (i) any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (B) of the first sentence hereof if (x) such transaction is approved by a majority of the Disinterested Directors of the Board of Directors of Remington or the applicable Subsidiary, or (y) in the event that at the time of any

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

           such transaction, there are no Disinterested Directors serving on the Board of Directors of Remington or such Subsidiary, such transaction shall be stated to be fair to Remington or such Subsidiary from a financial point of view, or otherwise approved, by a nationally recognized investment banking firm or other expert with expertise in appraising the terms and conditions of the type of transaction for which approval is required. "Disinterested Director" shall mean, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

           10.2.5. Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except the following (collectively, "Permitted Liens"):

               (i)     Liens at any time granted in favor of Agent;

               (ii) Liens for Taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due and payable or being Properly Contested;

               (iii) Liens arising in the Ordinary Course of Business of a Borrower or any of its Subsidiaries' business by operation of law (such as materialmen's, mechanic's, warehousemen's, carrier's, landlord's and other similar nonconsensual Liens), but only if payment in respect of any such Lien is not at the time required or the Debt secured by any such Lien is being Properly Contested and such Liens do not materially detract from the value of the Property of such Borrower or such Subsidiary and do not materially impair the use thereof in the operation of such Borrower's or such Subsidiary's business;

               (iv) Purchase Money Liens granted by Remington or any of its Subsidiaries other than Factors and Brands, to the extent securing Permitted Purchase Money Debt of Remington or any of its Subsidiaries other than Factors or Brands;

               (v) Liens arising by virtue of the rendition, entry or issuance against Remington or any of its Subsidiaries other than Factors or Brands, or any Property of Remington or any of its Subsidiaries other than Factors or Brands, of any judgment, writ, order, or decree for so long as the Debt secured by any such Lien and the Lien itself are being Properly Contested and such Lien is at all times junior in priority to any Liens in favor of Agent;

               (vi) Liens incurred or deposits made by Remington in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Money Borrowed), statutory obligations, bonds and other similar obligations or arising as a result of progress payments under government contracts, provided that, to the extent any such Liens attach to any of the Collateral, such Liens are at all times subordinate and junior in priority to the Liens upon the Collateral in favor of Agent;

               (vii) easements, rights-of-way, restrictions (including zoning restrictions), covenants, matters of plat, minor defects or irregularities in title, or other agreements of record and other similar charges or encumbrances on Real Estate of an Obligor that do not interfere, in any material respect, with the ordinary conduct of the business of such Obligor and all Liens disclosed on title commitments with respect to Real Estate to the extent that such commitments are acceptable to, and accepted by, Agent;

               (viii) Liens arising from pledges or deposits made in the Ordinary Course of Business of an Obligor (other than Factors or Brands) to secure payment of worker's compensation insurance, unemployment insurance, pensions or Social Security programs;

               (ix) Liens arising by virtue of Applicable Law relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with depository institutions;

               (x) Liens granted by Remington in favor of Factors with respect to Accounts acquired by Factors pursuant to the Factoring Documents provided that the interest of Factors in all such acquired Accounts shall be subject and subordinate to Agent's Liens therein;

               (xi) Liens imposed under Environmental Laws, but only if and to the extent that the Debt secured by any such Environmental Lien is being Properly Contested, Borrowers are not otherwise in default of their duties or covenants in Section 10.4 and the existence of any such Liens does not materially impair the ability of any Obligor to use the Property subject to such Lien in the Ordinary Course of Business;

               (xii) Liens existing on Property (other than Inventory or Accounts) at the time of the acquisition thereof by Remington or a Subsidiary which do not materially interfere with the use of the Property subject thereto or extend to or cover any Property of Remington or such Subsidiary other than the Property being acquired;

               (xiii) such other Liens as Required Lenders in their sole discretion may hereafter approve in writing; and

               (xiv)   Liens, if any, shown on Schedule 10.2.5.

           10.2.6. Subordinated Debt. Make or agree to any amendment to any document or instrument pertaining to the subordination, terms of payment or required prepayments of any Subordinated Debt, give any notice of optional redemption or optional prepayment or offer to repurchase under any such document or instrument, or directly or indirectly make any payment of principal or interest on or in redemption, retirement or repurchase of any Subordinated Debt (other than the Subordinated Debt evidenced by the Existing Subordinated Notes) if the payment thereof would violate any agreement in favor of the Lender Group with respect to the right of the holder of such Subordinated Debt to be paid or the payment is made prior to, or in an amount greater than that required to pay any amount due on, a scheduled date for the payment of principal or interest in respect of such Subordinated Debt.

           10.2.7. Restricted Payments. Declare or make any Restricted Payments except for (a) Upstream Payments; and (b) the Special Distribution, to the extent funded solely from proceeds of the New Senior Notes and provided that Agent has first received a Solvency Certificate certifying that each Borrower and each Guarantor is Solvent at the time of such Special Distribution and after giving effect thereto. In addition, Remington and its Subsidiaries may make payments of cash Distributions to Holding after the Closing Date and repurchases or redemptions of New Senior Notes, provided that, in each case, each of the following conditions is satisfied: (i) no Default or Event of Default exists at the time of or after giving effect to any such Restricted Payment and, after giving effect to the Restricted Payment, no Event of Default under

Section 10.3 is projected to occur as shown in the then current Projections;
(ii) Borrowers give to Agent not less than 10 Business Days prior written notice of Remington's intent to make any such Restricted Payment, the amount thereof and the proposed date of the Restricted Payment (which shall in any event not be more than 30 days after the date on which such notice is given to Agent); (iii) after giving effect to such Restricted Payment, Borrowers will have total Availability of not less than $15,000,000 and calculated from Borrowers' then current Projections, Projected Availability will not be less than $15,000,000 at any time during the 12-month period immediately following the month in which such Restricted Payment is to be paid; (iv) the Restricted Payment is not violative of any Applicable Law relating to Restricted Payments generally; (v) if the aggregate amount of all cash Distributions paid during the 12-month period prior to the date of payment of the proposed Distribution when added to the proposed Distribution exceeds $10,000,000, Borrowers provide Agent with a Solvency Certificate certifying that each Obligor is Solvent and will remain Solvent after payment of the proposed Distribution; and (vi) the amount of the Restricted Payment, when added to the aggregate amount of all other Restricted Payments after October 1, 2002, does not exceed the sum of (A) 50% of the aggregate amount of Consolidated Net Income of Borrowers accrued on a cumulative basis during the period commencing during the period October 1, 2002, and ending on the last day of the Fiscal Quarter ending prior to the date of the Restricted Payment for which Agent has received the financial statements required pursuant to Section 10.1.3(ii), plus (B) $5,000,000.

           10.2.8. Capital Expenditures. Make Capital Expenditures (including expenditures by way of capitalized leases but excluding (i) any reinvestments of Net Disposition Proceeds (or amounts equal thereto) during the term of this Agreement received with respect to any disposition of Equipment which reinvestments are made in accordance with Section 8.2.3, (ii) any reinvestments of proceeds of insurance (or amounts equal thereto) which are made in accordance with Section 8.1.2 and (iii) any Permitted Acquisition, which in the aggregate, as to Borrowers and their Subsidiaries, exceed $12,500,000 during any Fiscal Year; provided that (a) any Capital Expenditures permitted to be made during any Fiscal Year and not made during such Fiscal Year (excluding Capital Expenditures permitted to be carried forward from a prior Fiscal Year) may be carried over and expended during the next succeeding Fiscal Year (any such amount to be certified to Agent in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year), and (b) Capital Expenditures made during any Fiscal Year shall be first deemed made in respect of amounts carried over from the prior Fiscal Year and then deemed in respect of amounts permitted for such Fiscal Year.

           10.2.9. Disposition of Assets. Sell, assign, lease, consign or otherwise dispose of any of its Properties (including any Equity Interests) or any interest therein, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory by Remington or any Subsidiary (other than Brands or Factors) in the Ordinary Course of Business of Remington or such Subsidiary unless an Event of Default exists hereunder and Agent in writing has demanded surrender of possession of such Inventory or otherwise required that no further disposition of such Inventory be made, (ii) dispositions of Equipment to the extent authorized by Section 8.4.2 hereof, (iii) a transfer of Property by a Subsidiary of a Borrower to such Borrower or to another Wholly-Owned Subsidiary that is a Guarantor or by a Foreign Subsidiary to another Foreign Subsidiary of such Borrower (except that neither Brands nor Factors shall sell or otherwise transfer any of their assets to a Person other than Remington), (iv) the abandonment or other disposition of patents, trademarks or other Intellectual Property that are, in the reasonable judgment of Borrowers no longer economically practicable to maintain or useful in the conduct of the business of Borrowers or any of their Subsidiaries, (v) other dispositions expressly permitted by other provisions of the Credit Documents, (vi) other dispositions by Remington of any Property (other than Equity Interests in Brands and Factors and any rights of Remington under License Agreements) provided that the fair market value of all such Properties disposed of by Remington in any Fiscal Year does not exceed, in aggregate, $2,500,000, and provided that, at the time of each such disposition and after giving effect thereto, no Event of Default or Out-of-Formula Condition exists, (vii) sales of Accounts by Remington to Factors pursuant to the Factoring Documents and (viii) licenses of Intellectual Property by Brands to Remington.

           10.2.10. Equity Interests of Subsidiaries. Permit any of its Subsidiaries to issue any additional Equity Interests except director's qualifying shares unless such Equity Interests, if and to the extent required by the Security Documents, are pledged to the Agent as collateral security for the Obligations.

           10.2.11. Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

           10.2.12. Restricted Investments. Make or have any Restricted Investment.

           10.2.13. Acquisitions. Make any Acquisition other than a Permitted Acquisition. As used herein, the term "Acquisition" shall mean any transaction, or any series of transactions, by which a Borrower or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business unit or all or substantially all of the assets of any Person, whether through the purchase of assets, merger or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a corporation which have ordinary voting power for the election of directors or (c) acquires control of 50% or more ownership interest in any partnership or joint venture. As used herein, the term "Permitted Acquisition" shall mean any Acquisition by Remington or any of its Subsidiaries (other than Factors or Brands) in which each of the following conditions is satisfied: (a) the business of the Person that is the subject of Acquisition is related or substantially similar to the business of Remington and its Subsidiaries on the date hereof; (b) immediately before and after giving effect to such Acquisition, no Default or Event of Default shall have occurred and be continuing or would result therefrom, Borrowers shall have Projected Availability of not less than $15,000,000 and each Borrower shall be Solvent;
(c) the aggregate consideration (other than common stock and warrants or options to acquire common stock) paid by Borrowers and/or any of their Subsidiaries (including the assumption of any Debt) in connection with all such acquisitions from and after the Closing Date does not exceed $7,500,000; (d) in the case of an Acquisition of all or substantially all of the assets of a Person, there will be no Liens on any of such assets after the Acquisition other than Permitted Liens; (e) at least 5 Domestic Business Days before the Acquisition, Borrowers shall have delivered to Agent a Compliance Certificate for the period of 4 full Fiscal Quarters immediately preceding such Acquisition (prepared in good faith and in a manner and using such methodology that is consistent with the most recent financial statements delivered to Agent pursuant to this Agreement) giving pro forma effect to the consummation of such Acquisition and evidencing compliance with the covenants contained in Section 10.3 hereof; and (f) if so requested by Agent (and Agent shall make such request at the direction of the Required Lenders), in the case of any Acquisition of Equity Interests, such Equity Interests shall promptly be pledged to Agent as security for the payment of the Obligations pursuant to documentation acceptable to Agent; provided, however, only sixty-five percent (65%) of the Equity Interests of any Foreign Subsidiary shall be so pledged.

          [10.2.14. Reserved.]

          10.2.15. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Holding, a Borrower and any Subsidiary thereof.

          10.2.16. Fiscal Year. Establish a fiscal year different from the Fiscal Year.

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           10.2.17. Organization Documents. Amend, modify or otherwise change any of the terms or provisions in any of its Organization Documents as in effect on the date hereof, except for changes that do not affect in any way a Borrower's or any of its Subsidiaries' rights and obligations to enter into and perform the Credit Documents to which it is a party and to pay all of the Obligations and that do not otherwise have a Material Adverse Effect.

           10.2.18. Conduct of Business. Engage in any business other than the business engaged in by it on the Closing Date and any business or activities which are substantially similar, related or incidental thereto.

           10.2.19. Subsidiaries. Divest itself of any material assets by transferring them to a Subsidiary except as expressly permitted elsewhere in this Agreement, or create or acquire any new Subsidiary after the Closing Date unless: (A) if such new Subsidiary is a Domestic Subsidiary, it is a Wholly Owned Subsidiary of a Borrower and/or another Wholly Owned Subsidiary of such Borrower and, if so requested by Agent (in its sole discretion or at the direction of the Required Lenders), such Borrower causes such new Subsidiary to become a Subsidiary Guarantor and a party to the Subsidiary Guaranty, the Contribution Agreement, and each Security Document that is relevant to the type of asset held by such new Subsidiary and sufficient to grant or convey to Agent for the benefit of the Lender Group a first priority Lien upon the assets of such new Guarantor; and (B) if such new Subsidiary is a Foreign Subsidiary owned by a Borrower or a Domestic Subsidiary, such Borrower causes the owner of the Equity Interests of such Foreign Subsidiary (whether such owner is a Borrower or a Subsidiary) to grant to Agent a first priority Lien upon 65% of the Equity Interests in such Foreign Subsidiary pursuant to documentation satisfactory to Agent for the benefit of the Lender Group, together, in each case, to the extent required by Agent, with such favorable opinions of legal counsel for such Borrower or Subsidiary relating to the validity, legality and enforceability of the legal documentation described in clauses (A) and (B) of this Section 10.2.19.

           10.2.20. Restrictions on Upstream Payments. Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for encumbrances or restrictions (i) pursuant to the Credit Documents and the New Senior Notes Indenture and (ii) existing under Applicable Law.

           10.2.21. Hedging Agreements. Enter into or maintain any Hedging Agreement other than (i) interest rate and commodity agreements in existence on the Closing Date and described on Schedule 10.2.21, (ii) interest rate agreements entered into for the purpose of hedging against interest rate fluctuations with respect to variable rate Debt of a Borrower or any of its Subsidiaries, and (iii) Hedging Agreements relating to the purchase of commodities used in the Ordinary Course of Business of Remington and its Subsidiaries.

           10.2.22. Factoring Documents. Amend, modify or restate any of the Factoring Documents in a manner that impairs the Agent's security interest in the assigned Accounts or otherwise negatively affects Agent or Lenders, in each case as determined by Agent in the exercise of its reasonable judgment.

           10.2.23 Licenses of Intellectual Property. Enter into, as licensor, any license of Intellectual Property owned by an Obligor if such license (i) would materially restrict or impair the ability of any Obligor to conduct, or to continue to conduct, its business in substantially the manner conducted on the Closing Date, (ii) would require the consent or approval of such licensee in order for Agent to foreclose upon, market and sell, after an Event of Default, any Inventory forming part of the Collateral, or (iii) would materially and adversely affect the value of any such Intellectual Property as collateral security for the Obligations.

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     10.3. Specific Financial Covenants. For so long as there are any Revolver
Commitments outstanding and thereafter until payment in full of the Obligations (except for contingent obligations of Borrowers under indemnifications that survive termination of the Revolver Commitments), each Borrower covenants that, unless otherwise consented to by the Required Lenders in writing, it shall:

           10.3.1. Consolidated Fixed Charge Coverage Ratio. Maintain at all times a Consolidated Fixed Charge Coverage Ratio for the 4 consecutive Fiscal Quarters ending on the last day of each Fiscal Quarter of at least 1.1 to 1.0.

           10.3.2. Average Consolidated Net Funded Debt to EBITDA Ratio. Maintain at all times an Average Consolidated Net Funded Debt to EBITDA Ratio of no more than 5.0 to 1.0.

     10.4. Environmental Covenants. For so long as there are any Revolver Commitments outstanding and thereafter until payment in full of the Obligations (except for contingent Obligations of Borrowers under indemnifications that survive termination of the Revolver Commitments), each Borrower covenants that, unless the Required Lenders have otherwise consented thereto in writing, it shall and shall cause all of its Subsidiaries to:

           10.4.1. ensure that all activities at all of the Real Estate to be conducted in material compliance with all applicable Environmental Laws, except to the extent that any such noncompliance could not reasonably be expected to have a Material Adverse Effect and does not result in the imposition of any Lien on any such Real Estate that is not a Permitted Lien.

           10.4.2. provide Agent with (i) copies of all Environmental Notices and all other correspondence, notices of violation, summons, orders, complaints or other documents received by such Borrower, its lessees, sublessees, occupants or assigns, pertaining to compliance with any Environmental Laws; (ii) copies of all reports of previous environmental investigations undertaken at any of the Real Estate, which such Borrower has or knows of and can obtain possession; and
(iii) any other environmental information, including copies of Environmental Permits or other licenses, certificates and permits required by the Environmental Laws that Agent may reasonably request.

           10.4.3. not generate, manufacture, refine, transport, transfer, produce, store, use, process, treat, dispose of, handle, or in any manner deal with, any Regulated Substances on any part of any of the Real Estate, nor permit others to engage in any such activity on the Real Estate, except for (i) those Regulated Substances which are used or present in the Ordinary Course of Business in compliance with all Environmental Laws and have not been released into the environment in such a manner as to constitute Contamination (except for releases which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect and are promptly remediated), and (ii) those Regulated Substances which are naturally occurring on the Real Estate, but only in such naturally occurring form;

           10.4.4. not cause or permit, as a result of any intentional or unintentional act or omission on the part of such Borrower or any tenant, subtenant, occupant or assigns, the presence of Regulated Substances or Contamination on any of the Real Estate, except for (i) those Regulated Substances which are used or present in the Ordinary Course of Business in compliance with all Environmental Laws, are listed on Schedule 9.1.30 attached hereto and have not been released into the environment in such a manner as to constitute Contamination (except for releases which, in the aggregate, could not reasonably be expected to have

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a Material Adverse Effect and are promptly remediated), and (ii) those Regulated
Substances which are naturally occurring on the Premises, but only in such naturally occurring form.

           10.4.5. give notice and a full description to Agent promptly upon such Borrower's acquiring knowledge of each of the following: (i) any enforcement, clean-up, removal or other regulatory action threatened, instituted or completed by any Governmental Authority with respect to such Borrower or any of the Real Estate; (ii) any material claim made or threatened by any third party against such Borrower or any Real Estate relating to damage, contribution, compensation, loss or injury resulting from any Regulated Substances or Contamination; and (iii) the presence of any Contamination on, under, from or affecting any of the Real Estate;

           10.4.6. timely comply with any applicable Environmental Laws requiring the removal, treatment, storage, processing, handling, transportation or disposal of Regulated Substances or Contamination, provide Agent with satisfactory evidence of such compliance;

           10.4.7. conduct and complete, in accordance with applicable Environmental Laws, all investigations, studies, sampling and testing, as well as all remedial, removal and other actions necessary to clean up and remove all Contamination on, under, from or affecting any of the Real Estate, to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect or result in the imposition of a Lien that is not a Permitted Lien, unless such action is being undertaken by Sellers pursuant to Sellers' indemnification obligations to Remington;

           10.4.8. obtain and maintain Environmental Permits relating to such Borrower, the Real Estate, or the operation of such Borrower's business, except to the extent that failure to obtain or maintain any such Environmental Permits could not reasonably be expected to have a Material Adverse Effect;

           10.4.9. permit Agent, at any time after notice to Borrowers and in Agent's sole discretion, to commission an investigation into the presence of Regulated Substances or Contamination on, from or affecting any of the Real Estate, or the compliance with Environmental Laws at, or relating to, any of the Real Estate. Such an investigation performed by Agent shall be at Borrowers' expense if the performance of the investigation is commenced (i) upon or after the occurrence of a Default or an Event of Default; or (ii) because Agent has a reasonable belief that an Obligor has violated any provision of any of the Credit Documents (including any representation, warranty or covenant in this Agreement). All other investigations performed by Agent shall be at Agent's and Lenders' expense. In connection with any such investigation, each Borrower, its tenants, subtenants, occupants and assigns, shall comply with all reasonable requests for information made by Agent or its agents and each Borrower represents and warrants that all responses to any such requests for information will be correct and complete. Each Borrower covenants and agrees to provide Agent and its consultants and advisors with rights of access to all areas of the Real Estate and to permit Agent and its consultants and advisors to perform testing (including any invasive testing) necessary or appropriate, in Agent's reasonable judgment, to perform such investigation. Each Borrower acknowledges and agrees that neither Agent nor any Lender is under any duty to conduct any such investigations of the Real Estate and any such investigations by Agent shall be solely for the purposes of protecting Agent's Liens upon the Real Estate and preserving its rights under the Credit Documents. No site visit, observation, or testing by Agent shall constitute a waiver of any Default or Event of Default or be characterized as a representation regarding the presence or absence of Regulated Substances or Contamination at the Real Estate. Neither Agent nor any Lender owes any duty of care to protect Borrowers or any third party from the presence of Regulated Substances, Contamination or any other adverse condition affecting the Real Estate nor shall Agent or any Lender be obligated to disclose

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to Borrowers or any third party any report or findings made in connection with any investigation done on behalf of Agent unless required by Applicable Law;

           10.4.10. promptly commence and perform any corrective work required under Applicable Law to address any Environmental Damages ("Corrective Work"), unless such Corrective Work is being performed by Sellers pursuant to its indemnification obligations to Remington, after (i) a Borrower obtains actual knowledge of any Contamination on, in, under, affecting, or migrating to or from any of the Real Estate or any surrounding areas; or (ii) an event occurs for which Agent can seek indemnification from a Borrower pursuant to Section 15.2;

           10.4.11. provide to Agent written notification at least 5 Domestic Business Days prior to the commencement of any such Corrective Work, and to give Agent periodic reports (no less frequently than quarterly), during the performance of such Corrective Work, on such Borrower's progress with respect thereto, and to promptly give Agent such other information with respect thereto as Agent shall reasonably request. Such written notice shall contain the name of the person or entity performing such Corrective Work and shall be accompanied by: (i) written evidence, satisfactory in form and content to Agent, showing that such person or entity is fully insured against any and all injury and damages caused by or resulting from the performance of such Corrective Work; and
(ii) copies of the plans for such Corrective Work, approved in writing by the appropriate governmental authorities. Any Corrective Work conducted by a Borrower shall be diligently performed and shall comply with all Environmental Laws and all other applicable laws to correct, contain, clean up, treat, remove, resolve, dispose of or minimize the impact of all Regulated Substances or Contamination. Any failure by Agent or any Lender to object to any actions taken by a Borrower shall not be construed to be an approval by Agent or any Lender of such actions, and this Agreement shall not be construed as creating any obligation for Agent or any Lender to initiate any contests or to perform or review the Indemnitor's or any other party's performance of, any Corrective Work, or disburse any funds for any contests or the performance of any Corrective Work;

           10.4.12. permit Agent, should it elect to do so, in addition to the other remedies of Agent and Lenders in the Credit Documents, to perform any Corrective Work and any other such actions as Agent, in its sole discretion, shall deem necessary to repair and remedy any damage to the Real Estate caused by Regulated Substances or Contamination or any such Corrective Work, if such Corrective Work or actions are not being performed by Sellers pursuant to Sellers' indemnification obligations to Remington. In such event, all funds expended by Agent or Lenders, or all of them, in connection with the performance of any Corrective Work, including all attorneys' fees, engineering fees, consultant fees and similar charges, shall become a part of the Obligations and shall be due and payable by the Borrowers on demand. Each disbursement made by Agent or Lenders, or all of them, pursuant to this provision shall bear interest at the lower of the Default Rate or the highest rate allowable under Applicable Law from the date Borrower shall have received written notice that the funds have been advanced by Agent or Lenders, or all of them, until paid in full; and

           10.4.13. if any Claim is asserted against Agent or any Lender with respect to Regulated Substances, Environmental Laws or Contamination, agree that Agent and Lenders may (i) select the engineers, other consultants and attorneys for Agent's or any Lender's defense or guidance, (ii) determine the appropriate legal strategy for such defense, and (iii) compromise or settle such claim, all in Agent's and Lenders' sole discretion, and agree that Borrowers shall be liable to Agent and Lenders in accordance with the terms hereof for liabilities, costs and expenses incurred by Agent and Lenders in this regard.

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SECTION 11.  CONDITIONS PRECEDENT

     11.1. Conditions Precedent to Initial Credit Extensions. Notwithstanding any other provision of this Agreement or any of the other Credit Documents, and without affecting in any manner the rights of Agent and Lenders under the other sections of this Agreement, Lenders shall not be required to fund any Revolver Loan requested by Borrowers or to issue any Letter of Credit, unless, on or before January 24, 2003, each of the following conditions has been and continues to be satisfied:

           11.1.1. Credit Documents. Each of the Credit Documents shall have been duly executed and delivered to Agent by each of the signatories thereto and accepted by Agent and Lenders and each Obligor shall be in compliance with all of the terms thereof.

           11.1.2. Availability. Agent shall have determined, and Lenders shall be satisfied, that, after giving effect to all transactions to be concluded on the Closing Date, Availability is not less than $30,000,000.

           11.1.3. Evidence of Perfection and Priority of Liens. Agent shall have received confirmation that all UCC-1 financing statements and other Security Documents required to be filed or recorded to perfect the Liens of Agent in Collateral (excluding only Intellectual Property which is registered in countries other than the United States) have been filed and evidence in form satisfactory to Agent and Lenders that such Liens will constitute valid and perfected security interests and Liens, and that there are no other Liens upon Collateral except for Permitted Liens.

           11.1.4. Release of Liens. The collateral agent for the existing senior secured working capital facility shall have agreed in writing to terminate, or shall have authorized Agent in writing to terminate, all Liens of such collateral agent with respect to any of the Collateral upon Lenders' funding of the initial Revolver Loans.

           11.1.5. Organization Documents. Agent shall have received a copy of the Organization Documents of each Obligor, and all amendments thereto, certified by the Secretary of State or other appropriate officials of the jurisdiction of each Obligor's state of organization.

           11.1.6. Good Standing Certificates. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other Governmental Authority of such Obligor's jurisdiction of organization and each jurisdiction where the conduct of such Obligor's business activities or ownerships of its Property necessitates qualification.

           11.1.7. Factoring Documents. The Factoring Documents shall be amended or restated in a manner sufficient, in Agent's judgment, to make clear that all Accounts at any time acquired by Factors after the Closing Date are owned by Factors subject to the duly perfected Liens therein granted to Agent by Remington and that all Accounts acquired by Factors from Remington prior to the Closing Date are owned by Factors subject to the duly perfected Liens therein granted to Agent by Factors.

           11.1.8. Opinion Letters. Agent shall have received favorable, written opinions of Debevoise & Plimpton, special New York counsel to Borrowers and Guarantors and (ii) Richards, Layton & Finger, special Delaware counsel to Borrowers and Guarantors, satisfactory to Agent and its counsel.

           11.1.9. Insurance. Agent shall have received certified copies of the casualty insurance policies of each Borrower with respect to Collateral and business interruption insurance policies, together with

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loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee with respect to each such policy and certified copies of each Borrower's liability insurance policies, including product liability policies, together with endorsements naming Agent as an additional insured, all as required by the Credit Documents.

          11.1.10. Collateral Reserve Accounts; Deposit Account Control Agreements. Borrowers and Guarantors shall have established the Collateral Reserve Accounts as requested by Agent and shall have caused to be executed and delivered, in form and scope acceptable to Agent, the Deposit Account Control Agreements to the extent required by Section 8.2.5.

          11.1.11. No Labor Disputes. Agent shall have received assurances satisfactory to it that there are no threats of strikes or work stoppages by any employees, or organization of employees, of any Obligor which Agent reasonably determines may have a Material Adverse Effect.

          11.1.12. Compliance with Laws and Other Agreements. Agent shall have determined or received assurances satisfactory to it that none of the Credit Documents or any of the transactions contemplated thereby violate any Applicable Law, court order or agreement binding upon any Obligor.

          11.1.13. No Material Adverse Change. No material adverse change in the business, Properties, results of operations or financial condition of either Remington, or of Borrowers and Guarantors and their respective Subsidiaries, taken as a whole, shall have occurred since September 30, 2002, and no material adverse change shall have occurred, in the quality, quantity or value of Collateral shall have occurred since September 30, 2002.

          11.1.14. No Change in Business Relationship with Customers. No material adverse change shall have occurred in the business relationship between a Borrower and any of its significant customers.

          11.1.15. Appraisals and Field Audits. Agent and Lenders shall have received, and found acceptable in all respects, fair market value and orderly liquidation asset appraisals of all Inventory and Equipment and Intellectual Property of each Obligor.

          11.1.16. Fees and Expenses. Wachovia, Arranger and each Lender shall have received, in immediately available funds, all fees and reimbursement for all expenses required to be paid by each Borrower to Wachovia, Arranger and to each Lender, in its capacity as Syndication Agent or Documentation Agent, as applicable on or prior to the Closing Date.

          11.1.17. Issuance of New Senior Notes. The New Senior Notes shall have been issued in accordance with the terms of the New Senior Notes Indenture and the proceeds thereof applied solely to pay the Special Distribution and the balance to redeem the Existing Subordinated Notes.

          11.1.18. Solvency Assurances. Agent shall have received a Solvency Certificate satisfactory to it that, after giving effect to the transactions to be concluded on the Closing Date, including the issuance of the New Senior Notes and the payment of the Special Distribution, each Obligor will be Solvent.

     11.2. Conditions Precedent to All Revolver Loans. Notwithstanding any other provision of this Agreement or any of the other Credit Documents, and without affecting in any manner the rights of Agent and Lenders under the other sections of this Agreement, Lenders shall not be required to make any Revolver Loans

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or otherwise extend any credit to or for the benefit of Borrowers hereunder, unless and until each of the following conditions has been and continues to be satisfied:

          11.2.1. No Defaults. No Default or Event of Default shall exist at the time of, or would result from, the funding of such Revolver Loan or other extension of credit.

          11.2.2. Satisfaction of Conditions in Other Credit Documents. Each of the conditions precedent set forth in any other Credit Document shall have been and shall remain satisfied.

          11.2.3. No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby.

          11.2.4. No Material Adverse Effect. No event shall have occurred and no condition shall exist which has or may be reasonably likely to have a Material Adverse Effect.

          11.2.5. Borrowing Base Certificate. Agent shall have received most recent Borrowing Base Certificate required by the terms of this Agreement or otherwise requested by Agent pursuant to the terms hereof.

     11.3. Limited Waiver of Conditions Precedent. If, after the Closing Date, Lenders shall make any Revolver Loans, issue any Letter of Credit or otherwise extend any credit to Borrowers under this Agreement at a time when any of the foregoing conditions precedent are not satisfied (regardless of whether the failure of satisfaction of any such conditions precedent was known or unknown to either of Agent or any Lender), the funding of such Revolver Loans shall not operate as a waiver of the right of Agent and Lenders to insist upon the satisfaction of all conditions precedent with respect to each subsequent Borrowing requested by Borrowers or a waiver of any Default or Event of Default as a consequence of the failure of any such conditions to be satisfied, unless Agent, with the prior written consent of the Required Lenders (or the unanimous written consent of all Lenders with respect to the waiver of any Event of Default for which the consent of all Lenders is required by Section 13.9.1), in writing waives the satisfaction of any condition precedent in which event such waiver shall only be applicable for the specific instance given and only to the extent and for the period of time expressly stated in such written waiver.

SECTION 12. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

     12.1. Events of Default. The occurrence or existence of any one or more of the following events or conditions shall constitute an "Event of Default" (each of which Events of Default shall be deemed to exist unless and until waived by Agent and Lenders in accordance with the provisions of Section 13.9 hereof):

          12.1.1. Payment of Obligations. Borrowers shall fail to pay any of the Obligations, including any of the Revolver Loans, as and when due and payable (whether due at stated maturity, on demand, upon acceleration or otherwise).

          12.1.2. Misrepresentations. Any representation, warranty or other written statement to either of Agent or any Lender by or on behalf of any Obligor, whether made in or furnished in compliance with or in reference to any of the Credit Documents, proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 9.2 hereof.

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          12.1.3. Breach of Specific Covenants. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in Sections 7, 8.1.1, 8.2.1, 8.2.4, 8.2.5, 8.5, 10.1.1, 10.1.11, 10.1.12, 10.1.13, 10.2 or 10.3 hereof on the date that each Borrower is required to perform, keep or observe such covenant.

          12.1.4. Breach of Other Covenants. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 12.1 hereof) and the breach of such other covenant is not cured to Agent's and the Required Lender's satisfaction within 15 days after the sooner to occur of any Senior Officer's receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any Senior Officer; provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 15-day period or which is a willful and knowing breach by Borrowers; and provided further, however, that with respect to Borrowers' failure to perform any of their obligations under Section 10.1.3, no notice or 15-day grace period shall apply if, during the 12-month period preceding the date on which such failure to perform occurs, the Borrowers have not timely performed any of their obligations under Section 10.1.3 on two other occasions.

          12.1.5. Default Under Other Documents. Any Obligor shall default in the due and punctual observance or performance of any liability or obligation to be observed or performed by it under any of the Other Agreements or any of the Security Documents.

          12.1.6. Default Under Other Debt. There shall occur any event or condition that results in the acceleration of the maturity of Debt outstanding of a Borrower or any of its Subsidiaries in an aggregate principal amount of $2,500,000 or more (including any required mandatory prepayment or "put" of such Debt to such Borrower or any of its Subsidiaries) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holder's behalf to accelerate the maturity thereof or terminate any such commitment prior to its normal expiration (including any required mandatory prepayment or "put" of such Debt to such Borrower or any of its Subsidiaries).

          12.1.7. Uninsured Losses. Any loss, theft, damage or destruction of any of Collateral not fully covered (subject to such deductibles as Agent shall have permitted) by insurance if the amount not covered by insurance exceeds $2,500,000.

          12.1.8. Solvency. An Obligor shall be unable to pay all of its Debts as such Debts mature.

          12.1.9. Insolvency Proceedings. Any Obligor shall commence, or shall consent to the commencement against it of, any Insolvency Proceeding or any Insolvency Proceeding shall be commenced against an Obligor and the same shall not have been dismissed within 60 days after the commencement thereof.

          12.1.10. Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Obligor for a period which could be reasonably expected to have a Material Adverse Effect; or any Obligor shall suffer the loss, revocation or termination of any license (including any Licensing Agreement), permit or other Material Contract now held or hereafter acquired by such Obligor, to the extent that such loss or revocation could be reasonably expected to have a Material Adverse Effect; or any Obligor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Obligor leases or occupies any premises on which Collateral is located shall be canceled or terminated prior to the expiration of its stated term and such cancellation or termination could be reasonably expect to

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have a Material Adverse Effect or results in an Out-of-Formula Condition; or any material part of Collateral shall be taken through condemnation or the value of such Property shall be materially impaired through condemnation; or the loss by a Borrower of a material part of the business of any customer of such Borrower which will be deemed material if such loss accounted for more than 15% of the aggregate sales of such Borrower during the Fiscal Year ending prior to such loss.

          12.1.11. Change of Control. A Change of Control shall occur.

          12.1.12. ERISA. A Reportable Event shall occur which constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if, as a result of any Reportable Event, any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Obligor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from each Borrower's, such Subsidiary's or such Obligor's complete or partial withdrawal from such Multiemployer Plan.

          12.1.13. Challenge to Credit Documents. Any Obligor or any of its Affiliates shall challenge or contest in any action, suit or proceeding the validity or enforceability of any of the Credit Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent.

          12.1.14. Judgment. A judgment or order for the payment of money shall be entered against an Obligor that (i) exceeds the uncontested insurance available therefor by $500,000, (ii) results in the creation or imposition of a Lien upon any asset of such Obligor that is not a Permitted Lien, (iii) has been levied or executed upon by any holder of such judgment, or (iv) is not paid within 45 days after the date of entry.

          12.1.15. Repudiation of or Default Under Guaranty. Any Guarantor shall revoke or attempt to revoke the guaranty signed by such Guarantor, shall repudiate such Guarantor's liability thereunder, or shall be in default under the terms thereof, or shall fail to confirm in writing, promptly, after receipt of Agent's written request therefor, such Guarantor's ongoing liability under such guaranty in accordance with the terms thereof.

          12.1.16. Default Under New Senior Notes. Any Obligor shall be in default of any of its obligations under the New Senior Notes or the New Senior Notes Indenture and, as a consequence of which the payment or maturity of the New Senior Notes could be accelerated or demand for payment thereof made or other rights or remedies exercised by or on behalf of the holders of the New Senior Notes.

          12.1.17. Criminal Forfeiture. Any Obligor shall be convicted under any criminal law that could lead to a forfeiture of any Property of such Obligor that could be reasonably expected to have a Material Adverse Effect.

     12.2. Acceleration of Obligations; Termination of Revolver Commitments. Without in any way limiting the right of Agent to demand payment of the Obligations owed solely to it or the right of the Agent to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement or any of the other Credit Documents;

          12.2.1. Upon or at any time after the occurrence of an Event of Default (other than pursuant to Section 12.1.9 hereof) and for so long as such Event of Default shall exist, Agent may in its discretion (and, upon receipt of written instructions to do so from the Required Lenders, shall) (a) declare the principal of and any accrued interest on the Revolver Loans and all other Obligations owing under any of the Credit Documents to be, whereupon the same shall become without further notice or demand (all of which notice and demand

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each Borrower expressly waives), forthwith due and payable and Borrowers shall forthwith pay to Agent the entire principal of and accrued and unpaid interest on the Revolver Loans and other Obligations plus reasonable attorneys' fees and expenses if such principal and interest are collected by or through an attorney-at-law and (b) terminate the Revolver Commitments.

          12.2.2. Upon the occurrence of an Event of Default specified in
Section 12.1.9 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Agent to or upon Borrowers and the Revolver Commitments shall automatically terminate as if terminated by Agent pursuant to Section 6.2.1 hereof and with the effect specified in Section 6.2.3 hereof; provided, however, that if either of Agent or Lenders shall continue to make Revolver Loans, issue Letters of Credit, or otherwise extend credit to Borrowers pursuant to this Agreement after an automatic termination of the Revolver Commitments by reason of the commencement of an Insolvency Proceeding by or against Borrowers, such Revolver Loans and other credit shall nevertheless be governed by this Agreement and enforceable against and recoverable from each Obligor as if such Insolvency Proceeding had never been instituted.

     12.3. Other Remedies. Upon and after the occurrence of an Event of Default and for so long as such Event of Default shall exist, Agent shall, at the direction of either the Agent or the Required Lenders, exercise from time to time all of the rights and remedies (without prejudice to the rights of either of Agent or any Lender to enforce its claim against any or all Obligors) of a secured party under the UCC or under other Applicable Law, and all other legal and equitable rights to which Agent may be entitled under any of the Credit Documents, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Credit Documents, and none of which shall be exclusive. Agent is hereby irrevocably granted a license or other right to use, without charge, each Borrower's Intellectual Property and each Borrower's computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, and packaging materials, and any Property of a similar nature, in advertising for sale, marketing, selling and collecting, and in completing the manufacturing of, Collateral, and each Borrower's rights under all licenses and all franchise agreements shall inure to Agent's benefit.

     12.4. Setoff. In addition to any Liens granted under any of the Credit Documents and any rights now or hereafter available under Applicable Law, each Lender Group Member (and each of their respective Affiliates) is hereby authorized by each Borrower at any time that an Event of Default exists, without notice to Borrowers or any other Person (any such notice being hereby expressly waived), to set off and to appropriate and apply any and all deposits, general or special (including Debt evidenced by certificates of deposit whether matured or unmatured (but not including trust accounts)) and any other Debt at any time held or owing by such Lender Group Member (or any of their Affiliates) to or for the credit or the account of Borrowers against and on account of the Obligations of Borrowers arising under the Credit Documents to each Lender Group Member, including all Revolver Loans and LC Obligations and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) any Lender Group Member shall have made any demand hereunder,
(ii) Agent, at the request or with the consent of the Required Lenders, shall have declared the principal of and interest on the Revolver Loans and other amounts due hereunder to be due and payable as permitted by this Agreement and even though such Obligations may be contingent or unmatured or (iii) the Collateral for the Obligations is adequate. Notwithstanding the foregoing, each Lender Group Member agrees with each other that it shall not, without the express consent of the Required Lenders, and that it shall (to the extent that it is lawfully entitled to do so) upon the request of the Required Lenders, exercise its setoff rights hereunder against any accounts of Borrower now or hereafter maintained with any Lender Group Member (or any Affiliate of any of them), but no Borrower shall have a claim or cause of action against any Lender Group Member for any setoff made without the consent of the Required Lenders and the

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

validity of any such setoff shall not be impaired by the absence of such consent. If any party (or its Affiliate) exercises the right of setoff provided for hereunder, such party shall be obligated to share any such setoff in the manner and to the extent required by Section 13.5.

     12.5. REMEDIES CUMULATIVE; NO WAIVER.

          12.5.1. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Credit Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to either of Agent or any Lender or contained in any other agreement between either of Agent or any Lender and Borrowers, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained. The rights and remedies of Agent and Lenders under this Agreement and the other Credit Documents shall be cumulative and not exclusive of any rights or remedies that either of Agent or any Lender would otherwise have.

          12.5.2. The failure or delay of either of Agent or any Lender to require strict performance by Borrowers of any provision of any of the Credit Documents or to exercise or enforce any rights, Liens, powers, or remedies under any of the Credit Documents or with respect to Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Revolver Loans and all other Obligations owing or to become owing from Borrowers to either of Agent or any Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of each Borrower contained in this Agreement or any of the other Credit Documents and no Event of Default under this Agreement or any other Credit Documents shall be deemed to have been suspended or waived by either of Agent or any Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent or such Lender and directed to Borrowers.

          12.5.3. If either of Agent or any Lender shall accept performance by Borrowers, in whole or in part, of any obligation that Borrowers are required by any of the Credit Documents to perform only when a Default or Event of Default exists, or if either of Agent or any Lender shall exercise any right or remedy under any of the Credit Documents that may not be exercised other than when a Default or Event of Default exists, such Agent's or Lender's acceptance of such performance by Borrowers or such Agent's or Lender's exercise of any such right or remedy shall not operate to waive any such Event of Default or to preclude the exercise by such Agent or Lender of any other right or remedy, unless otherwise expressly agreed in writing by such Agent or such Lender, as the case may be.

SECTION 13.  PROVISIONS PERTAINING TO AGENTS AND LENDERS

     13.1. APPOINTMENT, AUTHORITY AND DUTIES OF AGENT.

          13.1.1. Each Lender Group Member hereby irrevocably appoints and designates Wachovia as Agent to act as herein specified. Agent may, and each Lender Group Member shall be deemed irrevocably to have authorized Agent to, enter into all Credit Documents to which Agent is or is intended to be a party and all amendments hereto and all Security Documents at any time executed by Borrowers, for its benefit and the benefit of each other Lender Group Member and, except as otherwise provided in this Section 13, to exercise such rights and powers under this Agreement and the other Credit Documents as are specifically delegated to Agent by the terms hereof and thereof, together with such other rights and powers as are reasonably incidental

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thereto. Each Lender Group Member agrees that any action taken by Agent, the
Supermajority Lenders or the Required Lenders in accordance with the provisions of this Agreement or the other Credit Documents, and the exercise by Agent, the Required Lenders or the Supermajority Lenders of any of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lender Group Members. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with this Agreement and the other Credit Documents; (b) execute and deliver as Agent each Credit Document and accept delivery of each such agreement delivered by a Borrower or any other Obligor; (c) act as Agent for the Lender Group Members for purposes of the perfection of all security interests and Liens created by this Agreement or the Security Documents with respect to all items of the Collateral and, subject to the direction of the Required Lenders, for all other purposes stated therein, provided that Agent hereby appoints, authorizes and directs each Lender to act as a collateral sub-agent for Agent and the other Lenders for purposes of the perfection of all security interests and Liens with respect to each Borrower's Deposit Accounts maintained with, and all cash held by, such Lender; (d) subject to the direction of the Required Lenders, manage, supervise or otherwise deal with the Collateral; and (e) except as may be otherwise specifically restricted by the terms of this Agreement and subject to the direction of the Required Lenders, exercise all remedies given to Agent with respect to any of the Collateral under the Credit Documents relating thereto, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship with any Lender Group Member (or any Lender's participants). Unless and until its authority to do so is revoked in writing by Required Lenders, Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory (basing such determination in each case upon the meanings given to such terms in this Agreement), or whether to impose or release any reserve, and to exercise its own credit judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from any liability to any Lender Group Member or any other Person for any errors in judgment.

          13.1.2. Agent (which term, as used in this sentence, shall include reference to Agent's officers, directors, employees, attorneys, agents and Affiliates and to the officers, directors, employees, attorneys and agents of Agent's Affiliates) shall not: (a) have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents or
(b) be required to take, initiate or conduct any litigation, foreclosure or collection proceedings hereunder or under any of the other Credit Documents except to the extent directed to do so by the Required Lenders during the continuance of any Event of Default. Once a direction to take any action that may be directed by the Required Lenders hereunder has been given by the Required Lenders to Agent, and subject to any other directions which may be given from time to time by the Required Lenders, decisions regarding the manner in which any such action has to be implemented and conducted (with the exception of any decision to settle, compromise or dismiss any legal proceeding, with or without prejudice, which decision shall require the consent of the Required Lenders) shall be made by Agent, with such assistance and advice of counsel as it may deem appropriate. Notwithstanding the provisions of the immediately preceding sentence, any and all decisions to settle, compromise or dismiss any legal proceeding, with or without prejudice, which implements, accrues or results in or has the affect of causing any release, change or occurrence, where such release, change or occurrence would require the consent of the Supermajority Lenders or the consent of all Lenders pursuant to the terms of this Agreement, also shall require the consent of the Supermajority Lenders or the consent of all Lenders, as applicable. The conferral upon Agent of any right hereunder shall not imply a duty on Agent's part to exercise any such right unless instructed in writing to do so by the Required Lenders in accordance with this Agreement.

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

          13.1.3. Agent may perform any of its duties by or through its agents and employees and may employ one or more Agent Professionals and shall not be responsible for the negligence or misconduct of any such Agent Professionals selected by it with reasonable care. Each Borrower shall promptly (and in any event, on demand) reimburse Agent for all reasonable expenses (including all Extraordinary Expenses) incurred by Agent pursuant to any of the provisions hereof or of any of the other Credit Documents or in the execution of any of Agent's duties hereby or thereby created or in the exercise of any right or power herein or therein imposed or conferred upon it or Lenders (excluding, however, general overhead expenses), and each Lender agrees promptly to pay to Agent, on demand, such Lender's Pro Rata share of any such reimbursement for expenses (including Extraordinary Expenses) that is not timely made by Borrowers to Agent.

          13.1.4. The rights, remedies, powers and privileges conferred upon Agent hereunder and under the other Credit Documents may be exercised by Agent without the necessity of the joinder of any other parties unless otherwise required by Applicable Law. If Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any of the other Credit Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Lender Group Member or any other Person by reason of so refraining. Without limiting the foregoing, no Lender Group Member shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any of the Credit Documents pursuant to or in accordance with the instructions of the Required Lenders except for Agent's own gross negligence or willful misconduct in connection with any action taken by it. Notwithstanding anything to the contrary contained in this Agreement, Agent shall not be required to take any action that is in its opinion contrary to Applicable Law or the terms of any of the Credit Documents or that would in its reasonable opinion subject it or any of its officers, employees or directors to personal liability; provided, however, that if Agent shall fail or refuse to take action that is not contrary to Applicable Law or to any of the terms of any of the Credit Documents even if such action in Agent's opinion would subject it to potential liability, the Required Lenders may remove Agent and appoint a successor Agent in the same manner and with the same effects as is provided in this Agreement with respect to Agent's resignation.

          13.1.5. Agent shall promptly, upon receipt thereof, forward to each Lender (i) copies of any significant written notices, reports, certificates and other information received by Agent from any Obligor (but only if and to the extent such Obligor is not required by the terms of the Credit Documents to supply such information directly to Lenders) and (ii) copies of the results of any field audits by Agent with respect to each Borrower. Agent shall have no liability to any Lender Group Member for any errors in or omissions from any field audit or other examination of each Borrower or the Collateral, unless such error or omission was the direct result of Agent's willful misconduct.

     13.2. AGREEMENTS REGARDING COLLATERAL AND EXAMINATION REPORTS

          13.2.1. Agent shall be authorized, at its option and in its discretion, to release any Lien upon any Collateral (i) upon the termination of the Revolver Commitments and payment or satisfaction of all of the Obligations or (ii) constituting Property sold or disposed of in accordance with the terms of Section 8.4.2 or Section 10.2.9 if each Borrower certifies to Agent that the disposition is made in compliance with the terms of this Agreement (and Agent may rely conclusively on any such certificate, without further inquiry). Agent shall, if directed to do so by the Required Lenders, release any Lien upon any Collateral so long as the aggregate value (as determined by the Required Lenders in their sole discretion) of all Collateral in respect of which Agent shall have released its Lien during any period of 12 months (excluding Collateral from which Agent's Lien is released in accordance with Section 8.4.2) does not exceed $5,000,000. Except as expressly

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authorized or required by this Agreement or Applicable Law, Agent shall not execute any release or termination of any Lien upon any of the Collateral without the prior written authorization of all Lenders. Agent shall have no obligation whatsoever to any Lender Group Member to assure that any of the Collateral exists or is owned by each Borrower or is cared for, protected or insured or has been encumbered, or that Agent's Liens have been properly, sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise any duty of care with respect to any of the Collateral.

          13.2.2. Agent shall furnish each Lender, promptly after the same becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of Agent. Each Lender agrees that neither Wachovia nor Agent makes any representation or warranty as to the accuracy or completeness of any Report and shall not be liable for any information contained in or omitted from any such Report; agrees that the Reports are not intended to be comprehensive audits or examinations, that Wachovia or Agent or any other Person performing any audit or examination will inspect only specific information regarding Borrowers or the Collateral and will rely significantly upon each Borrower's books and records as well as upon representations of each Borrower's officers and employees; agrees to keep all Reports confidential and strictly for its internal use and not to distribute the Reports to any Person (except to its Participants, accountants, attorneys and other Persons with whom such Lender has a confidential relationship) or use any Report in any other manner; and, without limiting the generality of any other indemnification contained herein, agrees to hold Agent and any other Person preparing a Report harmless from any action that the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Revolver Loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or its purchase of, a loan or loans of Borrowers, and to pay and protect, and indemnify, defend and hold Agent and each other such Person preparing a Report harmless from and against all claims, actions, proceedings, damages, costs, expenses and other amounts (including attorneys' fees incurred by Agent and any such other Person preparing a Report as the direct or indirect result of any third parties who might obtain all or any part of any Report through the indemnifying Lender.

     13.3. Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in so relying, upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, telecopier message or cable) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of Agent Professionals selected by Agent. As to any matters not expressly provided for by this Agreement or any of the other Credit Documents, Agent shall in all cases be fully protected in acting or refraining from acting hereunder and thereunder in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding upon the Lender Group.

     13.4. Action Upon Default. Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default unless it has received written notice from a Lender or a Borrower specifying the occurrence and nature of such Default or Event of Default. If Agent shall receive such a notice of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, Agent shall promptly notify Lenders in writing and Agent shall take such action and assert such rights under this Agreement and the other Credit Documents, or shall refrain from taking such action and asserting such rights, as the Required Lenders shall direct from time to time. If any Lender shall receive a notice of a Default or Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, such Lender shall promptly notify Agent and the other Lenders in writing. As provided in Section 13.3 hereof, Agent shall not be subject to any liability by reason of acting or refraining to act pursuant to any request of the Required Lenders except for its own willful misconduct or gross negligence in connection with any action

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taken by it. Before directing Agent to take or refrain from taking any action or asserting any rights or remedies under this Agreement and the other Credit Documents on account of any Event of Default, the Required Lenders shall consult with and seek the advice of (but without having to obtain the consent of) each other Lender, and promptly after directing Agent to take or refrain from taking any such action or asserting any such rights, the Required Lenders will so advise each other Lender of the action taken or refrained from being taken and, upon request of any Lender, will supply information concerning actions taken or not taken. In no event shall the Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of the Revolver Loans held by one Lender without accelerating and demanding payment of all other Revolver Loans or to terminate the Revolver Commitments of one or more Lenders without terminating the Revolver Commitments of all Lenders. Each Lender agrees that, except as otherwise provided in any of the Credit Documents or as authorized by the Required Lenders, it will not take any legal action or institute any action or proceeding against any Obligor with respect to any of the Obligations or Collateral or accelerate or otherwise enforce its portion of the Obligations. Without limiting the generality of the foregoing, no Lender Group Member may exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar sales or dispositions of any of the Collateral except as authorized by the Required Lenders. Notwithstanding anything to the contrary set forth in this
Section 13.4 or elsewhere in this Agreement, each Lender and LC Issuer shall be authorized to take such action to preserve or enforce its rights against any Obligor where a deadline or limitation period is otherwise applicable and would, absent the taken of specified action, bar the enforcement of Obligations held by such Lender against such Obligor, including the filing of proofs of claim in any Insolvency Proceeding.

     13.5. Ratable Sharing. If any Lender shall obtain any payment or reduction (including any amounts received as adequate protection of a bank account deposit treated as cash collateral under the Bankruptcy Code) of any Obligation of Borrowers hereunder (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata share of payments or reductions on account of such Obligations obtained by all of the Lenders, such Lender shall forthwith (i) notify the other Lenders and Agent of such receipt and (ii) purchase from the other Lenders such participations in the affected Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, on a Pro Rata basis, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 13.5 may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

     13.6. INDEMNIFICATION OF AGENT INDEMNITEES.

          13.6.1. Each Lender agrees to indemnify and defend the Agent Indemnitees (to the extent not reimbursed by Borrowers under this Agreement, but without limiting the indemnification obligation of Borrowers under this Agreement), on a Pro Rata basis, and to hold each of the Agent Indemnitees harmless from and against, any and all Indemnified Claims which may be imposed on, incurred by or asserted against any of the Agent Indemnitees in any way related to or arising out of this Agreement or any of the other Credit Documents or any other document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which Borrowers are obligated to pay under Section 15.2 hereof or amounts Agent may be called upon to pay in connection with any Lockbox or Collateral Reserve Account contemplated hereby or the enforcement of any of the terms hereof or thereof or of any such

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other documents), provided that no Lender shall be liable to any Agent
Indemnitee for any of the foregoing to the extent that they result solely from the willful misconduct or gross negligence of such Agent Indemnitee.

          13.6.2. Without limiting the generality of the foregoing provisions of this Section 13.6, if Agent should be sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person on account of any alleged preference or fraudulent transfer received or alleged to have been received from a Borrower or any other Obligor as the result of any transaction under the Credit Documents, then in such event any monies paid by Agent in settlement or satisfaction of such suit, together with all Extraordinary Expenses incurred by Agent in the defense of same, shall be promptly reimbursed to Agent by Lenders to the extent of each Lender's Pro Rata share.

          13.6.3. Without limiting the generality of the foregoing provisions of this Section 13.6, if at any time (whether prior to or after the Commitment Termination Date) any action or proceeding shall be brought against any of the Agent Indemnitees by an Obligor or by any other Person claiming by, through or under an Obligor, to recover damages for any act taken or omitted by Agent under any of the Credit Documents or in the performance of any rights, powers or remedies of Agent against any Obligor, any Account Debtor, the Collateral or with respect to any Revolver Loans, or to obtain any other relief of any kind on account of any transaction involving any Agent Indemnitees under or in relation to any of the Credit Documents, each Lender agrees to indemnify, defend and hold the Agent Indemnitees harmless with respect thereto and to pay to the Agent Indemnitees such Lender's Pro Rata share of such amount as any of the Agent Indemnitees shall be required to pay by reason of a judgment, decree, or other order entered in such action or proceeding or by reason of any compromise or settlement agreed to by the Agent Indemnitees, including all interest and costs assessed against any of the Agent Indemnitees in defending or compromising such action, together with all expenses paid or incurred by the Agent Indemnitees to any Agent Professionals or other Persons in connection therewith; provided, however, that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they arise solely from the willful misconduct or gross negligence of such Agent Indemnitee. In Agent's discretion, Agent may also reserve for or satisfy any such judgment, decree or order from proceeds of Collateral prior to any distributions therefrom to or for the account of Lenders.

     13.7. Limitation on Responsibilities of Agent. Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances to its satisfaction from Lenders of their indemnification obligations under Section 13.6 hereof against any and all Indemnified Claims which may be incurred by Agent by reason of taking or continuing to take any such action. Agent shall not be liable to any Lender Group Member (or any Lender's participants) for any action taken or omitted to be taken under or in connection with this Agreement or the other Credit Documents except as a result of actual gross negligence or willful misconduct on the part of Agent. Agent does not assume any responsibility for any failure or delay in performance or breach by any Obligor or any Lender of its obligations under this Agreement or any of the other Credit Documents. Agent does not make to any Lender Group Member, and no Lender Group Member makes to Agent or the other Lender Group Member, any express or implied warranty, representation or guarantee with respect to the Revolver Loans, the Collateral, the Credit Documents or any Obligor. Neither Agent nor any of its officers, directors, employees, attorneys or agents shall be responsible to any Lender Group Member, and no Lender Group Member nor any of its agents, attorneys or employees shall be responsible to Agent or the any other Lender Group Member, for: (i) any recitals, statements, information, representations or warranties contained in any of the Credit Documents or in any certificate or other document furnished pursuant to the terms hereof; (ii) the execution, validity, genuineness, effectiveness or enforceability of any of the Credit Documents; (iii) the validity, genuineness, enforceability, collectibility, value, sufficiency or existence of any Collateral, or the perfection or priority of any Lien therein; or (iv) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or any Account Debtor. Neither

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Agent nor any of its officers, directors, employees, attorneys or agents shall have any obligation to any Lender Group Member to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any of the duties or agreements of such Obligor under any of the Loan Documents or the satisfaction of any conditions precedent contained in any of the Credit Documents. Agent may consult with and employ legal counsel, accountants and other experts and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.

     13.8. SUCCESSOR AGENT AND CO-AGENT.

          13.8.1. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to each Lender and each Borrower. Upon receipt of any notice of such resignation, the Required Lenders, after prior consultation with (but without having to obtain consent of) each Lender, shall have the right to appoint a successor Agent which shall be (i) a Lender, (ii) a United States based affiliate of a Lender, or (iii) a commercial bank that is organized under the laws of the United States or of any State thereof and has a combined capital surplus of at least $100,000,000 and, provided no Default or Event of Default then exists, is reasonably acceptable to each Borrower (and for purposes hereof, any successor to Wachovia shall be deemed acceptable to each Borrower). Upon the acceptance by a successor Agent of an appointment to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent without further act, deed or conveyance, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 13 (including the provisions of Section
13.6 hereof) shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Notwithstanding anything to the contrary contained in this Agreement, any successor by merger or acquisition of the stock or assets of Wachovia shall continue to be Agent hereunder unless such successor shall resign in accordance with the provisions hereof.

          13.8.2. It is the purpose of this Agreement that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business as agent or otherwise in any jurisdiction. It is recognized that, in case of litigation under any of the Credit Documents, or in case Agent deems that by reason of present or future laws of any jurisdiction agent might be prohibited from exercising any of the powers, rights or remedies granted to agent or Lenders hereunder or under any of the Credit Documents or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary hereunder or under any of the Credit Documents, agent may appoint an additional Person as a separate agent or co-agent which is not so prohibited from taking any of such actions or exercising any of such powers, rights or remedies. If Agent shall appoint an additional Person as a separate agent or co-agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by any of the Credit Documents to be exercised by or vested in or conveyed to Agent with respect thereto shall be exercisable by and vested in such separate agent or co-agent, but only to the extent necessary to enable such separate agent or co-agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate agent or co-agent shall run to and be enforceable by either of them. Should any instrument from the Lender Group be required by the separate agent or co-agent so appointed by Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, any and all of such instruments shall, on request, be executed, acknowledged and delivered by the Lender Group Members, whether or not a Default or Event of Default then exists. In case any separate agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, duties and obligations of such separate agent or co-agent, so

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far as permitted by Applicable Law, shall vest in and be exercised by the Agent until the appointment of a new Agent or successor to such separate agent or co-agent.

     13.9. CONSENTS, AMENDMENTS AND WAIVERS; OUT-OF-FORMULA LOANS.

          13.9.1. No amendment or modification of any provision of this Agreement shall be effective without the prior written agreement of the Required Lenders and each Borrower, and no waiver of any Default or Event of Default shall be effective without the prior written consent of the Required Lenders; provided, however, that (i) without the prior written consent of Agent, no amendment or waiver shall be effective with respect to any provision in any of the Credit Documents (including this Section 13) to the extent such provision relates to the rights, duties or immunities of Agent; (ii) without the prior written consent of Wachovia, no amendment or waiver with respect to the provisions of Sections 2.3 or 4.1.3 shall be effective; (iii) without the prior written consent of all Lenders, no waiver of any Default or Event of Default shall be effective if the Default or Event of Default relates to a Borrower's failure to observe or perform any covenant that may not be amended without the unanimous written consent of Lenders (and, where so provided hereinafter, the written consent of Agent) as hereinafter set forth in this Section 13.9.1; and
(iv) written agreement of all Lenders (except a defaulting Lender as provided in Section 4.2 of this Agreement) shall be required to effectuate any amendment, modification or waiver that would (a) alter the provisions of Sections 3.2, 3.4, 3.9, 5.5, 5.6, 5.7, 5.9, 5.10, 6.1, 13, 15.2, 15.3, or 15.17, (b) amend the definitions of "Pro Rata," "Required Lenders," "Supermajority Lenders," "Availability Reserve" or "Borrowing Base" (and the other defined terms used in such definitions, but the percentage rates of advance may be adjusted as expressly provided in or contemplated by Section 2.1.5 and the definition of Applicable Inventory Percentage), if the effect would be to increase the amount of Availability, or any provision of this Agreement obligating Agent to take certain actions at the direction of the Required Lenders, or any provision of any of the Credit Documents regarding the Pro Rata treatment or obligations of Lenders, (c) increase or otherwise modify any of the Revolver Commitments (other than to reduce proportionately each Lender's Revolver Commitment in connection with any overall reduction in the amount of the Revolver Commitments), (d) alter or amend (other than to increase) the rate of interest payable in respect of the Revolver Loans (except as may be expressly authorized by the Credit Documents or as may be necessary, in Agent's judgment, to comply with Applicable Law), (e) waive or agree to defer collection of any fee or other charge provided for under any of the Credit Documents or the unused line fee in Section 3.2.1 hereof, (f) subordinate the priority of any Liens granted to Agent under any of the Loan Documents with respect to any material part of the Collateral to Liens granted to any other Person, except as currently provided in or contemplated by the Credit Documents in connection with Borrowers' incurrence of Permitted Purchase Money Debt and except for Liens granted by an Obligor to financial institutions with respect to amounts on deposit with such financial institutions to cover returned items, processing and analysis charges and other charges in the Ordinary Course of Business that relate to deposit accounts with such financial institutions, (g) alter the time or amount of repayment of any of the Loans (except a moratorium or deferral of payment pursuant to a forbearance agreement entered into by Agent and the Required Lenders with Borrowers at any time that an Event of Default exists) or waive any Event of Default resulting from nonpayment of the Loans on the due date thereof (or within any applicable period of grace), or (h) release any Obligor from liability for any of the Obligations. No Lender shall be authorized to amend or modify any Note held by it, unless such amendment or modification is consented to in writing by all Lenders; provided, however, that the foregoing shall not be construed to prohibit an amendment or modification to any provision of this Agreement that may be effected pursuant to this Section 13.9.1 by agreement of Borrowers and the Required Lenders even though such an amendment or modification results in an amendment or modification of the Notes by virtue of the incorporation by reference in each of the Notes of this Agreement. The making of any Revolver Loans hereunder by any Lender during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default. Any waiver or consent

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granted by Lenders hereunder shall be effective only if in writing and then only in the specific instance and for the specific purpose for which it was given.

          13.9.2. Unless otherwise directed in writing by the Required Lenders, Agent may require Lenders to honor requests by Borrowers for Out-of-Formula Loans (in which event, and notwithstanding anything to the contrary set forth in Section 2.1.1 or elsewhere in this Agreement, Lenders shall continue to make Revolver Loans up to their Pro Rata share of the Revolver Commitments) and to forbear from requiring Borrowers to cure an Out-of-Formula Condition, (1) when no Event of Default exists (or if an Event of Default exists, when the existence of such Event of Default is not known by Agent), if and for so long as (i) such Out-of-Formula Condition does not continue for a period of more than 10 consecutive Business Days, following which no Out-of-Formula Condition exists for at least 10 consecutive Business Days before another Out-of-Formula Condition exists, (ii) the amount of the Revolver Loans outstanding at any time does not exceed the aggregate of the Revolver Commitments at such time, and
(iii) the Out-of-Formula Condition is not known by Agent at the time in question to exceed $5,000,000; and (2) regardless of whether or not an Event of Default exists, if Agent discovers the existence of an Out-of-Formula Condition not previously known by it to exist, but Lenders shall be obligated to continue making such Revolver Loans as directed by Agent only (A) if the amount of the Out-of-Formula Condition is not increased by more than $2,000,000 above the amount determined by Agent to exist on the date of discovery thereof and (B) for a period not to exceed 5 Business Days. In no event shall Borrowers or any other Obligor be deemed to be a beneficiary of this Section 13.9.2 or authorized to enforce any of the provisions of this Section 13.9.2.

          13.9.3 In connection with any proposed amendment to any of the Credit Documents or waiver of any terms thereof or any Default or Event of Default thereunder, no Borrower shall solicit, request or negotiate for or with respect to any such proposed amendment or waiver of any of the provisions of this Agreement or any of the other Credit Documents unless each Lender shall be informed thereof by such Borrower and shall be afforded an opportunity of considering the same and shall be supplied by such Borrower with sufficient information to enable such Lender to make an informed decision with respect thereto. No Borrower will, directly or indirectly, pay or cause to be paid any remuneration or other thing of value, whether by way supplemental or additional interest, fee or otherwise, to any Lender (in it capacity as Lender hereunder) as consideration for or as an inducement to the consent to or agreement by such Lender with any waiver or amendment of any of the terms or conditions of this Agreement or any of the Credit Documents that require unanimous consent of all Lenders, unless such remuneration or thing of value is concurrently paid on the same terms on a Pro Rata basis to all Lenders; provided, however, that if any amendment or waiver of any of the terms or conditions of this Agreement or any of the other Credit Documents may be effected by the Required Lenders, then any fee that Borrowers contract to pay in connection with any such amendment or waiver may be paid only to those Lenders which agree in writing to such amendment or waiver and not to any of the other Lenders which do not so agree.

          13.9.4 Any request, authority or consent of any Person who, at the time of making such request or giving such a authority or consent, as a Lender, shall be conclusive and binding upon any Assignee of such Lender.

     13.10. Due Diligence and Non-Reliance. Each Lender hereby acknowledges and represents that it has, independently and without reliance upon Agent or the other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund the Revolver Loans to be made by it hereunder and to purchase participations in the LC Obligations pursuant to
Section 2.3.2 hereof, and each Lender has made such inquiries concerning the Credit Documents, the Collateral and each Obligor as such Lender feels necessary and

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appropriate, and has taken such care on its own behalf as would have been the case had it entered into the other Credit Documents without the intervention or participation of the other Lenders or Agent. Each Lender hereby further acknowledges and represents that the other Lenders and Agent have not made any representations or warranties to it concerning any Obligor, any of the Collateral or the legality, validity, sufficiency or enforceability of any of the Credit Documents. Each Lender also hereby acknowledges that it will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Revolver Loans and in taking or refraining to take any other action under this Agreement or any of the other Credit Documents. Except for notices, reports and other information expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent's Affiliates.

     13.11. Representations and Warranties of Lenders. By its execution of this Agreement, each Lender hereby represents and warrants to Borrowers and the other Lenders that it has the power to enter into and perform its obligations under this Agreement and the other Credit Documents; that it has taken all necessary and appropriate action to authorize its execution and performance of this Agreement and the other Credit Documents to which it is a party, each of which will be binding upon it and the obligations imposed upon it herein or therein will be enforceable against it in accordance with the respective terms of such documents; and that no part of the funds to be used by it to fund Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest or (ii) any other assets of any employee benefit plan (as the terms "employee benefit plan" and "separate account" are defined in ERISA).

     13.12. The Required and Supermajority Lenders. As to any provisions of this Agreement or the other Credit Documents under which action may or is required to be taken upon direction or approval of the Required Lenders or the Supermajority Lenders, the direction or approval of the Required Lenders or the Supermajority Lenders, as applicable, shall be binding upon each Lender to the same extent and with the same effect as if each Lender had joined therein. Notwithstanding anything to the contrary contained in this Agreement, no Borrower shall be deemed to be a beneficiary of, or be entitled to enforce, sue upon or assert as a defense to any of the Obligations, any provisions of this Agreement that requires Agent or any Lender to act, or conditions their authority to act, upon the direction or consent of the Required Lenders or the Supermajority Lenders; and any action taken by Agent or any Lender that requires the consent or direction of the Required Lenders or the Supermajority Lenders as a condition to taking such action shall, insofar as a Borrower is concerned, be presumed to have been taken with the requisite consent or direction of the Required Lenders or the Supermajority Lenders, as applicable.

     13.13. Several Obligations.The obligations and commitments of each Lender under this Agreement and the other Credit Documents are several and neither Agent nor any Lender shall be responsible for the performance by the other Lenders of its obligations or commitments hereunder or thereunder. Notwithstanding any liability of Lenders stated to be joint and several to third Persons under any of the Credit Documents, such liability shall be shared, as among Lenders, Pro Rata according to the respective Revolver Commitments of Lenders.

     13.14. Agent in its Individual Capacity. With respect to its obligation to lend under this Agreement, the Revolver Loans made by it and each Note issued to it, Agent shall have the same rights and powers hereunder and under the other Credit Documents as any other Lender or holder of a Note and may

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exercise the same as though it were not performing the duties specified herein;
and the terms "Lenders," "Required Lenders," or any similar term shall, unless the context clearly otherwise indicates, include Agent in its capacity as a Lender. Agent and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with each Borrower or any other Obligor, or any affiliate of a Borrower or any other Obligor, as if it were any other bank and without any duty to account therefor (or for any fees or other consideration received in connection therewith) to the other Lenders. Wachovia or its Affiliates may receive information regarding each Borrower or any of such Borrower's Affiliates and account debtors (including information that may be subject to confidentiality obligations in favor of such Borrower or any of its Affiliates) and neither Agent nor Wachovia shall be under any obligation to provide such information to any other Lender Group Member to the extent acquired by Wachovia in its individual capacity and not as Agent hereunder.

     13.15. No Third Party Beneficiaries. This Section 13 is not intended to confer any rights or benefits upon a Borrower or any other Person except Lenders and Agent, and no Person (including a Borrower) other than Lenders and Agent shall have any right to enforce any of the provisions of this Section 13 except as expressly provided in Section 13.17 hereof. As between Borrowers and Agent, any action that Agent may take or purport to take on behalf of Lenders under any of the Credit Documents shall be conclusively presumed to have been authorized and approved by Lenders as herein provided.

     13.16. Notice of Transfer. Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Revolver Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender has been received by Agent.

     13.17. Replacement of Certain Lenders. If a Lender ("Affected Lender") shall have (i) failed to fund its Pro Rata share of any Revolver Loan requested (or deemed requested) by Borrowers which such Lender is obligated to fund under the terms of this Agreement and which such failure has not been cured, (ii) requested compensation from Borrowers under Section 3.7 to recover increased costs incurred by such Lender (or its parent or holding company) which are not being incurred generally by the other Lenders (or their respective parents or holding companies), or (iii) delivered a notice pursuant to Section 3.6 hereof claiming that such Lender is unable to extend Euro-Dollar Loans to Borrowers for reasons not generally applicable to the other Lenders, then, in any such case and in addition to any other rights and remedies that Agent, any other Lender or Borrowers may have against such Affected Lender, Borrowers or Agent may make written demand on such Affected Lender (with a copy to Agent in the case of a demand by Borrowers and a copy to Borrowers in the case of a demand by Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within 5 Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Eligible Assignees designated by Agent, all of such Affected Lender's rights and obligations under this Agreement (including its Revolver Commitments and all Obligations owing to it) in accordance with Section 14 hereof; provided, however, that Agent shall have no duty to locate an Eligible Assignee for the purpose of accepting such assignment. Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within 5 Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in cash and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Credit Document, including the aggregate outstanding principal amount of the Revolver Loans owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this Section 13.17,

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such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of Agent in any Collateral and such Affected Lender shall have no further liability to Agent, any Lender or any other Person under any of the Credit Documents (except as provided in Section
13.6 hereof as to events or transactions which occur prior to the replacement of such Affected Lender), including any commitment to make Revolver Loans or purchase participations in LC Obligations.

     13.18. REMITTANCE OF PAYMENTS AND COLLECTIONS.

          13.18.1. All payments by any Lender to Agent shall be made not later than the time set forth elsewhere in this Agreement on the Business Day such payment is due; provided, however, that if such payment is due on demand by Agent and such demand is made on the paying Lender after 11:00 a.m. on such Business Day, then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, promptly following Agent's receipt of funds for the account of such Lender and in the type of funds received by Agent; provided, however, that if Agent receives such funds at or prior to 12:00 noon, Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day, but if Agent receives such funds after 12:00 noon, Agent shall pay such funds to such Lender by 2:00 p.m. on the next Business Day.

          13.18.2. With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make full payment when due pursuant to the terms hereof shall, on demand by the other party, pay such amount together with interest thereon at the Federal Funds Rate. In no event shall each Borrower be entitled to receive any credit for any interest paid by Agent to any Lender, or by any Lender to Agent, at the Federal Funds Rate as provided herein.

          13.18.3. If Agent pays any amount to a Lender in the belief or expectation that a related payment has been or will be received by Agent from an Obligor and such related payment is not received by Agent, then Agent shall be entitled to recover such amount from each Lender that receives such amount. If Agent determines at any time that any amount received by it under this Agreement or any of the other Credit Documents must be returned to an Obligor or paid to any other Person pursuant to any Applicable Law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement or any of the other Credit Documents, Agent shall not be required to distribute such amount to any Lender.

     13.19. Syndication/Documentation Agent and Arranger. None of the Syndication Agent, the Documentation Agent or the Arranger in their capacities as such shall have any duties or responsibilities or incur any liability under this Agreement or any of the Credit Documents.

SECTION 14.  BENEFIT OF AGREEMENT;  ASSIGNMENTS  AND  PARTICIPATIONS

     14.1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Borrower, Agent and Lenders and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or delegate performance of any of its obligations under any of the Credit Documents and (ii) any assignment by any Lender must be made in compliance with Section 14.3 hereof. Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 14.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Credit Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of a Note,

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shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     14.2. PARTICIPATIONS.

          14.2.1. Permitted Participants; Effect. Any Lender may, in the Ordinary Course of Business of such Lender and in accordance with Applicable Law, but subject to Agent's written consent and (if no Event of Default exists), the prior consent of Borrowers (which consent of Borrowers shall not be unreasonably withheld or delayed) at any time sell to one or more banks or other financial institutions (each a "Participant") a participating interest in any of the Obligations owing to such Lender, any Revolver Commitment of such Lender or any other interest of such Lender under any of the Credit Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Credit Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any Note for all purposes under the Credit Documents, all amounts payable by Borrowers under this Agreement and any of the Notes shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Credit Documents. If a Lender sells a participation to a Person other than an Affiliate of such Lender, then such Lender shall give prompt written notice thereof to each Borrower and the other Lenders.

          14.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Credit Documents other than an amendment, modification or waiver with respect to any Revolver Loans or Revolver Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the stated interest rate or the stated rates at which fees are payable with respect to any such Revolver Loan or Revolver Commitment, postpones the Commitment Termination Date, or any date fixed for any regularly scheduled payment of interest or fees on such Revolver Loan or Revolver Commitment, or releases from liability Borrowers or any Guarantor or releases substantially all of the Collateral.

          14.2.3. Benefit of Set-Off. Each Borrower agrees that each Participant shall be deemed to have the right of set-off provided in Section 12.4 hereof in respect of its participating interest in amounts owing under the Credit Documents to the same extent and subject to the same requirements under this Agreement (including Section 13.5) as if the amount of its participating interest were owing directly to it as a Lender under the Credit Documents, provided that each Lender shall retain the right of set-off provided in Section
12.4 hereof with respect to the amount of participating interests sold to each Participant. Lenders agree to share with each Participant, and each Participant by exercising the right of set-off provided in Section 12.4 agrees to share with each Lender, any amount received pursuant to the exercise of its right of set-off, such amounts to be shared in accordance with Section 13.5 hereof as if each Participant were a Lender.

     14.3. ASSIGNMENTS.

          14.3.1. Permitted Assignments. Subject to its compliance with Section 14.3.2, a Lender may, in accordance with Applicable Law, at any time assign to any Eligible Assignee all or any part of its rights and obligations under the Credit Documents, so long as (i) each assignment is of a constant, and not a varying, ratable percentage of all of the transferor Lender's rights and obligations under the Credit Documents with respect to the Revolver Loans and the LC Obligations and, in the case of a partial assignment, is in a minimum principal amount of $2,500,000 or integral multiples of $1,000,000 in excess of that amount; (ii) except in the case of an assignment in whole of a Lender's rights and obligations under the Credit Documents or an

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assignment by one original signatory to this Agreement to another such signatory, immediately after giving effect to any assignment, the aggregate amount of the Revolver Commitments retained by the transferor Lender shall in no event be less than $10,000,000; (iii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing contained herein shall limit in any way the right of a Lender to assign any or all or any portion of the Obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, provided that any payment made by Borrowers in respect of such assigned Revolver Loans in accordance with the terms of this Agreement shall satisfy each Borrower's obligations hereunder in respect of such assigned Revolver Loans to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

          14.3.2. Effect; Effective Date. Upon (i) delivery to Agent of a notice of assignment substantially in the form attached as Exhibit H hereto at least 2 Business Days prior to the proposed assignment, together with any consents required by Section 14.3.1, and (ii) payment of a $4,000 fee to the Agent for processing any assignment to an Eligible Assignee that is not an Affiliate of the transferor Lender, such assignment shall become effective on the effective date specified in such notice of assignment (provided that such fee shall not be payable with respect to any assignment by a transferor Lender party hereto on the date of this Agreement if, after giving effect to such assignment, the amount of the Revolver Commitment retained by such transferor Lender is at least $25,000,000). On and after the effective date of such assignment, such Eligible Assignee shall for all purposes be a Lender party to this Agreement and any other Credit Document executed by the Lenders and shall have all the rights and obligations of the Lender under the Credit Documents to the same extent as if it were an original party thereto, and no further consent or action by Borrowers, Lenders or Agent shall be required to release the transferor Lender with respect to the Revolver Commitment (or portion thereof) of such Lender and Obligations assigned to such Eligible Assignee. Upon the consummation of any assignment to an Eligible Assignee pursuant to this Section 14.3.2, the transferor Lender, Agent and Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Eligible Assignee, in each case in principal amounts reflecting their respective Revolver Commitments, as adjusted pursuant to such assignment.

          14.3.3. Dissemination of Information. Each Borrower authorizes each Lender and Agent to disclose to any Participant, any Eligible Assignee or any other Person acquiring an interest in the Credit Documents by operation of law (each a "Transferee"), and any prospective Transferee, any and all information in Agent's or such Lender's possession concerning such Borrower, the Subsidiaries of such Borrower or the Collateral, subject to confidentiality undertakings on the part of such Transferee identical in substance to Section 15.15.

     14.4. Tax Treatment. If any interest in any Credit Document is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Sections 5.10 and 5.11 hereof. No Transferee shall be entitled to receive any greater payment under Section 5.10 than the transferor Lender would have been entitled to receive as of such date.

SECTION 15. MISCELLANEOUS

     15.1. Power of Attorney. Each Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent, including Agent) as such Borrower's true and lawful attorney (and agent-in-fact) and Agent, or Agent's designee, may, without notice to such Borrower and in either such Borrower's or Agent's name, but at the cost and expense of such Borrower:

          15.1.1. At such time or times as Agent or said designee, in its sole discretion, may determine, endorse such Borrower's name on any Payment Item or proceeds of Collateral which come into the possession of Agent or under Agent's control.

          15.1.2. At such time or times upon or after the occurrence of an Event of Default as Agent or its designee in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts;
(ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to Collateral; (v) prepare, file and sign such Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of Lien or similar document in connection with any of Collateral; (vi) receive, open and dispose of all mail addressed to such Borrower and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse the name of such Borrower upon any of the items of payment or proceeds relating to Collateral and deposit the same to the account of Agent on account of the Obligations; (viii) endorse the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Accounts or Inventory of any Obligor and any other Collateral; (ix) use such Borrower's stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Agent's determination, to fulfill such Borrower's obligations under this Agreement.

     15.2. General Indemnity. Each Borrower hereby agrees to indemnify and defend the Indemnitees and to hold the Indemnitees harmless from and against any Indemnified Claim ever suffered or incurred by any of the Indemnitees arising out of or related to this Agreement or any of the other Credit Documents, the performance by Agent or Lenders of their respective duties or the exercise of any of their respective rights or remedies hereunder, or the result of such Borrower's failure to observe, perform or discharge any of its duties hereunder. Each Borrower shall also indemnify and defend the Indemnitees against and save the Indemnitees harmless from all Indemnified Claims of any Person arising out of, related to or with respect to any of the transactions entered into pursuant to this Agreement or any of the other Credit Documents or Agent's Lien upon any Collateral. Without limiting the generality of the foregoing, this indemnity shall extend to any Environmental Damages and other Indemnified Claims asserted against or incurred (whether before or after the release, satisfaction or extinguishment of any Mortgage or Mortgages) by any of the Indemnitees (including Agent or any Lender as mortgagee-in-possession or successor-in-interest to any Obligor as owner of any of the Real Estate by virtue of a foreclosure or acceptance of deed-in-lieu of foreclosure) by any Person under any Environmental Laws or similar laws by reason of each Borrower's or any other Person's violation or non-compliance, or alleged violation or non-compliance, with any Environmental Laws, or any unauthorized release of any Regulated Substances or any Contamination on, in, under, affecting, migrating or threatening to migrate to or from all or any portions of the Real Estate. Additionally, if any Taxes other than (i) Non-Excluded Taxes, the payment of which shall be controlled by Section 5.10 and (ii) the Taxes described in clauses (i), (ii) and (iii) of the first sentence of Section 5.10.1 (but excluding any stamp, documentary, recording or similar taxes) shall now or at any time or times hereafter be payable by either of Agent, any Lender or any Obligor on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Credit Documents or any amendment thereto, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, each Borrower will pay (or will promptly reimburse Agent and Lenders for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold Indemnitees harmless from and against all liability in connection therewith. The foregoing indemnities are in addition to and not in lieu of any other indemnities contained in any of the other Credit Documents, but shall not apply to Indemnified Claims incurred by any of the Indemnitees as a direct and proximate result of their own gross negligence or willful misconduct.

     15.3. Survival of All Indemnities. Notwithstanding anything to the contrary in this Agreement or any of the other Credit Documents, the obligation of Borrowers and each Lender with respect to each indemnity given by it in this Agreement, whether given by each Borrower to Agent Indemnitees, or Lender Indemnitees or Wachovia Indemnitees or by any Lender to any Agent Indemnitees or Wachovia Indemnitees, shall survive the payment in full of the Obligations and the termination of any of the Revolver Commitments.

     15.4. Modification of Agreement. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by each Borrower, Agent and Lenders; provided, however, that no consent, written or otherwise, of Borrowers shall be necessary or required in connection with any amendment of any of the provisions of Section 13 (other than Section 13.7) or any other provision of this Agreement that affects only the rights, duties and responsibilities of Lenders and Agent as among themselves so long as no such amendment imposes any additional obligations on Borrowers.

     15.5. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     15.6. English Language. The parties hereto acknowledge that they have requested and are satisfied that the Credit Documents as well as all notices, actions and legal proceedings, be drawn up in the English language.

     15.7. Cumulative Effect; Conflict of Terms. To the fullest extent permitted by Applicable Law, the provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Credit Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Credit Documents, the provision contained in this Agreement shall govern and control.

     15.8. Execution in Counterparts. Execution in Counterparts. This Agreement and any amendments hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     15.9. Notice. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt or, in the case of facsimile transmission, when received (if on a Domestic Business Day and, if not received on a Domestic Business Day, then on the next Domestic Business Day after receipt) at the office where the noticed party's telecopier is located, in each case addressed to the noticed party at the address shown for such party on the signature page hereof or, in the case of a Person who becomes a Lender after the date hereof, at the address shown on the Assignment and Acceptance by which such Person became a Lender. Notwithstanding the foregoing, no notice to or upon Agent pursuant to Sections 2.1.6, 2.3, 3.1, 4.1 or 6.2.2 shall be effective until actually received by the Asset Based Lending Group of Agent in Charlotte, North Carolina. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent. In no event, however, shall any notice given to Agent be deemed to constitute notice to Agent, or vice versa.

     15.10. Performance of Borrowers' Obligations. If an Event of Default exists by virtue of the failure of a Borrower to discharge any covenant, duty or obligation hereunder or under any of the other Credit Documents, Agent may, in its sole discretion at any time or from time to time, for such Borrower's account and at such Borrower's expense, pay any amount or do any act required of such Borrower hereunder or under any of the other Credit Documents or otherwise lawfully requested by Agent to (i) enforce any of the Credit Documents or collect any of the Obligations, (ii) preserve, protect, insure or maintain or realize upon any of the Collateral, or (iii) preserve, defend, protect or maintain the validity or priority of Agent's Liens upon any of the Collateral, including the payment of any judgment against such Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord claim, any other Lien upon or with respect to any of the Collateral (whether or not a Permitted Lien). All payments that Agent may make under this Section and all out-of-pocket costs and expenses (including Extraordinary Expenses) that Agent pays or incurs in connection with any action taken by it hereunder shall be reimbursed to Agent by Borrowers on demand, with interest from the date such payment is made or such costs or expenses are incurred to the date of payment thereof at the Default Rates applicable for Revolver Loans that are Base Rate Loans. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert, and without waiver of, any Event of Default hereunder and without prejudice to any right of Agent to proceed thereafter as provided herein or in any of the other Credit Documents.

     15.11. Agent's, Required Lenders' or Supermajority Lenders' Consent. Whenever any Lender Group Member's consent is required to be obtained under this Agreement or any of the other Credit Documents as a condition to any action, inaction, condition or event, such Lender Group Member shall be authorized to give or withhold its consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

     15.12. Credit Inquiries. Each Borrower hereby authorizes and permits Agent and Lenders (but Agent and Lenders shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning such Borrower or any of its Subsidiaries.

     15.13. Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

     15.14. Entire Agreement; Exhibits and Schedules. This Agreement and the other Credit Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Each of the Exhibits and each of the Schedules attached hereto are incorporated into this Agreement and by this reference made a part hereof.

     15.15. Interpretation. No provision of this Agreement or any of the other Credit Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     15.16. Confidentiality. Each Lender Group Member agrees to exercise reasonable efforts (and, in any event, with at least the same degree of care as it ordinarily exercises with respect to confidential information of its other customers) to keep any confidential information delivered or made available by a Borrower to it, including information obtained by it as a result of a visit or investigation pursuant to Section 10.1.1 hereof, confidential from any Person other than individuals employed or retained by it who are or are expected to become engaged in evaluating, approving, structuring, administering or otherwise giving professional advice with respect to any of the Revolver Loans or Collateral; provided, however, that nothing herein shall prevent a Lender Group Member from disclosing such confidential information (i) to any party to this Agreement from time to time or any Participant so long as such Participant has agreed in writing to be bound by the provisions of this Section; (ii) pursuant the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over either of Agent or such Lender, (iv) which has been publicly disclosed other than by an act or omission of Agent or any Lender except as permitted herein, (v) to the extent reasonably required in connection with any litigation (with respect to any of the Credit Documents or any of the transactions contemplated thereby) to which any Lender Group Member or its Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedies hereunder, (vii) to any Agent Professionals or any Lender's legal counsel and independent auditors, (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of a Lender's rights hereunder so long as such Participant or Transferee has agreed in writing to be bound by the provisions of this Section, (ix) to the National Association of Insurance Commissioners or any similar organization or to any nationally recognized rating agency that requires access to information about a Lender's portfolio in connection with ratings issued with respect to such Lender, or (x) with the consent of each Borrower.

     15.17. Obligations of Lenders Several. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Revolver Commitment of any other Lender. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, association, joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of this Agreement and any of the other Credit Documents and it shall not be necessary for either of Agent or any other Lender to be joined as an additional party in any proceeding for such purpose.

     15.18. Advertising and Publicity. With the prior consent of each Borrower (which shall not be unreasonably withheld or delayed), Agent, on behalf of Lenders, may issue and disseminate to the public (by advertisement or otherwise) information describing the credit accommodations made available by Lenders pursuant to this Agreement, including the name and address of each Borrower, the amount and security for the credit accommodations and the general nature of each Borrower's business, provided that detail regarding terms (such as interest rate) may be provided only to industry publications, such as the "LPC Gold Sheets."

     15.19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law); provided, however, that if any of Collateral shall be located in any jurisdiction other than New York, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Agent's Lien upon Collateral and the enforcement of Agent's other remedies of Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of the State of New York. Notwithstanding the foregoing provision for the notice and sale of Collateral under the law of the situs, it is the parties' intention that New York law control the obligations of each Borrower under the Credit Documents and the enforcement of the same such that, for example, each Borrower agrees and acknowledges that pursuant to New York law they shall be liable for a deficiency judgment notwithstanding the sale of real Property collateral under a power of sale and further that Lenders or Agent may, at their election, seek a money judgment under the Credit Documents without first exhausting all Collateral securing the Obligations thereunder.

     15.20. SPECIFIC WAIVERS.

          15.20.1. Each Borrower waives (i) the right to trial by jury (which each Agent and each Lender hereby also waives) in any action, suit, proceeding or counterclaim of any kind arising out of or related to any of the Credit Documents, the Obligations or the Collateral; (ii) presentment, demand and protest and notice of presentment, protest, default, non payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which such Borrower may in any way be liable and hereby ratifies and confirms whatever Agent may do in this regard;
(iii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of such Agent's remedies; (iv) the benefit of all valuation, appraisement and exemption laws; and (v) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to each Agent's and each Lender's entering into this Agreement and that Agent and Lenders are relying upon the foregoing waivers in its future dealings with such Borrower. Each Borrower warrants and represents that it has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the Court.

          15.20.2. The parties to this Agreement expressly waive and agree to forego any right under Applicable Law to recover punitive, exemplary, loss profits, consequential or similar damages in any arbitration, action, suit or other proceeding involving a controversy or claim arising out of or relating to any of the Credit Documents or any of the transactions contemplated thereby.

          15.20.3. Each Borrower waives any and all rights and defenses such Borrower may have because any of the Obligations are secured by real Property. This means, among other things: (i) Agent and Lenders may collect from such Borrower without first resorting to any Collateral, and (ii) if the Agent forecloses on any Collateral constituting real Property, (a) the amount of the Obligations may be reduced only by the price for which such Collateral is sold at the foreclosure sale, even if such Collateral is worth more than the sale price, and (b) Agent and Lenders may collect from such Borrower even if the Agent, by foreclosing on such real Property, have extinguished any right each Borrower may have to collect from the other such Borrower.

[Remainder of page intentionally left blank; signatures begin on following page]

     IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning of this Agreement.

                                   BORROWERS:

                                   REMINGTON ARMS COMPANY , INC.


                                   By: /s/ Thomas Millner
                                      -----------------------------------------
                                   Name:   Thomas Millner
                                        ---------------------------------------
                                   Title:  President
                                         --------------------------------------

                                   Address:
                                   870 Remington Drive
                                   Madison, North Carolina 27025
                                   Attention:  President
                                   Telecopier No.:  (336)548-7801

                                   RA FACTORS, INC.

                                   By: /s/ Mark Little
                                      -----------------------------------------
                                   Name:   Mark Little
                                        ---------------------------------------
                                   Title:  Executive Vice President
                                         --------------------------------------

                                   Address:
                                   870 Remington Drive
                                   Madison, North Carolina 27025-0700
                                   Attention:  President
                                   Telecopier No.:  (336)548-7801

                    [Signatures continued on following page]

                                   LENDERS:

                                   WACHOVIA BANK, NATIONAL
                                   ASSOCIATION


Revolver Commitment: $50,000,000
                                   By:  /s/  Brian O' Fallon
                                        --------------------------------------
                                         Name:  Brian O' Fallon
                                         Title: Director

                                   Address:

                                   301South College Street
                                   Charlotte, North Carolina 28288
                                   Attention:   Brian O'Fallon,
                                                Director, Asset Based Lending
                                   Telecopier No.: (704) 374-2703

                                   LIBOR Lending Office:
                                   301South College Street
                                   Charlotte, North Carolina  28288
                                   Attention:  Brian O'Fallon,
                                                Director, Asset Based Lending
                                   Telecopier No.: (704) 374-2703

                    [Signatures continued on following page]

                                   FLEET CAPITAL CORPORATION

Revolver Commitment: $50,000,000
                                   By: /s/  George D. Tongring
                                       ----------------------------------------
                                      Name:  George D. Tongring
                                      Title: S.V.P.

                                   Address:

                                   1633 Broadway, 29th Floor
                                   New York, New York  10019
                                   Attention: Account Officer - Remington
                                   Telecopier No.: (646) 366-4389

                                   with a copy to:

                                   Fleet Capital Corporation
                                   200 Glastonbury Boulevard
                                   Glastonbury, Connecticut  06033
                                   Attention:  Northeast Loan Administrator
                                   Telecopier No.:  (860) 657-7759

                                   LIBOR Lending Office:

                                   Fleet Capital Corporation
                                   200 Glastonbury Boulevard
                                   Glastonbury, Connecticut  06033
                                   Attention:  Northeast Loan Administrator
                                   Telecopier No.:  (860) 657-7759

                                   NATIONAL CITY COMMERCIAL
                                   FINANCE, INC.

Revolver Commitment: $25,000,000

                                   By: /s/  James C. Ritchie
                                      ----------------------------------------
                                     Name:  James C. Ritchie
                                     Title: Vice President
                                          --------------------------------

                                   Address:
                                   400 National City - East Sixth Building
                                   1965 East Sixth Street
                                   Cleveland, Ohio  44114
                                   Attention:  James C. Ritchie
                                   Telecopier No.:  (216) 222-9555

                                   LIBOR Lending Office:
                                   400 National City - East Sixth Building
                                   1965 East Sixth Street
                                   Cleveland, Ohio  44114
                                   Attention:  Kate George
                                   Telecopier No.:  (216) 222-9555

                                   EXHIBIT A-1

                              FORM OF REVOLVER NOTE          ____________, ____
                                                            [New York, New York]
U.S. $____________.___

     FOR VALUE RECEIVED, the undersigned, REMINGTON ARMS COMPANY, INC., a Delaware corporation, and RA FACTORS, INC., a Delaware corporation (individually, a "Borrower" and collectively, the "Borrowers"), hereby unconditionally, and jointly and severally, promise to pay to the order of _________________________ (herein, together with any subsequent holder hereof, called the "Holder") the principal sum of $_______________ or such lesser sum as may constitute Holder's Pro Rata share of the outstanding principal amount of all Revolver Loans pursuant to the terms of the Credit Agreement (as defined below) on the date on which such outstanding principal amounts become due and payable pursuant to Section 5.2 of the Credit Agreement, in strict accordance with the terms thereof. Borrowers likewise unconditionally, and jointly and severally, promise to pay to Holder interest from and after the date hereof on Lender's Pro Rata share of the outstanding principal amount of Revolver Loans at such interest rates, payable at such times, and computed in such manner as are specified in Section 3.1 of the Credit Agreement, in strict accordance with the terms thereof.

     This Revolver Note ("Note") is issued pursuant to, and is one of the "Revolver Notes" referred to in, the Credit Agreement dated January __, 2003 (as the same may be amended from time to time, the "Credit Agreement"), among Borrowers, the financial institutions from time to time parties thereto as lenders ("Lenders"), Wachovia Bank, National Association, as Administrative and Collateral Agent for Lenders (in such capacity, "Agent"), Fleet Capital Corporation as Syndication Agent, and National City Commercial Finance, Inc. as Documentation Agent, and Holder is and shall be entitled to all benefits thereof and of all Credit Documents executed and delivered in connection therewith. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

     The repayment of the principal balance of this Note shall be made in the manner and to the extent stated in Section 5.2 of the Credit Agreement. The entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the Commitment Termination Date.

     All payments of principal and interest shall be made in U.S. Dollars in immediately available funds as specified in the Credit Agreement.

     Upon or after the occurrence of an Event of Default and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared due and payable in the manner and with the effect provided in the Credit Agreement, and the unpaid principal balance hereof shall bear interest at the Default Rate as and when provided in Section 3.1.5 of the Credit Agreement. Borrowers agree to pay, and save Holder harmless against any liability for the payment of, all costs and expenses, including, but not limited to, reasonable attorneys' fees, if this Note is collected by or through an attorney-at-law.

     All principal amounts of Revolver Loans made by Holder to Borrowers pursuant to the Credit Agreement, and all accrued and unpaid interest thereon, shall be deemed outstanding under this Note and shall continue to be owing by Borrowers until paid in accordance with the terms of this Note and the Credit Agreement.

     In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by a Borrower or inadvertently received by Holder, such excess sum shall be, at such Borrower's option, returned to such Borrower forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrowers not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

     Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

     Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Holder of any right or remedy preclude any other right or remedy. Agent may, at its option, enforce its rights against any Collateral securing this Note without enforcing its rights against any Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to any Borrower. Each Borrower agrees that, without releasing or impairing Borrowers' liability hereunder, Agent or any Holder may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

     The rights of Holder and obligations of Borrowers hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law) of the State of New York.

     IN WITNESS WHEREOF, each Borrower has caused this Note to be executed and delivered by its duly authorized officers on the date first above written.

                                   REMINGTON ARMS COMPANY, INC.

                                   By:
                                      -----------------------------------------

                                      Title:
                                            -----------------------------------

                                   RA FACTORS, INC.

                                   By:
                                      -----------------------------------------

                                      Title:
                                            -----------------------------------

                                   EXHIBIT A-2

                             FORM OF SETTLEMENT NOTE
                                                               __________, ____
U.S. $5,000,000.00                                          [New York, New York]

     FOR VALUE RECEIVED, the undersigned, REMINGTON ARMS COMPANY, INC., a Delaware corporation, and RA FACTORS, INC., a Delaware corporation (individually, a "Borrower" and collectively, the "Borrowers"), hereby unconditionally, and jointly and severally, promise to pay to the order of Wachovia Bank, National Association (herein, together with any subsequent holder hereof, called "Wachovia") the principal sum of $5,000,000 or such lesser sum as may constitute the outstanding principal amount of all Settlement Loans pursuant to the terms of the Credit Agreement (as defined below) on the date on which such outstanding principal amounts become due and payable pursuant to the Credit Agreement, in strict accordance with the terms thereof. Borrowers likewise unconditionally promise to pay to Wachovia interest from and after the date hereof on the outstanding principal amount of Settlement Loans at such interest rates, payable at such times, and computed in such manner as are specified in
Section 3.1 of the Credit Agreement, in strict accordance with the terms thereof.

     This Settlement Note ("Note") is issued pursuant to, and is the "Settlement Note" referred to in, the Credit Agreement dated January __, 2003 (as the same may be amended from time to time, the "Credit Agreement"), among Borrowers, the financial institutions from time to time parties thereto as lenders ("Lenders"), Wachovia Bank, National Association, as Administrative and Collateral Agent for Lenders (in such capacity, "Agent"), Fleet Capital Corporation as Syndication Agent, and National City Commercial Finance, Inc. as Documentation Agent, and Wachovia is and shall be entitled to all benefits thereof and of all Credit Documents executed and delivered in connection therewith. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

     The repayment of the principal balance of this Note shall be made in the manner and to the extent stated in Section 5.2 of the Credit Agreement. The entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the Commitment Termination Date.

     All payments of principal and interest shall be made in U.S. Dollars in immediately available funds as specified in the Credit Agreement.

     Upon or after the occurrence of an Event of Default and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared due and payable in the manner and with the effect provided in the Credit Agreement, and the unpaid principal balance hereof shall bear interest at the Default Rate as and when provided in Section 3.1.5 of the Credit Agreement. Borrowers agree to pay, and save Wachovia harmless against any liability for the payment of, all costs and expenses, including, but not limited to, reasonable attorneys' fees, if this Note is collected by or through an attorney-at-law.

     All principal amounts of Settlement Loans made by Wachovia to Borrowers pursuant to the Credit Agreement, and all accrued and unpaid interest thereon, shall be deemed outstanding under this Note and shall continue to be owing by Borrowers until paid in accordance with the terms of this Note and the Credit Agreement.

     In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Wachovia for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by a Borrower or inadvertently received by Wachovia, such excess sum shall be, at such Borrower' s option, returned to such Borrower forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrowers not pay or contract to pay, and that Wachovia not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

     Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

     Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Wachovia in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Wachovia of any right or remedy preclude any other right or remedy. Agent may, at its option, enforce its rights against any Collateral securing this Note without enforcing its rights against any Borrower, any Guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to any Borrower. Each Borrower agrees that, without releasing or impairing Borrowers' liability hereunder, Agent or Holder may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

     The rights of Wachovia and obligations of Borrowers hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law) of the State of New York.

     IN WITNESS WHEREOF, each Borrower has caused this Note to be executed and delivered by its duly authorized officers on the date first above written.

                          REMINGTON ARMS COMPANY, INC.

                                   By:
                                      -----------------------------------------

                                      Title:
                                            -----------------------------------

                                   RA FACTORS, INC.

                                   By:
                                      -----------------------------------------

                                      Title:
                                            -----------------------------------

                                    EXHIBIT B

                        FORM OF LETTER OF CREDIT REQUEST

TO: Lenders listed in that certain Credit Agreement, dated as of January ___, 2003 (the "Credit Agreement"), among Remington Arms Company, Inc., RA Factors, Inc., the Lenders listed therein and Wachovia Bank, National Association, as Agent ("Agent")

     Pursuant to Section 2.3.1 of the Credit Agreement, the undersigned authorized officer of the undersigned Borrower hereby requests [a] Letter[s] of Credit as follows:


FACE AMOUNT              DATE OF ISSUANCE       EXPIRY DATE            LETTER OF CREDIT       NAME AND
                                                                       PURPOSE                ADDRESS OF
                                                                                              BENEFICIARY
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

     The undersigned hereby certifies that the amount of the outstanding LC Obligations prior to giving effect to any Letter of Credit requested hereby is equal to $_____________.

     Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning in this notice.

Date:    ____________________, 200___.

                                   REMINGTON ARMS COMPANY, INC.

                                   By:
                                      -----------------------------------------

                                       Name:
                                            -----------------------------------
                                       Title:
                                            -----------------------------------

                                    EXHIBIT C

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

                            Date ______________,200_

Wachovia Bank, National Association, as Agent
301 South College Street
6th Floor
Charlotte, North Carolina  28288
Attention: Brian O'Fallon
           Director, Asset Based Lending

          Re: Credit Agreement dated January __, 2003, by and among Remington Arms Company, Inc., RA Factors, Inc., certain "Lenders" from time to time parties thereto, Wachovia Bank, National Association, as Administrative and Collateral Agent for such Lenders, Fleet Capital Corporation as Syndication Agent and National City Commercial Finance, Inc. as Documentation Agent (as at any time amended, the "Credit Agreement")

Gentlemen:

          This Notice of Conversion/Continuation is delivered to you pursuant to
Section 3.1.2 of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement. Borrowers hereby give notice of their request as follows:

Check as applicable:

          [ ] A conversion of Revolver Loans from one Type to another, as follows:

               (i) The requested date of the proposed conversion is ______________, ____ (the "Conversion Date");

               (ii) The Type of Revolver Loans to be converted pursuant hereto are presently __________________ [select either Euro-Dollar Loans or Base Rate Loans] in the principal amount of $_____________ outstanding as of the Conversion Date;

               (iii) The portion of the aforesaid Revolver Loans to be converted on the Conversion Date is $_____________ (the "Conversion Amount");

               (iv) The Conversion Amount is to be converted into a ___________ [select either a Euro-Dollar Loan or a Base Rate Loan] (the "Converted Loan") on the Conversion Date.

               (v) [In the event Borrowers select a Euro-Dollar Loan:] Borrowers hereby request that the Interest Period for such Converted Loan be for a duration of _____ [insert length of Interest Period].

          [ ] A continuation of Revolver Loans which are Euro-Dollar Loans for a new Interest Period, as follows:

               (i) The requested date of the proposed continuation is _______________, _____ (the "Continuation Date");

               (ii) The aggregate amount of such Euro-Dollar Loans subject to such continuation is $__________________;

               (iii) The duration of the selected Interest Period for such
                     Euro-Dollar Loans which are the subject of such continuation is: _____________ [select duration of applicable Interest Period];

     Each Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the Credit Documents and certifies that no Default or Event of Default exists on the date hereof.

     Borrowers have caused this Notice of Conversion/Continuation to be executed and delivered by their duly authorized representatives, this _______ day of ______________, 200_.

                                   REMINGTON ARMS COMPANY, INC.

                                   By:
                                      -----------------------------------------
                                         Title:
                                               --------------------------------

                                   RA FACTORS, INC.

                                   By:
                                      -----------------------------------------
                                         Title:
                                               --------------------------------

                                    EXHIBIT D

                           FORM OF NOTICE OF BORROWING

                             Date ____________, 200_

Wachovia Bank, National Association, as Agent
301 South College Street
6th Floor
Charlotte, North Carolina  28288
Attention: Brian O'Fallon
           Director, Asset Based Lending

          Re: Credit Agreement dated January __, 2003, by and among Remington Arms Company, Inc., RA Factors, Inc., certain "Lenders" from time to time parties thereto, Wachovia Bank, National Association, as Administrative and Collateral Agent for such Lenders, Fleet Capital Corporation as Syndication Agent and National City Commercial Finance, Inc. as Documentation Agent(as at any time amended, the "Credit Agreement")

Gentlemen:

          This Notice of Borrowing is delivered to you pursuant to Section 4.1.1 of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement. Borrowers hereby request a Revolver Loan in the aggregate principal amount of $______________, to be made on _____________, 200 _, to be disbursed to the
Funding Account, and to consist of:

          Check as applicable:

               [ ] Base Rate Loans in the aggregate principal amount of $_____________

               [ ] Euro-Dollar Loans in the aggregate principal amount of $___________, with Interest Periods as follows:

                    (i) As to $_____________, an Interest Period of ______ month(s);

                    (ii) As to $_____________, an Interest Period of ______ months;

                    (iii) As to $_____________, an Interest Period of ______
                          months.

     Each Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the Credit Documents and hereby certifies that no Default or Event of Default exists on the date hereof.

     Borrower have caused this Notice of Borrowing to be executed and delivered by their duly authorized representative, this ______ day of _____________, 200_.


                                   REMINGTON ARMS COMPANY, INC.

                                   By:
                                      -----------------------------------------
                                        Title:
                                              ---------------------------------

                                   RA FACTORS, INC.

                                   By:
                                      -----------------------------------------
                                         Title:
                                               --------------------------------

                                    EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE

                            [Letterhead of Remington]

                           Date: _____________, 200__

Wachovia Bank, National Association, as Agent
301 South College Street
6th Floor
Charlotte, North Carolina  28288
Attention: Brian O'Fallon
           Director, Asset Based Lending

     Reference is hereby made to the Credit Agreement dated January __, 2003, by and among Remington Arms Company, Inc. and RA Factors, Inc. (collectively, "Borrowers"), certain "Lenders" from time to time parties thereto, Wachovia Bank, National Association, as Administrative and Collateral Agent for such Lenders, Fleet Capital Corporation, as Syndication Agent, and National City Commercial Finance, Inc., as Documentation Agent (as at any time amended, the "Credit Agreement"). Capitalized terms used in this Compliance Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.

     Pursuant to Section 10.1.3 of the Credit Agreement, the undersigned, the chief financial officer of each Borrower, hereby certifies to the Agent and the Lenders that (1) the information contained in the Compliance Checklist attached hereto is true, accurate and complete in all material respects as of __________, 200__, and (2), except as expressly stated in the Compliance Certificate attached hereto: (a) no Default or Event of Default is in existence on and as of the date hereof, (b) as of the date hereof, Borrowers are current in their payment of all accrued rent and other charges to Persons who own or lease any premises where any of the Collateral is located or who provide processing or logistics services with respect to any of the Collateral at any location, and there are no pending disputes or claims regarding any Borrower's failure to pay or delay in payment of any such rent or other charges, and (c) as of the date hereof, each Borrower and each of its Subsidiaries has filed all federal, state, municipal, local, and foreign tax returns and other reports it is required by law to file and has paid, all Taxes upon it, its income and Properties (including all federal excise taxes), prior to the date on which such Taxes became delinquent, in each case except to the extent that such Taxes are being Properly Contested and except where the same could not reasonably be expected to have a Material Adverse Effect.

                                   REMINGTON ARMS COMPANY, INC.

                                   By:
                                      -----------------------------------------
                                      Name:
                                           ---------------------------
                                      Title:
                                            -------------------------

                                   RA FACTORS, INC.

                                   By:
                                      -----------------------------------------
                                      Title:
                                            -----------------------------------

                          REMINGTON ARMS COMPANY, INC.
                              COMPLIANCE CHECKLIST

                                    EXHIBIT G

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                            Dated as of ______, 200_

     Reference is made to the Credit Agreement dated January __, 2003 (at any time amended, the "Credit Agreement"), among REMINGTON ARMS COMPANY, INC., a Delaware corporation and RA FACTORS, INC., a Delaware corporation (hereinafter referred to individually as "Borrower" and collectively as "Borrowers"), the financial institutions from time to time party to the Credit Agreement ("Lenders"), WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Administrative and Collateral Agent for Lenders (in such capacity, the "Agent"), FLEET CAPITAL CORPORATION , in its capacity as Syndication Agent, and NATIONAL CITY COMMERCIAL FINANCE, INC., in its capacity as Documentation Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

     ____________________________ (the "Assignor") and
________________________________ (the "Assignee") agree as follows:

     1. (A) Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (i) a principal amount of $________ of the outstanding Settlement Loans held by Assignor (which amounts, according to the records of Agent, represent _______% of the total principal amount of outstanding Revolver Loans) and (ii) a principal amount of $__________ of Assignor's Revolver Commitment (which amount includes Assignor's outstanding Revolver Loans being assigned to Assignee pursuant to clause (i) above and which, according to the records of Agent, represents ____% of the total Revolver Commitments of Lenders under the Credit Agreement) (the "Assigned Interests"), together with an interest in the Credit Documents corresponding to the Assigned Interest. This Agreement shall be effective from the date (the "Assignment Effective Date") on which Assignor receives both (x) the principal amount of the Assigned Interest in the Revolver Loans on the Assignment Effective Date, if any, and (y) a copy of this Agreement duly executed by Assignee. From and after the Assignment Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor's obligations in respect of Assignor's Revolver Commitments to the extent, and only to the extent, of Assignee's Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor's account in respect of the Assigned Interest shall be payable to or for Assignee's account, to the extent such amounts have accrued subsequent to the Assignment Effective Date.

     2. Assignor (i) represents that as of the date hereof, the aggregate of its Revolver Commitment under the Credit Agreement (without giving effect to assignments thereof, which have not yet become effective) is $__________, and the outstanding balance of its Revolver Loans (unreduced by any assignments thereof, which have not yet become effective) is $__________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, the performance or observance by any Borrower of any of its obligations under the Credit Agreement or any of the Credit Documents; and (iv) attaches the Notes held by it and requests that Agent exchange such Notes for new Notes payable to Assignee and the Assignor in the principal amounts set forth on Schedule A hereto.

     3. Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to the terms thereof, and copies of such other Credit Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is eligible to become an Assignee;
(v) appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to Agent, by the terms thereof, together with such powers as are incidental thereto; (vi) agrees that it will strictly observe and perform all the obligations that are required to be performed by it as a "Lender" under the terms of the Credit Agreement and the other Credit Documents; and (vii) agrees that it will keep confidential all information with respect to each Borrower furnished to it by any Borrower or the Assignor to the extent provided in the Credit Agreement.

     4. Assignor acknowledges and agrees that it will not sell or otherwise dispose of the Assigned Interests or any portion thereof, or grant any participation therein, in a manner which, or take any action in connection therewith which, would violate the terms of any of the Credit Documents.

     5. This Agreement and all rights and obligations shall be interpreted in accordance with and governed by the laws of the State of New York. If any provision hereof would be invalid under Applicable Law, then such provision shall be deemed to be modified to the extent necessary to render it valid while most nearly preserving its original intent; no provision hereof shall be affected by another provision's being held invalid.

     6. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission or by first-class mail, shall be deemed given when sent and shall be sent as follows:

     If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

                           __________________________

                           __________________________

                           __________________________

     If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

                           __________________________

                           __________________________

                           __________________________

                           __________________________

     Payments hereunder shall be made by wire transfer of immediately available U.S. Dollars as follows:

     If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

                                    __________________________

                                    ABA No.___________________

                                    __________________________

                                    Account No._______________

                                    Reference:________________

     If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

                                    __________________________

                                    __________________________

                                    __________________________

                                    ABA No. __________________

                                    For Account of. __________

                                    Reference: _______________

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed and delivered by their respective duly authorized officers, as of the date first above written.

                                   ("Assignor")

                                   By:
                                      -----------------------------------------

                                      Title:
                                            -----------------------------------

                                   ("Assignee")

                                   By:
                                      -----------------------------------------

                                      Title:
                                            -----------------------------------

                     SCHEDULE A TO ASSIGNMENT AND ACCEPTANCE

                                    EXHIBIT H

                                 FORM OF NOTICE

     Reference is made to (i) the Credit Agreement dated January __, 2003 (at any time amended, the "Credit Agreement"), among REMINGTON ARMS COMPANY, INC., a Delaware corporation and RA FACTORS, INC., a Delaware corporation (hereinafter referred to individually as "Borrower" and collectively as "Borrowers"), the financial institutions from time to time party to the Credit Agreement ("Lenders"), WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Administrative and Collateral Agent for Lenders (in such capacity, the "Agent"), FLEET CAPITAL CORPORATION, in its capacity as Syndication Agent, and NATIONAL CITY COMMERCIAL FINANCE, INC., in its capacity as Documentation Agent, and (ii) the Assignment and Acceptance dated as of ___________________________, 200__ (the "Assignment Agreement") between _______________________________________________________________________ (the
"Assignor") and ________________________________________________________ (the
"Assignee"). Except as otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement are used herein with the respective meanings specified therein.

     The Assignor hereby notifies Borrowers and Agent of Assignor's intent to assign to Assignee pursuant to the Assignment Agreement a principal amount of
(i) $________ of the outstanding Revolver Loans held by Assignor, (ii) $___________ of Assignor's Revolver Commitment (which amount includes the Assignor's outstanding Revolver Loans being assigned to Assignee pursuant to clause (i) above), together with an interest in the Credit Documents corresponding to the interest in the Revolver Loans and Revolver Commitments so assigned. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor's obligations under the Credit Agreement to the extent of the Assigned Interest (as defined in the Assignment Agreement).

     For purposes of the Credit Agreement, Agent shall deem Assignor's share of the Revolver Commitment to be reduced by $_________, and Assignee's share of the Revolver Commitment to be increased by $_________.

     The address of the Assignee to which notices, information and payments are to be sent under the terms of the Credit Agreement is:

                                ______________________________

                                ______________________________

                                ______________________________

                                ______________________________

     Assignees LIBOR Lending Office address is as follows:

                                ______________________________

                                ______________________________

                                ______________________________

                                ______________________________

     This Notice is being delivered to Borrowers and Agent pursuant to the Credit Agreement. Please acknowledge your receipt of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

     IN WITNESS WHEREOF, the undersigned have caused the execution of this Notice, as of _________________, 200_.

                                   ("Assignor")
                                   By:
                                      -----------------------------------------
                                      Title:
                                            -----------------------------------

                                   ("Assignee")

                                   By:
                                      -----------------------------------------

                                      Title:
                                            -----------------------------------

ACKNOWLEDGED AND AGREED TO
AS OF THE DATE SET FORTH ABOVE:

BORROWERS:

REMINGTON ARMS COMPANY, INC.

By:
   --------------------------------------

   Title:
         --------------------------------

RA FACTORS, INC.

By:
   --------------------------------------

   Title:
         --------------------------------

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Agent

By:
   --------------------------------------

   Title:
         --------------------------------

                                    EXHIBIT I

                     FORM OF U.S. TAX COMPLIANCE CERTIFICATE

     Reference is made to the Loan(s) held by the undersigned pursuant to the Credit Agreement (as amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), made on January 24, 2003, by and among Remington Arms Company, Inc., a Delaware corporation ("Remington"), RA Factors, Inc. a Delaware corporation (together with Remington, the "Borrowers"), the various financial institutions from time to time parties thereto (the "Lenders"), Wachovia Bank, National Association, a national banking association in its capacity as administrative and collateral agent for the Lenders (the "Agent"), Fleet Capital Corporation, a Rhode Island corporation in its capacity as syndication agent and National City Commercial Finance, Inc., an Ohio corporation in its capacity as documentation agent. The undersigned hereby certifies under penalties of perjury that:

     (1) The undersigned is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) registered in its name;

     (2) The income from the Loan(s) held by the undersigned is not effectively connected with the conduct of a trade or business within the United States;

     (3) The undersigned is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code")), is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or any qualification for any exemption from any tax, securities law or other legal requirements;

     (4) The undersigned is not a 10-percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code; and

     (5) The undersigned is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

          The undersigned has furnished you with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall so inform the Borrowers (for the benefit of the Borrowers and the Agent) in writing within thirty days of such change and (2) the undersigned shall furnish the Borrowers (for the benefit of the Borrowers and the Agent) a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrowers to the undersigned, or in either of the two calendar years preceding such payment.

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                   [NAME OF LENDER]

                                   By:
                                       --------------------------------

                                   [Address]

Dated:_______________

                                       2